Exhibit 10.27

Portions of this exhibit marked [*] are requested to be treated confidentially.

PRILIGY LICENSE AGREEMENT

This License Agreement

(hereinafter referred to as the “Agreement”)

made and entered into as of this May 14, 2012.

by and between

GENUPRO, INC.

a corporation organized under the laws of the State of North Carolina having its registered office at 3900 Paramount Parkway, Suite 150

Morrisville, NC 27560

(hereinafter referred to as “LICENSOR”)

and

BERLIN CHEMIE AG

(MENARINI GROUP)

a corporation organised under the laws of Germany

having its registered office at Glienicker Weg 125, 12489 Berlin Germany

(hereinafter referred to as “LICENSEE”)

WITNESSETH

WHEREAS, LICENSOR and its Affiliates own or have licensed certain intellectual property related to the Product (as defined herein below),

WHEREAS, LICENSEE desires to have the right to manufacture, promote, market, distribute and sell the Product within the Territory (as defined herein below); and

NOW, THEREFORE, LICENSOR and LICENSEE, in consideration of the premises and of the mutual agreement, covenants and conditions hereinafter set forth, agree and convene as follows:

1	DEFINITIONS

1.1	“Acquired Entity” means, in the event LICENSOR or any Affiliate thereof acquires any Third Party or all or substantially all of the stock, assets, or business of a Third Party or otherwise obtains control of a Third Party (with “control”, for purposes of this definition, having the meaning set forth below in the definition of “Affiliate”), such Third Party or any Affiliate thereof.

1.2	“Acquiring Entity” means any entity that, following the Effective Date, acquires all or substantially all of the stock, assets, or business of LICENSOR (or all or substantially all of the assets or business thereof related, in either case, to this Agreement) or otherwise obtains control of LICENSOR (with “control”, for purposes of this definition, having the meaning set forth below in the definition of “Affiliate”), or any Affiliate of such an entity.

1.3	“Active Ingredient” means Dapoxetine.

1.4	“Adverse Event” or “AE” has the same meaning as in the ICH guidelines (E2A, E2C and E2D) relating to the collection, maintenance analysis and reporting of an adverse event or experience.

1.5	“Affiliate(s)” means, with respect to either party hereto or any Third Party, any person or entity controlling, controlled by or in common control with such party. For purposes of this definition, “control” shall mean to possess, directly or indirectly, the power to affirmatively direct the management and policies of such person, corporation or other business entity, whether through ownership of at least fifty percent (50%) of the voting securities or by contract relating to voting rights or corporate governance.

1.6	“ALZA” means ALZA Corporation, a company incorporated in the State of Delaware and having offices at 700 Eubanks Drive, Vacaville, California 95688.

1.7	“ALZA Distribution Agreements” means all agreements between ALZA (and/or its Affiliates) and any Third Party granting such Third Party rights to market, promote, distribute and commercialize Agreement Product, which are set forth on Schedule 2.1(a).

1.8	“ALZA Know-How” means any Know-How licensed to LICENSOR by ALZA under the Asset Transfer Agreement that specifically relates to Existing Product and was used in ALZA’s and its Affiliates’ and sublicensees’ development, use, manufacture, importation, sale, offering for sale, distribution, or commercialization of, Dapoxetine or Existing Product, including any Know-How resulting from any On-Going Clinical Studies, but excluding any Know-How to the extent specifically relating to any Derivative.

1.9	“Annual Indemnified Third Party IP Claim Costs” means, as measured in the aggregate over all countries in the Territory, all amounts, costs, and expenses incurred by LICENSOR in any particular Calendar Year with respect to any and all Indemnified Third Party IP Claims, and any damages, liabilities, expenses and/or losses, including reasonable legal expenses and reasonable attorneys’ fees, related thereto (other than any amounts due any Third Party(ies) pursuant to a license executed in conjunction with the settlement, judgment, court-based determination or action, or other disposition thereof).

1.10	“Annual Third Party Licensing Costs” means, as measured in the aggregate over all countries in the Territory, all amounts, costs, and expenses incurred by LICENSOR in any particular Calendar Year (x) with respect to any and all licenses obtained in accordance with Section 7.9(a) granting rights under any Third Party intellectual property rights for the manufacture, use, sale, or import of Products in the Territory or entered into in conjunction with the settlement, judgment, court-based determination, or other disposition of any Indemnified Third Party IP Claims as contemplated by Section 9.3(d)(i) or (y) in negotiating any such licenses.

1.11	“Applicable Laws” means all applicable laws, rules, regulations and guidelines that may apply to the development, marketing, manufacturing or sale of Products, the performance of either party’s obligations, or the exercise of either party’s rights under this Agreement, including but not limited to all laws, regulations and guidelines governing the import, export, development, marketing, distribution and sale of the Product in the Territory and, to the extent relevant, all GCP, GLP or GMP standards or guidelines promulgated by any Regulatory Authorities, or the ICH.

1.12	“Assigned Trademarks” means those trademarks to be assigned by ALZA or its Affiliate to LICENSEE pursuant to the Priligy Trademark Assignment.

1.13	“Calendar Quarter” means each of the three (3) month periods beginning January 1, April 1, July 1, and October 1; provided, however, that the first Calendar Quarter will be starting as of the First Commercial Sale.

1.14

“Calendar Year” means each twelve (12) month period beginning on January 1st and ending on December 31st; provided however, that the first Calendar Year under this Agreement will be starting as of the First Commercial Sale.

1.15	“Clinical Trial Application” or “CTA” means an application to a regulatory or other government agency as necessary to perform human clinical trials in conformance with Applicable Laws.

1.16	“Commercially Reasonable Efforts” means the carrying out of obligations or tasks in a manner consistent with the exercise of reasonable, customary scientific and business practices within the pharmaceutical industry for, and of a level no less than consistent with the efforts a party devotes to, the research, manufacturing, development or marketing of a pharmaceutical product or products of similar market potential, profit potential or strategic value, taking into account technical and regulatory factors, target product profiles, product labeling, costs, economic return, the regulatory environment and competitive market conditions in the therapeutic or market niche, all based on conditions then prevailing. “Commercially Reasonable” shall have a corresponding meaning.

1.17	“Commercialize” means all activities that relate to the commercial manufacture, launch, marketing and sale of Product for human use, including but not limited to advertising, education, planning, marketing, promotion, distribution, market and product support studies, product-related public relations, governmental affairs activities for reimbursement and formulary acceptance, sales force training, trademark selection, filing, prosecution and enforcement. The terms “Commercialize” and “Commercializing” shall have a corresponding meaning.

1.18

“Confidential Information” means all information, know-how, documentation and data relating to the Active Ingredient, any Product, trade secrets and other activities of LICENSOR or LICENSEE and/or its Affiliates provided by one party (the “disclosing party”) to the other party (the “receiving party”) under this Agreement, including without limitation regulatory dossier, ideas, know-how, formulas, technology, practices, processes, methods of production, manufacturing processes documentation, pre-clinical or clinical data, pharmaceutical, toxicological, pharmacological and pharmacokinetic data, manufacturing formulae, instructions, specifications, standards and analytical procedures, whether technical or non-technical, unpatented, patented or patentable, as well as product samples or specifications (whether orally or in writing or any other medium, and whether or not the information is expressly stated to be confidential or marked as such). Notwithstanding the foregoing, (a) the terms of this Agreement shall be deemed the Confidential Information of both parties and (b) any information (i) provided to LICENSEE by or on behalf of ALZA or any Affiliate thereof or (ii) related to any Improvement shall be deemed the Confidential Information of LICENSOR, and LICENSOR shall be deemed the disclosing party, and LICENSEE the receiving party, with respect thereto.

1.19	“Control” means that a party (or, if applicable, Affiliate thereof) owns or has a license to such intellectual property and has the ability to grant a license or sublicense as provided for in this Agreement without violating the law or the terms of any agreement or other arrangement with any Third Party.

1.20	“Cover” means that the use, manufacture, sale, offer for sale, development, commercialization or importation of the subject matter in question by an unlicensed entity would infringe a Valid Claim of a Patent.

1.21	“Develop” means all activities directed towards obtaining Product Registration of a Product in the Field in the Territory, including but not limited to engaging in clinical research, other research or development activities, and the submission and/or prosecution of filings or submissions with Regulatory Authorities.

1.22	“Dapoxetine” means (a) (+/-)-N,N-dimethyl-l -phenyl-3-(1-naphthalenyloxy)-propanamine, (b) (S)-(+)-N,N-dimethyl-l-phenyl-3-(1-naphthalenyloxy)-propanamine, (c) (R)-(-)-N,N-dimethyl-l-phenyl-3-(1-naphthalenyloxy)-propanamine, (d) (+/-)-N,N-dimethyl-a-[2-(1-naphthalenyloxy) ethyl-benzenemethanamine, (e) (S)-(+)-N,N-dimethyl-a-[2-(1-naphthalenyloxy) ethyl-benzenemethanamine, (f) (R)-(-)-N,N-dimethyl-a-[2-(1-naphthalenyloxy) ethyl-benzenemethanamine, (g) any pharmaceutically acceptable salt of any of the foregoing, (h) any active metabolite of any of the foregoing, including without limitation mono-desmethyl dapoxetine and di-desmethyl dapoxetine, or (i) or any Derivative of any of the foregoing.

1.23	“Derivative” means, with respect to any chemical compound, any analog, isomer, tautomer, enantiomer, diastereomer, prodrug, metabolite, ester, salt, hydrate, solvate, racemate, or polymorph thereof.

1.24	“Delegation of Authority” means a written agreement between ALZA or its Affiliate and LICENSEE delegating authority from ALZA or its Affiliate to LICENSEE to distribute Product in a country or countries under ALZA’s Existing Product Registration(s) for Existing Product in such country/countries, such authority terminating country-by-country on the Regulatory Transfer Date in the applicable country.

1.25	“Development Costs” means FTE Costs and Out-of-Pocket Costs incurred by the Parties and their Affiliates (including, in the case of LICENSOR, any of the foregoing charged to it by ALZA or its Affiliates) in support of Priligy On-Going Clinical Trials, including but limited to: (a) all Out-of-Pocket Costs and FTE Costs incurred for activities in the Priligy On-Going Clinical Trials; (b) the FTE Costs of scientific, medical, technical and other personnel directly engaged in performing clinical study activities; and (c) the Out-of-Pocket Costs and FTE Costs of clinical supplies for the Priligy On-Going Clinical Trials, including (i) the supply cost of clinical supply of the Product; (ii) costs and expenses incurred to purchase or package Third Party comparator or Third Party combination drugs or devices; and (iii) costs and expenses of disposal of clinical samples.

1.26	“Distribution Law” means any applicable federal, state, local or foreign law, statute, rule or regulation, including, to the extent applicable, the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78 dd-1 et seq.) and the principles of OECD Anti Bribery Convention and UN Convention taken with resolution 58/4 of October 31, 2003.

1.27	“Effective Date” has the meaning set forth in Section 1A.

1.28	“Euro” means the currency of the Eurozone.

1.29	“Execution Date” means May , 2012.

1.30	“Existing Product” means the Product described in any Product Registration approved by, or applied for at, any Regulatory Authority prior to the Effective Date, to the extent such Product is manufactured or was manufactured by ALZA and its Affiliates as of the Effective Date and as specifically described in the Product Registrations granted or applied for as of the Effective Date (including but not limited to the chemistry, manufacturing, and controls or similar portions of such Product Registrations), including any such Product manufactured by or on behalf of LICENSEE, any Affiliate thereof, or any Sublicensee.

1.31	“Existing Product Registration” has the meaning set forth in Section 1.4 in Schedule 4 of this Agreement.

1.32	“Field” means premature ejaculation.

1.33	“First Commercial Sale” means with respect to any country the first commercial sale for monetary value of a Product by LICENSEE, its Affiliates, or a Sublicensee to Third Party(ies) for use, consumption or resale of such Product in a country in the Territory where Product Registration of such Product has been obtained.

1.34	“FTE” means a full time equivalent person year of professional scientific and/or technical work or managerial work to the extent working on or directly involved in the development of Product.

1.35	“FTE Cost” means [*] ($[*]) USD per FTE, which amount shall be adjusted [*], as published by the [*], upon each [*] of the Effective Date during the Term.

1.36	“GAAP” means United States’ generally accepted accounting principles, consistently applied.

1.37	“Good Clinical Practice” or “GCP” means the then current standards for clinical trials for pharmaceuticals, as set forth in the ICH guidelines and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good clinical practice as are required by the European Union and other organizations and governmental agencies in countries in which a Product is intended to be sold to the extent such standards are not less stringent than the ICH guidelines.

1.38	“Good Laboratory Practices” or “GLP” means, with respect to the United States, the then-current requirements for non-clinical (animal or laboratory) trials that will be submitted to a Regulatory Authority to support a marketing application, specified in 21 C.F.R. § 58, as may be amended, and, with respect to any other country or jurisdiction, the equivalent regulations in such other country or jurisdiction, including any such standards or guidelines set forth by ICH.

1.39	“Good Manufacturing Practice” or “GMP” means such standards of good manufacturing practice as are required by the European Union and other organizations and governmental agencies in countries in which a Product is intended to be manufactured or sold.

1.40	“Group A Market Country” shall have the meaning set forth in Section 2 of Schedule 4 of this Agreement.

1.41	“Group B Market Country” shall have the meaning set forth in Section 2 of Schedule 4 of this Agreement.

1.42	“Group C Market Country” shall have the meaning set forth in Section 2 of Schedule 4 of this Agreement.

1.43	“ICH” means International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceutical for Human Use.

1.44	“IFRS” means International Financial Reporting Standards promulgated by the International Accounting Standards Board, applied on a basis consistent throughout the periods indicated and consistent with each other.

1.45	“Improvement(s)” means any inventions, discoveries, or improvements, whether or not patentable, (i) made or conceived by employee(s) or agent(s) of a party (or its Affiliates), solely or jointly with the other party, any Affiliate thereof, or any Third Party, and (ii) derived from Licensed Intellectual Property, or otherwise resulting from the research, development, or use of the Active Ingredient or any Product by a party or a party’s (or its Affiliates’) access to or knowledge of the other party’s Confidential Information.

[*] Confidential treatment requested.

1.46	“Key Market Territory” means each of the following four territories: (a) the European Union countries as described on Schedule 1.46-A and the Republic of Turkey (collectively, the “EUT Countries”), (b) countries of the Commonwealth of Independent States as described on Schedule 1.46-B (the “CIS Countries”), (c) countries of the Asia Pacific region as described on Schedule 1.46-C (the “Asia Pacific Countries”) and (d) the countries of the South and Central America region as described on Schedule 1.46-D (the “SCA Countries”).

1.47	“Know-How” means, to the extent non-public and proprietary, any information, results and data of any type whatsoever, in any tangible, written, documentary, electronic, or digital form, including without limitation, instructions, processes, compositions, materials, expert opinions, databases, inventions, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data, including without limitation pharmacological, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and patent and other legal information or descriptions.

1.48	“LIBOR” means London Interbank Offered Rates.

1.49	“Licensed Intellectual Property” means Licensed Patents, Licensed Trade IP, and Licensed Know-How.

1.50	“Licensed Know-How” means any Know-How Controlled by LICENSOR that is necessary for the registration, manufacture, use, or sale of Products in the Field in the Territory, provided that, notwithstanding the foregoing, Licensed Know-How shall not include any Know-How (a) concerning any active ingredients other than the Active Ingredient, (b) concerning any Product other than the Existing Product, or (c) that is owned, licensed, or otherwise controlled at any time by any Acquiring Entity or Acquired Entity, or comes under the control of LICENSOR pursuant to a transfer or assignment to LICENSOR from any Acquired Entity (the “Acquired Know-How”), except to the extent such Acquired Know-How was already included within the Licensed Know-How immediately prior to the date of the transaction by which such Acquiring Entity or Acquired Entity, respectively, first became an Acquiring Entity or Acquired Entity, respectively.

1.51	“Licensed Patents” means, with respect to the Territory, the Patents listed in Schedule 1.51, together with any and all renewals, amendments or extensions thereof, including Supplementary Protection Certificates granted in the European Economic Area or equivalent rights in the Territory as set forth in Schedule 1.51, and, upon the Parties’ written agreement on economic terms related to the inclusion of any Improvement Patents under the licenses granted LICENSEE in this Agreement as contemplated by Section 2.8, any Patents in the Territory Controlled by LICENSOR claiming LICENSOR Improvements that are necessary for the manufacture, use, or sale of Products in the Field in the Territory.

1.52	“Licensed Trade IP” means, to the extent Controlled by LICENSOR, trade dress pertaining exclusively to Products and the domain name(s) set forth on Schedule 1.52. Licensed Trade IP shall not include any trademarks.

1.53	“LICENSOR Improvement” means an Improvement made or conceived by employee(s) or agent(s) of LICENSOR (or any Affiliate thereof), solely or jointly with the other party, any Affiliate thereof, or any Third Party.

1.54	“Lilly” means Eli Lilly and Company, a corporation organized under the laws of the State of Indiana (USA).

1.55	“Lilly Agreement” means that certain Termination and License Agreement, dated December 18, 2003, between Lilly, LICENSOR, and certain Affiliates of LICENSOR, a complete copy of which LICENSOR has provided to LICENSEE, pursuant to which Lilly assigned certain Licensed Patents, and granted certain intellectual property rights related to the Active Ingredient and Products, to LICENSOR and/or its Affiliates.

1.56	“[*]” means the letter executed by [*] be attached hereto as Schedule 1.56.

1.57	“Manufacturing Agreement” means the supply agreement for Product between ALZA or an Affiliate thereof and LICENSEE to be negotiated and executed as contemplated by the License and Asset Transfer Agreement (as defined in Section 1A(a) and Section 1A(b).

1.58	“LICENSEE Know-How” means all Know-How Controlled by LICENSEE or any Affiliate thereof as of the Effective Date, or coming under the Control of LICENSEE or any Affiliate thereof following the Effective Date that is necessary or useful for LICENSOR’s manufacture, use, sale, development, commercialization, import, or export of Active Ingredient or Products.

1.59	“Net Sales” means the [*] (or, if not [*]) by LICENSEE, its Affiliates, or Sublicensees on all sales of Products to independent Third Parties, following the Effective Date (which shall include but not be limited to all sales that may occur under any Delegation of Authority Agreement or similar arrangement) less [*], for: (a) [*]; (b) [*]; and (c) [*]. For purposes of calculating Net Sales, in the case of a sale or other disposal of Product for value other than in an arm’s-length transaction exclusively for money, such as a barter or counter-trade, the amount of such sale shall be calculated using the [*] pursuant to the foregoing, effective in any country in the Territory of such Product in the country of disposition.

1.60	“Out of Pocket Expenses” means all Third Party invoiced expenses incurred for activities to support the Product.

1.61	“Patents” means all (i) patents (including but not limited to utility patents and certificates of invention), together with any and all substitutions, extensions and term restorations (including but not limited to supplemental protection certificates or pediatric data exclusivity extension), registrations, confirmations, re-examinations, reissues, renewals, and foreign counterparts thereof, and (ii) pending applications for patents, including but not limited to, provisionals, divisionals, continuations, and continuations-in-part of any of the foregoing, all foreign counterparts of any of the foregoing and patents issuing therefrom.

[*] Confidential treatment requested.

1.62	“Patent Term Extension” means any patent term extension, adjustment or restoration, supplementary protection certificate, or other form of market exclusivity conferred by any Applicable Laws or Regulatory Authority.

1.63	“Permitted Seller” means LICENSEE, any Affiliate thereof, and any Sublicensee having the right to sell Product in the Field in the Territory in accordance with this Agreement.

1.64	“Priligy Trademark Assignment” means the agreement between ALZA and LICENSEE under which ALZA (or its Affiliates) transfer to LICENSEE all right, title and interest Controlled by ALZA to Assigned Trademarks, provided that such right, title, and interest with respect to Assigned Trademarks in each Group A Market Country shall be assigned, on a country-by-country basis, on the earlier of (i) [*] from the Effective Date or (ii) the [*] in such country.

1.65	“Product” means any pharmaceutical product(s) containing Active Ingredient.

1.66	“Product-Related Materials” means all advertising and promotional materials (including but not limited to flyers, brochures, pamphlets and electronic media), labeling and packaging materials, and any materials or items similar to the foregoing to the extent, in each case, pertaining exclusively to any Products in the Territory and in the possession or control of LICENSEE or any Affiliate thereof, and all copyright and similar rights to the contents thereof, provided that the foregoing rights shall not include any rights to any trademark, logos, or the like other than Product Trade IP.

1.67	“Product Registration” means any marketing authorisation granted by any Regulatory Authority allowing the lawful marketing and sales of the Product in the Field in the Territory, provided Product Registration, where applicable, shall include Pricing Approval. Product Registrations and Pricing Approvals as of the Effective Date shall be set forth in Schedule 1.67, the final, updated form of which shall be provided by LICENSOR prior to or on the Effective Date. For the purpose of this Section 1.66, “Pricing Approval” means any pricing and reimbursement approvals which must be obtained before placing a Product on the market in a particular jurisdiction in the Territory.

1.68	“Product Registration Applications” means any applications for Product Registration in the Territory or equivalent filings with any Regulatory Authority. Product Registration Applications submitted prior to the Effective Date shall be set forth in Schedule 1.68, the final, updated form of which shall be provided by LICENSOR prior to or on the Effective Date.

1.69	“Product Trade IP” means all trademarks, logos, tradedress, tradenames, internet domain names, and the like used (or intended for use) in the Territory pertaining, in each case, exclusively to Products, and all registrations for any of the foregoing (or applications therefor) in the Territory, and which shall include but not be limited to Product Trademarks and Assigned Trademarks.

1.70	“Product Trademarks” means all trademarks, logos, and the like used (or intended for use) in the Territory, and registrations for any of the foregoing (or applications therefor) in the Territory, pertaining, in each case, exclusively to Products, and which shall include but not be limited to Assigned Trademarks.

[*] Confidential treatment requested.

1.71	“PVG Agreement” means the agreement between LICENSOR and LICENSEE that shall have the meaning set forth in Section 11.3.

1.72	“Regulatory Authority” means any governmental or regulatory body, agency, department or entity responsible for granting any health approvals, registrations, licenses, or clearances to be obtained for the import, promotion, distribution, marketing, use or sale of Product in the Territory for any human therapeutic use.

1.73	“Regulatory Exclusivity” means a right or protection, granted by a Regulatory Authority or other governmental (or supranational) authority in a jurisdiction in the Territory, providing, with respect to a Product: (a) marketing exclusivity that prevents a Regulatory Authority from accepting an application submitted by a party other than LICENSEE (or its Affiliates or Sublicensees), for a generic of the Product, including but not limited to exclusivity achieved through any drug exclusivity designation by any national, supra-national (e.g., the European Commission, the Council of the European Union, or EMEA), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in the Territory; (b) data protection for regulatory data submitted by LICENSOR, LICENSEE, or their Affiliates or licensees relating to the Product; (c) a prohibition on reference, without the consent of the owner, to the clinical and other data that is contained in any application for marketing or regulatory approval; (d) any other form of market exclusivity, including but not limited to Patent Term Extensions or protection against unfair commercial use or public release consistent with, or no less stringent than, World Trade Organization TRIPS Article 39.3.

1.74	“Regulatory Exclusivity Period” means any period during which any form of Regulatory Exclusivity is effective with respect to a particular Product and jurisdiction in the Territory.

1.75	“Regulatory Transfer Date” shall have the meaning set forth in Section 1.11 of Schedule 4 of this Agreement.

1.76	“Regulatory Transfer Transition Period” shall have the meaning set forth in Section 1.12 of Schedule 4 of this Agreement.

1.77	“Re-launch of the Product” means the first sale of the Product in a given country of the Territory made by or on behalf of LICENSEE, any Affiliate thereof, or any Sublicensee to a Third Party labelling reflecting the corporate name or trademarks of LICENSEE, any Affiliate thereof, or any Sublicensee (which, if applicable in a country under Applicable Law, shall occur after such labelling has been approved, to the extent necessary, by the appropriate Regulatory Authority that has been affixed or included on the package of the Product).

1.78	“Stock Product” means inventory of Existing Product manufactured by ALZA, or its Affiliate, and identified with the Existing Product label of ALZA, or its Affiliate, that is in stock on the Effective Date or produced after the Effective Date (including any such Existing Product that may be re-labeled or re-packaged as needed by LICENSEE).

1.79	“Sublicensee” means a Third Party that has been granted a license to make, use, offer to sell, import or sell Products by LICENSEE or any Affiliate thereof in accordance with this Agreement.

1.80	“Term” means, on a country-by-country and Product-by-Product basis, the period starting from the Effective Date of this Agreement and expiring on the later among (i) the expiry of the last to expire Valid Claim of a Licensed Patent Covering a particular Product in a particular country, (ii) the expiry of the Regulatory Exclusivity Period for a particular Product in a particular country, or (iii) entry of a Third Party product containing Active Ingredient that has been approved by the relevant Regulatory Authority for use, on an as needed basis, in the Field, and in a particular country.

1.81	“Territory”, subject to any termination of this Agreement with respect to any portion of the Territory pursuant to Section 3.2, means the world, excluding the United States of America and its territories and protectorates (which shall include but not be limited to the Commonwealth of Puerto Rico), Canada, and Japan.

1.82	“Third Party” means any individual, corporation, partnership, limited liability company or other entity other than (i) LICENSEE, (ii) LICENSOR, or (iii) an Affiliate of LICENSEE or LICENSOR.

1.83	“USD” means United States dollars.

1.84	“Valid Claim” means a claim of any Patent that has not been dedicated to the public, disclaimed, abandoned or held invalid or unenforceable by a court or other body of competent jurisdiction from which no further appeal can be taken, and that has not been explicitly disclaimed, or admitted in writing to be invalid or unenforceable or of a scope not Covering a particular product through reissue, disclaimer or otherwise.

1A	EFFECTIVE DATE

This Agreement, and the Parties’ rights and obligations hereunder shall not become effective until all of the conditions set forth below have been satisfied or such requirement has been waived by the Parties in writing (“Conditions Precedent”):

(a) the License and Asset Transfer Agreement has been executed by duly authorized representatives of each party to the License and Asset Transfer Agreement and all provisions thereof become fully effective in accordance with its terms. The License and Asset Transfer Agreement means the agreement between LICENSOR and ALZA for the transfer of ALZA assets related to Dapoxetine, and the license of ALZA Know-How, to LICENSOR or its sublicensee. Notice of the full effectiveness of the License and Asset Transfer Agreement will be sent by LICENSOR to LICENSEE within 2 (two) business days of such effectiveness.

(b) the [*]), including execution of a related [*]”);

(c) the Priligy Trademark Assignment Agreement has been executed by LICENSEE and ALZA (or an Affiliate thereof);

(d) the PVG Agreement has been executed by LICENSEE, LICENSOR and ALZA (or an Affiliate thereof); and

(e) the [*] has been executed by [*].

If all Conditions Precedent have not been satisfied, or the satisfaction thereof has not been waived in writing by the Parties, prior to or on [*], (“Final Date”) this Agreement shall terminate effective upon such date and Section 13.7(b) shall apply with respect to such termination.

Each Party agrees to use Commercially Reasonable Efforts, acting in good faith, to complete the Conditions Precedent prior to or on the Final Date.

2	RIGHTS

2.1	Patent and Know-How License Grant. During the Term and subject to the terms and conditions of this Agreement, LICENSOR hereby grants LICENSEE and its Affiliates a royalty-bearing, exclusive license (with the right to further sublicense as provided in Section 2.3) under Licensed Intellectual Property to produce (or have produced) the Active Ingredient and the Product and to make (or have made), use, promote, market, distribute, offer to sell, sell, and import the Product in the Field in the Territory, provided that, notwithstanding the foregoing or anything to the contrary:

(a) such license shall be co-exclusive with ALZA, LICENSOR, Affiliates of either of the foregoing, and licensees of ALZA or its Affiliates (X) until the end of the last to expire Regulatory Transfer Transition Period to the extent necessary to (i) permit ALZA, its Affiliates, and licensees of ALZA or its Affiliates to perform activities related to the transition of rights from ALZA to LICENSEE contemplated by this Agreement and Schedule 4 or (ii) permit ALZA, LICENSOR, Affiliates of either of the foregoing, and licensees of ALZA or its Affiliates to engage in the manufacture, distribution, sale, and commercialization of Stock Product in each Group A Market Country until the First Commercial Sale in such country by or on behalf of LICENSEE; (Y) to the extent necessary to provide for ALZA’s, or its Affiliates, and Third Parties’ exercise of rights and performance of obligations under Distribution Agreements, , the termination of which is addressed in Section 12.7(a), and (Z) to the extent necessary to provide for the exercise of rights and performance of obligations under any contracts, other than ALZA Distribution Agreements (“Other ALZA Product Contracts”), between ALZA or its Affiliates and Third Parties with respect to Product remaining in effect as of the Effective Date, the termination of which is addressed in Section 12.7(b);

[*] Confidential treatment requested.

(b) such license under ALZA Know-How shall be non-exclusive with respect to any Products other than Existing Product;

(c) such license shall be non-exclusive to the extent necessary or useful for (i) LICENSOR, its Affiliates, and any licensees of either of the foregoing to make, have made, use, sell, offer for sale, or import Active Ingredient and Products in the Territory for any purposes related to the research, development, commercialization, or manufacture of Products for countries outside the Territory or (ii) the conduct of the Priligy On-Going Clinical Trials;

(d) such license shall be non-exclusive with respect to the use of Licensed Patents or Licensed Know-How, or the practice of the technology Covered by the Licensed Patents, by or on behalf of LICENSOR, its Affiliates, Lilly, any Affiliate thereof, or any research partners of Lilly or any Affiliate thereof for any such entity’s or individual’s internal research purposes in the Field;

(e) such license shall be nonexclusive with respect to the Licensed Patent designated [*] and any other Licensed Patents claiming priority thereto in [*]; and

(f) as partial consideration for the grant of rights to Licensed Trade IP, LICENSEE agrees that (X) upon written request of LICENSOR, with respect to any of LICENSEE’s (or its Affiliates’ or Sublicensees’) websites or publicly accessible internet content for any Product, including but not limited to any websites or content residing or hosted at or appearing at any of the Domain Names, LICENSEE, its Affiliates, and Sublicensees shall (i) include language and content (which may include LICENSOR’s, its Affiliates’, or LICENSOR’s or its Affiliates’ licensees’ corporate trademarks or logos or any trademarks or logos developed for or used with any Product by LICENSOR, any Affiliate thereof, or any licensee of LICENSOR or any Affiliate thereof) clearly and prominently indicating that parties seeking information concerning any Product outside the Territory should direct such inquiries and efforts towards LICENSOR, or its Affiliate or any licensee of LICENSOR or any Affiliate thereof, as applicable, and their respective websites and internet content for such Products, in any form(s), and containing any content, reasonably proposed by LICENSOR and (ii) include one or more clearly marked active links on LICENSEE’s, its Affiliates’, and Sublicensees’ websites and in their internet content concerning any Products reasonably enabling parties seeking information concerning any Product outside the Territory to be redirected towards LICENSOR’s, its Affiliates’, and/or their licensees’ website(s) and internet content concerning Products outside the Territory and (Y) LICENSEE shall ensure that all Affiliates and Sublicensees comply with the requirements of this subsection (f) and shall include corresponding requirements in any sublicense agreement. The Parties agree to negotiate in good faith and execute any agreement or other document necessary to affect the purposes of this subsection (f).

2.2	Trademark and Licensed Trade IP.

(a) LICENSOR shall use Commercially Reasonable Efforts to cause ALZA or an Affiliate thereof to negotiate and execute the Priligy Trademark Assignment.

[*] Confidential treatment requested.

(b) The Parties acknowledge and agree that each Party has an interest in maintaining a positive image of the Assigned Trademarks (or foreign equivalents thereof) throughout the world. The Parties hereby agree that: (i) LICENSEE shall only obtain any right, title, and interest in the Assigned Trademarks in each Group A Market Country, on a country-by-country basis, on the earlier of (x) the date [*] from the Effective Date or (y) the [*] in such country; (ii) the goods marketed and sold under the Assigned Trademarks (or foreign equivalents thereof, in the case of LICENSOR) by a Party shall be of high standard and of good quality, appearance and style; (iii) that such goods will be manufactured, sold and distributed in accordance with Applicable Laws (or foreign equivalents thereof, in the case of LICENSOR); (iv) that the manner of advertising, marketing and sale of such goods, and all associated advertising, promotional and display materials, shall be of a high standard and shall not reflect adversely upon the Assigned Trademarks (or foreign equivalents thereof in the case of LICENSOR); (v) a Party will not license or otherwise authorize any person or entity outside its Respective Territory to use the Assigned Trademarks (or foreign equivalents thereof in the case of LICENSOR) for purposes of the marketing or commercial sale of Products to health care providers, patients, pharmacies, hospitals, health maintenance organizations, pharmacy benefit organizations, or similar wholesale or retail customers outside its Respective Territory; (vi) each Party shall be responsible for the registration and maintenance of any registrations for Assigned Trademarks (or foreign equivalents thereof in the case of LICENSOR) in its Respective Territory, at its own expense, and each Party shall have reasonable discretion as to the registration and maintenance of such registrations; and (vii) to the extent any Assigned Trademarks (or foreign equivalents thereof in the case of LICENSOR) are the subject of a registration (or application therefor), a Party shall use the Assigned Trademarks (or foreign equivalents thereof in the case of LICENSOR) only on or in connection with the definition of the goods as set forth in such registration therefor (or application therefor) in its Respective Territory unless it has received the written approval of the other Party, which shall not be unreasonably withheld. For purposes of this Section 2.2(b), “Respective Territory” shall mean the Territory with respect to LICENSEE and all countries outside the Territory with respect to LICENSOR. Each Party shall ensure that its Affiliates comply with this Section 2.2(b) and use Commercially Reasonable Efforts to ensure that its licensees and sublicensees with respect to Product and the Assigned Trademark(s) (or foreign equivalents thereof in the case of Licensor) comply with the obligations set forth in this Section 2.2(b).

2.3	Right to Sublicense.

(a) With respect to the license granted to LICENSEE in Section 2.1 above, such license shall include the right of LICENSEE to sublicense to any party, including without limitation an Affiliate, so long as such sublicense is consistent with the terms of this Agreement and contains terms reasonably sufficient to enable LICENSEE to comply with the provisions of this Agreement and satisfy its obligations hereunder. LICENSEE shall be responsible for its Affiliates’ and Sublicensees’ compliance with this Agreement and the performance by its Sublicensees of all obligations imposed on LICENSEE under the terms of this Agreement.

[*] Confidential treatment requested.

(b) LICENSEE shall provide LICENSOR in writing the name of any Third Party sublicensee of LICENSEE with respect to any of the rights granted by LICENSOR to LICENSEE hereunder within ten (10) business days of issuing such sublicense.

(c) LICENSEE shall only be entitled to grant any sublicense under any of the rights granted hereunder to a Third Party to Develop or Commercialize a Product in all or substantially all of any of one or more of the four Key Market Territories with LICENSOR’s prior written consent, such consent not to be unreasonably withheld. LICENSEE shall provide LICENSOR written notice of its intent to grant such a sublicense and identify the potential Third Party sublicensee with respect thereto (“Sublicense Notice”), and LICENSOR shall respond to LICENSEE’s Sublicense Notice within thirty (30) days of receipt.

(d) With respect to a grant of a sublicense covering Licensed Know-How or Licensed Patents Controlled by LICENSOR through a license from ALZA, LICENSEE shall provide LICENSOR prompt written notice of each such sublicense.

2.4	No Transfer. Except for use for the purposes of and to the extent defined in this Agreement, no right, title, interest, or license in or to any Licensed Intellectual Property or any other intellectual property right of LICENSOR is granted to LICENSEE under this Agreement.

2.5	No Other Rights. Except as otherwise expressly provided herein, this Agreement does not grant LICENSEE any license or other right under Licensed Intellectual Property.

2.6	Right to Distribute Stock Product.

(a) With respect to the license granted to LICENSEE in Section 2.1 above, such license shall include the right (but not the obligation) of LICENSEE to distribute Stock Product in any Group A Market Country upon the earliest of (i) the date twelve (12) months from the Effective Date, (ii) the Regulatory Transfer Date for such country, or (iii) the date upon which LICENSEE has elected, by written notice to LICENSOR, to distribute Stock Product prior to the occurrence of clause (i) or (ii) and executed a Delegation of Authority for such country with ALZA or an Affiliate thereof. LICENSEE shall enter into a Delegation of Authority with respect to a Group A Market Country if (X) LICENSEE elects by written notice to LICENSOR to distribute Existing Product prior to the occurrence of the earlier of the Regulatory Transfer Date or first anniversary of the Effective Date or (Y) if the first anniversary of the Effective Date occurs prior to such an election for such country and the Regulatory Transfer Date for such country.

(b) Pursuant to the rights set forth in this Section 2.6, and notwithstanding anything to the contrary, prior to LICENSEE or an Affiliate being the Product Registration holder in a country, (i) if the label on such Stock Product bears the corporate trade dress of ALZA or any Affiliate thereof, LICENSEE may only distribute and not market, advertise or promote Stock Product in a country to the extent permitted by a Delegation of Authority or other agreement between ALZA or an Affiliate thereof and LICENSEE, (ii) if (Y) LICENSEE, or an Affiliate thereof, has been appointed distributor by ALZA or its Affiliate in such country and such appointment has been approved by the appropriate Regulatory Authority in such country and (Z) such Stock Product is appropriately labeled with the name of LICENSEE or an Affiliate thereof in accordance with Applicable Laws, LICENSEE may distribute and market, advertise or promote Stock Product in such country to the extent permitted by a Delegation of Authority or other agreement with respect thereto between ALZA or an Affiliate thereof and LICENSEE, and (iii) LICENSEE shall have no other rights to sell, offer for sale, or distribute Stock Product in such country under this Agreement prior to LICENSEE or an Affiliate being the Product Registration holder in a country. LICENSEE shall only have the right to market and promote Existing Product if the Existing Product has been labelled with LICENSEE trademarks, including logos, and trade dress and LICENSEE is the Product Registration holder in the country.

(c) LICENSEE shall be responsible for forecasting and purchasing any manufacturing services from ALZA or its Affiliates pursuant to the ALZA MSA to obtain Stock Product or Existing Product.

(d) Should LICENSEE decide not to proceed with the distribution of the Stock Product in a particular Group A Country prior to the earlier of the one year anniversary of the Effective Date or the Regulatory Transfer Date in such country, LICENSOR shall use Commercially Reasonable Efforts to cause ALZA (or any Affiliate thereof) to continue the distribution of the Stock Product in [*] until the earlier of the one year anniversary of the Effective Date or the Regulatory Transfer Date in such country.

2.7	Right to Perform Research and Development; LICENSOR License and Right of Reference.

(a)	All clinical and other studies or trials for or in relation to the Product (each, a “Product Study”) that LICENSEE intends to perform shall, unless specifically otherwise agreed in writing between the parties, be subject to the prior written consent of LICENSOR, such consent not to be unreasonably denied by LICENSOR. LICENSEE shall provide LICENSOR with written notice of its intent to perform a Product Study and a copy of the protocol for such Product Study. In the event LICENSOR consents to performance of a Product Study, LICENSEE shall report any data, results, and safety findings from a Project Study to LICENSOR pursuant to Section 11.3 herein. LICENSEE shall provide to LICENSOR an annual status report of any clinical and nonclinical development activities (“Product Study Report”). Delivery of each Product Study Report shall coincide with the development safety update report (“DSUR”) reporting period and include a summary of all safety and efficacy information collected since the prior Product Study Report, the final study report when available, and worldwide Product Registration or Product Registration Application status. LICENSEE shall bear any and all costs and expenses related to the conduct or termination of any Product Study.

(b)	LICENSEE hereby grants LICENSOR and its Affiliates the non-exclusive, perpetual, irrevocable, royalty-free, fully-paid, unrestricted, world-wide, transferable right, without any obligation to LICENSEE and with rights of sublicense, to all LICENSEE Know-How, including any and all information, data and results of such studies or trials, including data on the safety of the Product, for any and all purposes, inside

[*] Confidential treatment requested.

or outside the Territory, related to the manufacture, use, research, or development of Products intended to be commercialized outside the Territory, which right to use for commercialization purposes shall be exclusive outside the Territory. Such right granted to LICENSOR and its Affiliates shall include a transferable, sublicenseable right of reference to all Product Registrations and Product Registration Applications owned or controlled by LICENSEE, any Affiliate thereof, or any Sublicensee and all data and information contained therein.

2.8	Use of LICENSOR Improvements. Any LICENSOR Improvement shall only be included within the scope of LICENSEE’s rights hereunder effective upon and subject to written agreement between the parties on the commercial economic and other terms governing the addition of any LICENSOR Improvement (or related Patents) to Licensed Know-How (or Licensed Patents), which terms shall take into account, inter alia, the then existing commercial terms of this Agreement. LICENSOR shall provide written notice to LICENSEE of any LICENSOR Improvement promptly following LICENSOR’s knowledge of the generation or conception thereof. Upon written notice from LICENSEE, given to LICENSOR within thirty (30) days of LICENSOR’s notice to LICENSEE of a LICENSOR Improvement, indicating LICENSEE’s interest in licensing such LICENSOR Improvement, the parties shall enter into good faith negotiations concerning the inclusion thereof under the licenses granted to LICENSEE under this Agreement.

3	DEVELOPMENT AND COMMERCIALIZATION OF PRODUCT BY LICENSEE

3.1	General Principle. During the term of this Agreement, LICENSEE shall use Commercially Reasonable Efforts to Develop and Commercialize Products in the Territory, including but not limited to those countries in which a Product Registration Application for the Existing Product has, as of the Effective Date, been filed. LICENSEE shall have responsibility for obtaining and maintaining all necessary Product Registrations to do so.

3.2	Minimum Sales. LICENSEE shall use Commercially Reasonable Efforts to maximize Net Sales but shall at least achieve aggregate Net Sales of the Product in the Territory equal to or exceeding [*] Euro within [*] ([*]) [*] after Re-launch of the Product has occurred in all [*] of the following countries: [*]. In the event that LICENSEE does not achieve such Net Sales by such date, LICENSOR shall have the right, as a sole and unique remedy with respect thereto, to terminate this Agreement within [*] ([*]) days from the expiration of the aforesaid [*] ([*]) [*] period on [*] ([*]) [*] written notice to LICENSEE. LICENSEE may extend the above-referenced [*] ([*]) [*] period by paying LICENSOR (USD$[*]), such payment to be made no later than within [*] ([*]) [*] from any written notice provided by LICENSOR, given within the [*] ([*]) [*] following expiration of such [*] ([*]) [*] period, requesting such payment, and any such payment by LICENSEE shall be credited towards the first milestone payment due pursuant to Section 7.3 if the aggregate Net Sales triggering such payment have not already been achieved as of the expiration of the initial [*] ([*]) [*] period referenced in this Section 3.2. Upon such payment, LICENSEE shall have an additional [*] ([*]) [*] period after the expiration of the aforesaid [*] ([*]) [*] period to achieve aggregate Net Sales of the Product in the Territory equal to or exceeding [*] Euro. In the event that LICENSEE makes the above-referenced [*] USD ($[*]) payment

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but, notwithstanding the additional period of [*] ([*]) [*], LICENSEE does not achieve such aggregate Net Sales of Product equal to or exceeding [*] Euro by expiration of such additional [*] ([*]) [*] period, LICENSOR shall have the right, as a sole and unique remedy with respect thereto, to terminate this Agreement within [*] ([*]) [*] from the expiration of such additional [*] ([*]) [*] period on [*] ([*]) [*] written notice to LICENSEE.

3.3	Sales Force. LICENSEE agrees to employ, maintain and use an active sales and an organizational force sufficient for the full promotion, marketing, sales and distribution of the Product and satisfaction of its obligations under Section 3.1 and achievement of the sales levels described in Section 3.2, and, without limitation of its obligations under Section 3.1, to use its Commercially Reasonable Efforts to promote and develop the market for the Product throughout the Territory.

3.4	Annual Marketing Reports and Forecasts. LICENSEE agrees to prepare and provide LICENSOR with an annual marketing plan, sales estimates and non-binding [*] sales forecast as soon as possible following the determination by the Transition Team of the regulatory plan for transfer of the Existing Product Registrations and LICENSEE shall provide each subsequent forecast within [*] of the end of each calendar year. Within [*] after the end of each Calendar Quarter, LICENSEE shall prepare and provide LICENSOR with a sales report, in units and in value, for the previous Calendar Quarter. Such sales report shall include the Product-specific advertising budget and the number of sales representatives materially dedicated to the Product in each country.

3.5	LICENSEE Product Inventory. LICENSEE shall procure and keep sufficient stock of the Product to be able to effectively launch and market the Product hereunder, and meet foreseeable market demand therefor, in the Territory.

3.6	Marketing Materials. LICENSEE shall bear full and sole responsibility for the cost, nature, content and use of all advertising and promotional materials for the Product (“Marketing Materials”). LICENSEE, and any Affiliate thereof or Sublicensee, shall ensure that all of its Marketing Materials and Commercialization practices conform to Applicable Laws in the Territory.

3.7	Recall.

(a)	LICENSEE agrees that ALZA shall have responsibility and control over any recall, withdrawal, or field correction of Existing Product (“Recall”) in a country that occurs prior to the Regulatory Transfer Date for such country and that ALZA shall have the right, solely before the Regulatory Transfer Date, to contact any Regulatory Authority with respect to Product if ALZA has a reasonable good faith belief that such Product may not meet specifications for the Product in a manner that may reasonably justify a Recall. To the extent provided to LICENSOR by ALZA and available to LICENSOR, LICENSOR shall provide LICENSEE advance written notice of any such Recall and provide LICENSEE an opportunity to comment on such Recall. Further, in the event of any such Recall in any country in the Territory that may have a material adverse impact on the development, marketing, sale, or distribution of Existing Product in such country,

[*] Confidential treatment requested.

LICENSOR shall, if and as requested by LICENSEE in writing, request that ALZA suspend all further development, marketing, distribution, and sale of Existing Product in such country. However, if such a Recall involves one or more lots of Product that were distributed and sold both (i) by ALZA or its Affiliates in one or more countries in the Territory and (ii) by or on behalf of LICENSEE in one or more countries in the Territory (each, a “Split Lot”), then LICENSOR shall notify LICENSEE or LICENSEE shall notify LICENSOR, as the case may be, immediately upon becoming aware of any possible Recall (or any circumstances reasonably justifying a Recall) that may affect such Split Lot. LICENSEE agrees, to the extent reasonably possible, to meet with ALZA prior to instituting any such a Recall with respect to Product in an attempt to come to a mutually acceptable decision regarding such Recall; provided, however, that the holder of the applicable Product Registration in a country at the time of Recall (the “Responsible Party”) shall retain sole discretion in such case as to whether to institute a Recall (regardless of whether such Recall is mandated by a Regulatory Authority or voluntarily instituted by the Responsible Party) in such country.

(b)	In the event that:

i.	any governmental agency or authority issues, demands, or requires a recall, withdrawal, or field correction with respect to any Product, or takes similar action in connection with any Product, sold or distributed by or on behalf of LICENSEE, any Affiliate thereof, or any Sublicensee in the Territory,

ii.	a court of competent jurisdiction orders a recall, withdrawal, or field correction of any Product in the Territory, or

iii.	a voluntary recall, withdrawal, or field correction of any Product in the Territory is contemplated by LICENSEE, any Affiliate thereof, or any Sublicensee,

then LICENSEE shall, as soon as reasonably possible (and in the event of i. or ii., within [*] of such recall, withdrawal, or field correction (or order or requirement thereof) coming to its knowledge), advise LICENSOR by written notice, and, with respect to any such notice received for a particular country after the Regulatory Transfer Date for such country or otherwise governing the conduct of a Recall following such country’s Regulatory Transfer Date, LICENSOR and LICENSEE shall use good faith efforts to agree on an appropriate course of action. Any such recall, withdrawal, or field correction to be undertaken in a country in the Territory that is not the responsibility of ALZA under Section 3.7(a) shall be the responsibility of LICENSEE, its Affiliates, and Sublicensees, and shall be carried out by LICENSEE, its Affiliates, or its Sublicensees in as reasonable, prudent, and expeditious a manner as possible to preserve the goodwill and reputation of the Product and the goodwill and reputation of the parties. LICENSEE shall maintain records of all sales and distribution of Product and customers in the Territory sufficient to reasonably adequately administer any recall, withdrawal, or field correction. As between the Parties, LICENSEE shall bear any and all costs and expenses related to any such recall, withdrawal, or field correction with respect to Product sold or distributed by or on behalf of LICENSEE, any Affiliate thereof, or any Sublicensee in the Territory.

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4	TECHNOLOGY TRANSFER AND TRANSITION PERIOD

Matters concerning or related to technology transfer and the transition of Product Registrations and Product Registration Applications, and Parties’ rights and obligations with respect thereto and during such transition are, to the extent not addressed in the body of this Agreement, addressed in Schedule 4 to this Agreement, which is attached hereto and incorporated herein by reference.

5	OBLIGATIONS OF LICENSEE

5.1	Product Defects. Consistent with Section 3.7 above, LICENSEE agrees, upon gaining knowledge thereof, to promptly notify LICENSOR in writing of any defects and inspections or notifications from any governmental authorities regarding inspection deficiencies, issuances, regulatory documents or court actions that relate to the Product being manufactured by or on behalf of LICENSEE, any Affiliate thereof, or any Sublicensee.

5.2	Regulatory Approvals. Starting upon the Effective Date for all countries in the Territory where no Product Registration has been granted in all countries in the Territory except Group A Market Countries, Group B Market Countries, or Group C Market Countries, LICENSEE shall use Commercially Reasonable Efforts to obtain, at its sole cost and expense, such health registrations, approvals and consents, including without limitation all Product Registrations for the Product as may be necessary to permit or facilitate the lawful manufacture, import, marketing, promotion, distribution, use and sale of Products in the Territory. Starting on the Regulatory Transfer Date, LICENSEE shall use Commercially Reasonable Efforts to obtain, at its sole cost and expense, Product Registrations in all Group C Market Countries for the Product as may be necessary to permit or facilitate the lawful sale of Products therein. To the extent not prohibited by Applicable Law or otherwise contemplated by the Parties, and subject to the assignment of Product Registration Applications and Product Registrations existing as of the Effective Date to LICENSEE on the Effective Date or thereafter as contemplated by Schedule 4, all Product Registration Applications and Product Registrations in the Territory shall be in the name of LICENSEE or its Affiliates. LICENSEE undertakes to pay any fees payable pursuant to, or for the maintenance of all health registrations, approvals and consents, including without limitation the Product Registrations for the Products as determined or required by any Regulatory Authorities or other relevant government (or supranational) agencies. LICENSEE or its Affiliates shall maintain all Product Registration Applications and Product Registrations in good standing under Applicable Laws and notify LICENSOR in writing of any events that fail to meet regulatory requirements related to a Product Registration. Should any competent Regulatory Authority in the Territory require any clinical or other trials or studies with respect to any Product (or for purposes of obtaining Product Registration for any Product), other than the Priligy On-Going Clinical Trials (which are addressed separately in this Agreement), LICENSEE shall in its reasonable discretion, consistent with the use of Commercially Reasonable Efforts to Develop and Commercialize the Product, determine whether to continue pursuit of Product Registration by performing such clinical or other trials or studies, and shall be solely responsible for the cost if such trials or studies are performed.

5.3	Withdraw of Product Registrations. In the event of withdrawal of a Product Registration in any country in the Territory, LICENSEE shall bear any and all costs and expenses related to withdrawal of such Product from the market in such country.

5.4	Regulatory Compliance. LICENSEE and its Affiliates will at all times be in compliance with any other Applicable Laws while performing any activities related to LICENSEE’s rights under this Agreement, including the Development, manufacture, sale, marketing, import, export, or Commercialization of any Product. LICENSEE shall, during normal business hours, allow access to LICENSOR to audit LICENSEE’s records for purposes of assessing regulatory compliance concerning a Product. LICENSOR shall provide LICENSEE at least four (4) weeks notification prior to scheduling an audit. LICENSOR shall only be permitted two (2) annual audits.

5.5	Insurance. LICENSEE shall maintain comprehensive Third Party general liability and product liability insurance from an internationally recognized, creditworthy insurance company, which coverage shall insure against Third Party liability, including but not limited to bodily injury or property damage, arising out of the manufacture, use, sale, distribution, marketing, Development or Commercialization of Products, with endorsements for product liability and coverage limits of not less than USD$[*] per occurrence and USD$[*] in the aggregate. The minimum level of insurance set forth herein shall not be construed to create a limit on LICENSEE’s liability hereunder. Within [*] following any written request from LICENSOR, LICENSEE shall furnish to LICENSOR a certificate of insurance evidencing such coverage. In the case of a cancellation or change of such coverage, LICENSEE shall promptly provide LICENSOR with a new certificate of insurance evidencing that LICENSEE’s new or amended coverage meets the requirements in the first sentence of this Section 5.5. LICENSEE’s obligations hereunder shall survive the termination or expiration of this Agreement until the later of (i) [*] after such termination or expiration or (ii) the date that all statutes of limitation covering claims or suits that may be brought for personal injury based on the manufacture, sale, or use of a Product have expired in all jurisdictions in the Territory. Notwithstanding the foregoing, and except for any reasonable deductible amount under the insurance noted above (which shall not be considered self-insurance hereunder), LICENSEE may self-insure any or a portion of the above required insurance if (i) such self-insurance is effected through a captive insurance company duly authorized by an appropriate authority in a favourably recognized domicile; or (ii) LICENSEE can demonstrate to have proceeded with adequate accruals in its balance sheet destined only for product liability self-insurance.

6	OBLIGATIONS OF LICENSOR

6.1	On-Going Clinical Trials. LICENSOR shall use Commercially Reasonable Efforts to ensure that ALZA or its Affiliates performs, directly or indirectly, the on-going clinical trials set forth in Schedule 6.1 (“Priligy On-Going Clinical Trials”), provided that, if ALZA or LICENSOR reasonably determines that the Priligy On-

[*] Confidential treatment requested.

Going Clinical Trials cannot or will not be completed by, or should be suspended or terminated prior to, [*], (i) LICENSOR shall provide written notice of such determination to LICENSEE, (ii) LICENSOR’S obligation under this Section 6.1 shall terminate, and (iii) LICENSOR shall have the right, in its discretion, to cause the termination of the Priligy On-Going Clinical Trials or to instruct ALZA to transfer responsibility for conducting the Priligy On-Going Clinical Trials to LICENSOR.

7	CONSIDERATION

7.1	License Fee. Within [*] after the Effective Date, LICENSEE shall pay to LICENSOR the sum of fifteen million USD ($15,000,000).

7.2	Regulatory Milestones. LICENSEE shall give written notice of the occurrence of a milestone event described below within [*] thereof. LICENSEE shall make each milestone payment set forth below to LICENSOR within [*] of the later of (i) the occurrence of the related milestone event or (ii) the Effective Date. Each milestone payment set forth below shall be payable once under this Agreement, with respect to the first occurrence of the related milestone event for the first Product to achieve such milestone. The Parties agree that, notwithstanding anything to the contrary, if any milestone described below is achieved on or prior to the Effective Date (whether by ALZA, any Affiliate thereof, any licensee of either of the foregoing, LICENSEE, any Affiliate thereof, any Sublicensee, or otherwise), the corresponding milestone payment set forth below shall be paid to LICENSOR within [*] of the Effective Date.

Milestone Event	Milestone Payment in USD
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[* ]	[*]

Notwithstanding anything to the contrary, if [*], and no milestone payment has previously been triggered above with respect to a [*] (i.e. neither the third or fourth milestone event above has been achieved), USD$[*] shall be due with respect to such simultaneous [*] (i.e. the third and fourth milestone payments shall be due concurrently).

7.3	Sales-Based Milestones. LICENSEE shall give LICENSOR written notice of the achievement of any of the Net Sales levels described below within [*] thereof. LICENSEE shall pay to LICENSOR milestone payments in accordance with the schedule set forth below, based on [*] of [*] in the [*] for any [*] or [*] of [*] during which such Net Sales are achieved, such payment to be made within [*] of after the achievement of such Net Sales. Each of the milestone payments shall be payable only once regardless of the number of times Products achieve such Net Sales.

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[*]	Milestone Payment in USD
[*]	[*] USD ($[*])
[*]	[*] USD ($[*])
[*]	[*] USD ($[*])
[*]	[*] USD ($[*])

For purposes of clarification, but not limitation, if more than one milestone payment set forth above shall be payable with respect to the same [*] or [*] the same [*], both payments shall be made as set forth above and, as an example of the intent and purpose of the reference to [*] and [*] above, Net Sales shall be measured, solely for purposes of determining whether or not a milestone payment has been triggered under this Section 7.3, from [*] of one [*] to [*] of the [*], or from [*] to [*] of the [*], and, if equalling or exceeding a particular amount specified above during either [*] period, trigger one or more payments hereunder.

7.4	Royalties. In accordance with the terms of Article 8 of this Agreement, LICENSEE shall pay to LICENSOR the royalties set forth below on Net Sales of all Products in the Territory during the Term.

Aggregate Annual Calendar Year Net Sales of All Products in the Territory	Royalty Rate
[*]	[*] percent ([*]%) of Net Sales
[*]	[*] percent ([*]%) of Net Sales
[*]	[*] percent ([*]%) of Net Sales

For example, if [*] of [*] in the [*] in a [*] totals [*] USD ($[*]), the royalty due LICENSOR under this Section 7.4 with respect to such Net Sales shall equal [*] USD ($[*]), i.e. ([*]% x $[*]) + ([*]% x $[*]) + ([*]% x $[*]) = $[*]).

7.5	Payments under the Lilly Agreement. In the event the Term expires for a particular country in the Territory, and world-wide Net Sales (as defined in the Lilly Agreement; “Lilly Sales”) of Product in the Calendar Year (as defined in the Lilly Agreement; a “Lilly Year”) during which such expiration occurs or any Lilly Year thereafter exceed eight hundred million USD ($800,000,000), LICENSEE agrees to pay Lilly, on behalf of LICENSOR and its Affiliates, five percent (5%) of any Lilly Sales of Products in such country in the Territory, on which LICENSEE would not otherwise have any royalty obligation under this Agreement in such country in any such Lilly Year until the later of (a) the [*] anniversary of first commercial sale of Product in such country or (b) the expiration in such country of the last-to-expire Licensed Patent with a Valid Claim (as defined in the Lilly Agreement) in a manner sufficient to satisfy the related obligations under the Lilly Agreement and Sections 8.2 and 8.5 of this Agreement shall apply to such Lilly Sales of Products in such country(ies), notwithstanding anything to the contrary.

[*] Confidential treatment requested.

7.6	Payments for Priligy On-Going Clinical Trials.

(a)	The Priligy On-Going Clinical Trials shall be performed at LICENSEE’s expense. The Parties acknowledge that ALZA will invoice LICENSOR for Development Costs, in USD, quarterly, within [*] after the end of each Calendar Quarter. LICENSOR will invoice LICENSEE for the amount charged by ALZA and LICENSEE shall pay such invoice within [*] from receipt of the invoice. The maximum cost to be paid by LICENSEE under the Agreement for completing the Priligy On-Going Clinical Trials shall be Nineteen Million USD ($19,000,000). Subject to Section 6.1, LICENSOR shall have no financial or performance obligation with respect to any Priligy On-Going Clinical Trials.

(b)	All sums due to LICENSOR shall be payable by bank wire transfer in immediately available funds to such bank account as LICENSOR shall designate in writing to LICENSEE. LICENSOR shall notify LICENSEE’s Finance designee as to the date and amount of any such wire transfer [*] prior to such transfer. All payments shall be made in USD.

(c)	LICENSOR shall keep, and use Commercially reasonable Efforts to ensure that ALZA and its Affiliates keep, complete, true and accurate books of accounts and records in accordance with their standard internal policies and procedures and accounting standards, for the purpose of determining the basis and accuracy of the payments to be made for the Priligy On-Going Clinical Trials. Such books and records shall be kept for at least three (3) years following the end of the Calendar Quarter to which they pertain. During such three (3) year period, LICENSEE may request LICENSOR to verify the basis and accuracy of amounts in the payment statements received pursuant to Section 7.6(a) above using independent accountants selected by LICENSEE and that are reasonably acceptable to LICENSOR. Such inspections shall be made no more than [*] each Calendar Year, at reasonable time and on reasonable notice and shall be limited to information related to On-Going Clinical Trials. Results of any such inspection shall be deemed to be Confidential Information of LICENSOR. If any overpayment is discovered in the course of such inspection, then LICENSOR shall pay LICENSEE those amounts that LICENSEE should not have paid in the absence of such errors. Inspections conducted under this Section 7.6(c) shall be at the expense of LICENSEE, unless a variation or overpayment exceeding [*] percent ([*]%) of the amount properly due for the period covered by the inspection is established in the course of such inspection, whereupon all reasonable, documented costs relating to the inspection for such period will be paid to LICENSEE.

7.7	Payments for Licensed Patents. [*] shall be responsible for [*] costs and expenses associated with LICENSOR’s filing, prosecution, maintenance and patent term extension of Licensed Patents in the Territory (including but not limited to the costs incurred by [*] with its outside patent counsel).

[*] Confidential treatment requested.

7.8	Payments for Regulatory Fees. [*] shall, [*], be responsible for [*] fees imposed by Regulatory Authorities and other governmental agencies in connection with the maintenance and transfer of ownership of Product Registrations or Product Registration Applications in the Territory that are not paid by [*] pursuant to *] obligations set forth in Schedule 4 attached hereto, including but not limited to those fees to be paid when [*] is the applicant for transfer of a Product Registration.

7.9	License Payments to Third Parties.

(a) [*] shall pay amounts due to any Third Party under a license agreement with respect to any grant of any Third Party patent or trade secret rights that may be necessary for LICENSEE’s, its Affiliates’, or their Sublicensees’ manufacture, use, sale, offering for sale, or import of Product in the Territory as contemplated by this Agreement, provided that (X) [*] shall not be responsible for any amounts incurred or due with respect to any license to the extent concerning (i) any technology or intellectual property rights that are not utilized in, infringed by, or necessary for the manufacture, use, or sale of the Existing Product as it is made, used or sold on the Effective Date (any such technology or intellectual property rights not utilized in, infringed by, or necessary for the manufacture, use, or sale of the Existing Product as of the Effective Date (“LICENSEE-Added IP”), or (ii) any trademarks or copyrights; (Y) any payment under a license agreement resulting from an Indemnified Third Party IP Claim is addressed as set forth in Section 9.3(d); and (Z) [*] shall only be responsible for [*] percent ([*]%) of such amounts due under a Third Party license agreement as described under this Section 7.9(a) (taking into account clauses (X) and (Y) above), and [*] shall be responsible for all other amounts due under such license. [*] shall pay [*] the portion of any amounts due under a license for which [*] has financial obligations under this subsection (a) (such a license or any license resulting from or related to an Indemnified Third Party IP Claim under Section 9.3(d), a “Supported Third Party License”) to be borne by [*] within [*] of receiving an invoice therefor from [*].

[*] shall [*] reasonably cooperate, with [*], as requested thereby, in any efforts to negotiate any Supported Third Party License, and [*] shall provide [*] a reasonable opportunity to review and comment on any proposed Supported Third Party License. However, [*], acting reasonably and with the aim at preserving the commercial viability of the Product in the Territory, shall retain sole control over the final terms of any Supported Third Party License, [*] shall not discuss, negotiate, attempt to obtain, or obtain such a license from any such Third Party[*] without [*] prior written consent, and [*] shall not be responsible for any amounts incurred or due with respect to any license negotiated or executed by [*] without [*] prior written consent.

(b)	In the event, upon termination of the Lilly Agreement, LICENSEE acquires the obligations of LICENSOR under the Lilly Agreement pursuant to the Lilly Comfort Letter set forth in Section 1.55 hereof, LICENSOR agrees to fulfill the obligation set forth in Section 3.1(d) of the Lilly Agreement to pay milestone, royalty and other payments Lilly may owe to Third Parties pursuant to an agreement Lilly may have with a Third Party covering rights relating to Existing Product in accordance with the terms and conditions set forth in the Lilly Agreement.

[*] Confidential treatment requested.

(c)	Notwithstanding anything to the contrary (including but not limited to Section 9.3(d)(i)), if, for a particular Calendar Year, the sum of (x) all Annual Indemnified Third Party IP Claim Costs plus (y) all Annual Third Party Licensing Costs plus (z) all amounts due Lilly under the Lilly Agreement with respect to Lilly Sales in the Territory during such Calendar Year exceeds all amounts payable by LICENSEE to LICENSOR under Section 7.4 (as it may be adjusted pursuant to Section 13.7(a)) with respect to all Net Sales of Products occurring in the Territory during such Calendar Year, (a) LICENSEE shall be financially responsible for such excess and pay LICENSOR the amount of such excess within [*] of receiving an invoice therefor from LICENSOR and, without limitation of such obligation (which shall survive termination or expiration of this Agreement), and (b) LICENSEE shall be entitled to (X) terminate this Agreement upon six (6) months’ written notice to LICENSOR given within [*] of LICENSEE’s receipt of an invoice from LICENSOR under this Section 7.9(c) or (Y) request termination of LICENSEE’s rights under this Agreement in specified country(s) in the Territory by providing LICENSOR written notice within [*] of LICENSEE’s receipt of an invoice from LICENSOR under this Section 7.9(c) (“Country Termination Notice”). In the event LICENSEE provides LICENSOR with a Country Termination Notice, the Parties shall negotiate in good faith the termination of LICENSEE’s rights to the specified country(s) based upon whether such termination is Commercially Reasonable and in the best interest of preserving the overall commercial value of the Product.

7.10	Costs/Expenses. [*] shall, unless expressly agreed otherwise in this Agreement, bear [*] costs and expenses of its activities and performance in connection with this Agreement, including without limitation any investments and expenditures in its corporate infrastructure, marketing and sales organisations and activities, or otherwise, which investments and expenditures shall be at the sole risk and cost of [*].

7.11	Sales Upon Invoicing. A sale of Product shall be deemed to have occurred upon the invoicing of such Product; or if not invoiced, then when delivered, shipped, or paid for, whichever first occurs.

8	RECORDS, REPORTS AND PAYMENTS

8.1	Wire and Currency. All payments to LICENSOR pursuant to Article 7 shall be made by electronic wire transfer in USD in immediately available funds to an account designated in writing by LICENSOR. For purposes of calculation of payments owed under Sections 7.3 and 7.4 for Net Sales invoiced or expensed in a currency other than USD, such Net Sales shall first be converted to USD and then combined to calculate the total Net Sales. All payments to Lilly under Section 7.5 shall be paid concurrently with the royalty report set forth in Section 8.2 and be paid in U.S. dollars by electronic wire transfer in immediately available funds to an account designated in writing by LICENSOR or Lilly (unless otherwise instructed by Lilly or LICENSOR in writing).

[*] Confidential treatment requested.

8.2	Reports and Records. Within [*] after the end of each Calendar Quarter in which there are any Net Sales subject to the payment of royalties or other amounts under this Agreement (including any Lilly Sales for which payments are due under Section 7.5), LICENSEE shall furnish to LICENSOR a statement of Net Sales of each Product for such Calendar Quarter setting forth the gross sales and Net Sales of Products for each country in which Products were sold during such Calendar Quarter, a calculation of Net Sales (including a detailed description of deductions used to calculate Net Sales from gross sales pursuant to Section 1.58), and a calculation of royalties due pursuant to Article 7, together with a payment of royalties due for such Calendar Quarter. LICENSEE will mail and e-mail such report to LICENSOR to Marshall Woodworth, CFO, Furiex Pharmaceuticals, Inc., 3900 Paramount Parkway, Suite 150, Morrisville, North Carolina 27560, e-mail address [*] or to whom LICENSOR shall designate from time to time. The amount of royalty payment due to LICENSOR shall be paid by LICENSEE concurrently with the remittance of each royalty report. Interest shall accrue on any payments due under this Agreement (including but not limited to royalties) not paid when due through and including the date upon which LICENSOR has collected the funds in accordance herewith at a rate equal to the lesser of: (a) the sum of [*] percent ([*]%) plus the LIBOR prime rate of interest quoted in the Money Rates (or equivalent) section of The Wall Street Journal (or any substitute source mutually agreed to by the Parties), calculated daily on the basis of a three hundred sixty (360) day year; or (b) the maximum interest rate allowed by Applicable Law. All royalty reports provided with respect to LICENSEE’s obligations under Section 7.5 shall contain information sufficient to enable LICENSOR to satisfy its corresponding obligations under the Lilly Agreement.

8.3	Taxes.

(a) LICENSEE will make all payments to LICENSOR under this Agreement without deduction or withholding of any taxes or other similar amount owed by either party (or any Affiliate thereof to which any such obligation may apply) under applicable law, rule, or regulation. Any tax or other amount required to be withheld or paid on, or as a result of, any amounts payable to LICENSOR under this Agreement (“Withholding Taxes”) will promptly be paid by LICENSEE on behalf of LICENSOR (or any applicable Affiliate thereof) to the appropriate governmental authority, without any deduction from or reduction of any amounts that LICENSEE is required to pay LICENSOR hereunder (except as otherwise set forth in Section 8.3(b), if and as applicable). LICENSEE will furnish LICENSOR with proof of payment of such tax. Without limitation of LICENSOR’s obligations to pursue recovery of any Withholding Taxes paid by LICENSEE (as described, and subject to the limitations set forth below in this Section 8.3) or LICENSEE’s right to be paid any recovered Withholding Taxes (as described below in this Section 8.3), any such tax required to be paid or withheld will be an expense of and borne by LICENSEE (subject to Section 8.3(b), if and as applicable). LICENSOR and LICENSEE, respectively, will provide LICENSEE or LICENSOR, respectively, with reasonable advance notice of any such tax withholding or payment obligations to which LICENSOR or LICENSEE, respectively, reasonably believes that LICENSOR (or any Affiliate thereof) or any payments under this Agreement are subject. Such Withholding Taxes shall be paid by LICENSEE to the proper taxing authority for LICENSOR’s (or, if applicable, its Affiliate’s) account in a timely manner and an

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official tax certificate or other written evidence of such tax obligations, together with relevant written proof of payment, sufficient to enable LICENSOR to claim or demonstrate payment of such Withholding Taxes will be secured and sent to LICENSOR as soon as reasonably possible, but in any event within one (1) month of such payment. The parties will do all such lawful acts and things and sign or file all such lawful deeds and documents as either party may request under any applicable legislation, treaty, regulation, rule, or law from or of the other party to enable LICENSOR, its Affiliates, LICENSEE, its Affiliates, or any Sublicensees to take advantage of any applicable legal provision or any treaty provisions with the object of being exempted or minimizing the legal amount of Withholding Taxes (and, therefore, minimizing LICENSEE’s payment obligations (or, if applicable under Section 8.3(b), maximizing LICENSOR’s ability to recover or obtain, directly or indirectly, an exemption for any Withholding Taxes paid by LICENSEE and deducted from amounts due LICENSOR hereunder) with respect to any Withholding Taxes under this Section 8.3) and LICENSEE shall reimburse LICENSOR’s out of pocket expenses thereof. LICENSOR will provide LICENSEE with all reasonable assistance and will provide LICENSEE with all documentation requested as useful or necessary under any applicable legislation, treaty, regulation, rule, or law to enable LICENSEE to be exempted from or to recover any Withholding Taxes as permitted by applicable law, rule, or regulation or, if, under such law, rule, or regulation, any such Withholding Taxes paid by LICENSEE are only recoverable by LICENSOR (or any applicable Affiliate thereof), LICENSOR shall, on LICENSEE’s instructions, file or submit any documentation required to recover such Withholding Taxes and, upon any recovery thereof, promptly pay LICENSEE the amount of any such Withholding Taxes so recovered (except, if Withholding Taxes paid by LICENSEE and deducted from amounts due LICENSOR pursuant to Section 8.3(b), LICENSEE shall provide LICENSOR with reasonable assistance and documentation to enable LICENSOR to, directly or indirectly, recover or obtain an exemption for any Withholding Taxes and LICENSEE shall use Commercially Reasonable Efforts to obtain any recovery thereof that may be available to it and pay such recovered amounts to LICENSOR, and LICENSOR shall have no payment obligation to LICENSEE with respect to any such recovered or exempted amounts).

(b) If, during the term of this Agreement, LICENSOR takes any action that eliminates or reduces the Parties’ exemption from, or recovery of, any Withholding Taxes under any applicable legislation, treaty, regulation, rule, or law (including but not limited to (i) any assignment of this Agreement or the benefits thereof by LICENSOR to any Third Party not eligible for an exemption from, or the recovery of, the Withholding Taxes or (ii) LICENSOR’s moving its corporate residence or domicile to a country or jurisdiction outside the United States), then to the extent following such action Withholding Taxes are due and an exemption from, or recovery of, Withholding Taxes is no longer available to either Party as a direct result of such action by LICENSOR, LICENSEE shall be entitled to deduct the amount of such Withholding Taxes from its corresponding payments due LICENSOR hereunder.

(c) With respect to any payment obligations to Lilly under Section 7.5, LICENSEE’s obligations under this Section 8.3 shall be with respect to or on behalf of Lilly instead of LICENSOR, and Lilly or LICENSOR shall be entitled to enforce such provisions for Lilly’s benefit with respect to any payment obligations under Section 7.5, provided that any breach by LICENSEE of such obligations shall remain a breach of this Agreement for which LICENSOR may seek and/or obtain legal or equitable remedy and further provided that, if LICENSOR or Lilly wishes to have the benefit of LICENSOR bearing the expense of any Withholding Taxes due with respect to any payment obligation under Section 7.5 without any corresponding deduction from any payments due Lilly under Section 7.5 being made by LICENSEE, LICENSOR shall use Commercially Reasonable Efforts to cause Lilly to comply with LICENSOR’s obligations provided for in this Section 8.3 with regards to LICENSEE’s payment obligations under Section 7.5. LICENSEE agrees that such Commercially Reasonable Efforts to be used by LICENSOR to cause Lilly to comply with LICENSOR’s obligations provided for in this Section 8.3 shall not include any payment obligation by LICENSOR to Lilly.

8.4	Foreign Exchange. With respect to Net Sales invoiced or expenses incurred in a currency other than USD, such Net Sales invoiced or expenses incurred will be converted into USD using a rate of exchange that corresponds to quarterly average of the daily buying rate as published by the Wall Street Journal, Eastern U.S. Edition on the last business day of the applicable quarter (or such other publication as agreed upon in writing by the Parties).

8.5	Records Inspection. LICENSEE agrees to maintain, and shall require its Permitted Sellers to keep, complete, true and accurate books of accounts and records for the purpose of determining the basis and accuracy of payments to be made under this Agreement. Such records shall show Net Sales on country-by-country and Product-by-Product basis, and LICENSEE’s or its Permitted Sellers’ usual internal practices and procedures (which shall be commercially reasonable), consistently applied, and GAAP or IFRS, consistently applied. Such books and records shall be kept for at least [*] following the end of the Calendar Quarter to which they pertain. Such records will be open for inspection by LICENSOR during such [*] period by LICENSOR or independent certified public accountants, solely for the purpose of verifying the basis and accuracy of amounts in the payment statements hereunder. If requested by notice from LICENSOR, LICENSEE shall make, and cause to be made, such records available during normal business hours to enable such accountant to verify the accuracy of any payments made in accordance with this Agreement. Such inspections shall be made no more than [*] each Calendar Year, at reasonable time and on reasonable notice. Such accountant shall promptly report to LICENSOR only whether LICENSEE’s payments for the Product(s) and calculations thereof are correct or incorrect, and, if incorrect, what, in said accountant’s professional opinion, the correct amounts should have been. If any errors in favor of LICENSEE are discovered in the course of such inspection, then upon written notice by LICENSOR to LICENSEE, LICENSEE shall pay to LICENSOR within [*] any amount owed to LICENSOR in accordance with the findings plus interest pursuant to and in accordance with Section 8.2. The fees and expenses associated with any such audit shall be borne by LICENSOR, provided that LICENSEE shall reimburse LICENSOR for the same in the event the audit reveals an underpayment by LICENSEE of more than [*] percent ([*]%) of the amount due for the period covered by the inspection. In the event of overpayment to LICENSOR, any amount of such overpayment shall be fully creditable against amounts payable for the immediately succeeding Calendar Quarter.

[*] Confidential treatment requested.

9	INTELLECTUAL PROPERTY

9.1	Ownership.

(a)	Priligy On-Going Clinical Trials. LICENSOR shall own the entire right, title and interest in the data and other information that is derived from the Priligy On-Going Clinical Trials (or Control such data and information by license from ALZA), provided that such data and information shall be included in Licensed Know-How.

(b)	Improvements. Any and all Improvements shall be the sole and exclusive property of LICENSOR. LICENSEE hereby assigns all right, title, and interest in all Improvements, and all intellectual property rights related thereto, to LICENSOR. LICENSEE agrees to reasonably cooperate with LICENSOR, to take any actions or execute any documents, and to cause any Affiliate of LICENSEE or Sublicensee to take any actions or execute any documents, as necessary or desirable to secure or perfect LICENSOR’s legal rights and worldwide ownership in Improvements and all related intellectual property rights, including, but not limited to documents relating to Patents Covering Improvements (“Improvement Patents”). LICENSEE shall not at any time, in any manner, during or after this Agreement, under any circumstances, be entitled to or claim any right, title or interest herein or any commission, fee or other direct or indirect benefit from LICENSOR or Affiliate, in respect of such Improvements created by LICENSEE hereunder except to the extent Improvements are included in Licensed Patents and Licensed Know-How pursuant to Section 2.8.

9.2	Patent Prosecution and Maintenance.

(a)

Licensed Patents. LICENSOR shall have the right to control, and shall use Commercially Reasonable Efforts with respect to, the preparation, filing, prosecution, maintenance and, except with respect to the defence addressed by Section 9.3(c), defence of Licensed Patents in the Territory. Notwithstanding, however, LICENSEE acknowledges and agrees that (a) LICENSOR does not guarantee the issuance, validity, or enforceability of any Licensed Patent or any claim thereof resulting from its efforts hereunder, and (b) LICENSOR shall not have any liability to LICENSEE with respect to the content of any particular draft patent application or office action response prepared after the Execution Date to the extent: (i) LICENSEE had a reasonable opportunity (but in no event less than [*]) to review and comment on such draft patent application or office action response; (ii) LICENSOR made reasonably available and accessible to LICENSEE for discussion and information-sharing purposes with respect to such application or office action response the patent attorney(s) primarily responsible for the prosecution and maintenance of the relevant patent application(s) (who may be an employee of LICENSOR or an Affiliate thereof); (iii) LICENSOR provided LICENSEE reasonable access to a dedicated patent attorney (who may be an employee of LICENSOR or an Affiliate thereof) to discuss patent strategy and satisfy any requests for additional information made by LICENSEE with respect to such draft patent application or office action response (e.g., available prior art

[*] Confidential treatment requested.

with respect to any proposed patent application); and (iv) LICENSEE either (A) approved such draft application or office action response or failed to provide any comments with respect thereto or (B) provided substantive comments with respect to such draft application or office action response and such comments were considered in good faith by LICENSOR.

9.3	Infringement of Patent Rights.

(a)	Warranty. LICENSOR represents and warrants that, to the best of its knowledge as of the Execution Date, no written claim has been received from or is threatened in writing by a Third Party alleging that the distribution and/or sale of the Existing Products in the Territory infringe any Patents of any Third Party.

(b)	Notice. Without prejudice to other provisions in this Agreement, each party shall use Commercially Reasonable Efforts to promptly inform the other party in writing of (i) any invalidation proceeding related to any Licensed Patent initiated through a government agency or any other form of patent authority (“Invalidation Proceeding”) or (ii) any actual or potential infringement or threat thereof of the Licensed Patents in the Territory and provide reasonable assistance in protecting against such infringements.

(c)

Enforcement and Defence of Licensed Patents. With respect to (i) the defence of any Invalidation Proceeding, or (ii) any actual, potential or suspected infringement of Licensed Patents as they relate to the Commercialization of Products in a country in the Territory following the Re-launch in each country in the Territory where Existing Product is being sold as of the Effective Date or the launch date in a country in the Territory in which Existing Product has not been sold as of the Effective Date, respectively, LICENSEE shall, subject to the remainder of this Section 9.3(c), have the first and primary right, but not the obligation, to, in its sole discretion, initiate, prosecute, defend and/or control any action or legal proceedings, and/or enter into a settlement, including any declaratory judgment action, on its behalf or in LICENSOR’s name, if necessary, with respect thereto. If, within [*] of the notice in Section 9.3(b) above with respect to any such actual, potential, or suspected infringement of the Licensed Patents, LICENSEE: (X) shall have been unsuccessful in persuading the alleged infringer to desist; (Y) shall not have brought and shall not be diligently prosecuting an infringement action; or (Z) has not entered into bona fide and substantive settlement discussions with respect to such infringement, or if LICENSEE notifies LICENSOR that it has decided not to undertake any of the foregoing against any such alleged infringer, then LICENSOR shall then have the right to bring suit to enforce such Licensed Patents in such country in the Territory at its own expense. If, within [*] of notice in Section 9.3(b) being provided with respect to an Invalidation Proceeding or at any time thereafter, LICENSEE is not actively defending the Licensed Patent(s) being challenged in such Invalidation Proceeding to LICENSOR’s reasonable satisfaction, or if LICENSEE notifies LICENSOR in writing at any time that it has decided not to undertake or to cease such defence, LICENSOR shall then have the right to undertake the defence of the relevant Licensed Patent(s) in such Invalidation Proceeding, at its own expense and under its sole control. If either party brings any defence, infringement action or proceeding under this Section 9.3(c), the other party agrees, subject to the

[*] Confidential treatment requested.

remainder of this Section 9.3(c), to be joined, upon written request, as a plaintiff (or, in the case of any Invalidation Proceeding defence, defendant, if and as applicable) and, at the expense of the other party, to give the party undertaking such infringement suit or other action reasonable assistance and authority to control, file and prosecute, or defend such the suit or proceeding as necessary.

(d)	Infringement of Third Party Rights. If LICENSEE’s or any Permitted Seller’s conduct or exercise of its rights under this Agreement or manufacture, use, sale, import, export, or distribution of any Product in a country of the Territory becomes the basis of a claim of infringement or misappropriation of any patent or trade secret of any Third Party in the Territory (a “Third Party IP Claim”), LICENSEE shall promptly give written notice to LICENSOR and the Parties shall confer to consider the claim and an appropriate course of action.

(i) If, following the First Commercial Sale in each country in the Territory where Existing Product is being sold as of the Effective Date or the launch date in a country in the Territory in which Existing Product has not been sold as of the Effective Date, a Third Party institutes a patent infringement or trade secret misappropriation suit against LICENSEE in a country in the Territory alleging that the manufacture, sale, use or importation of a Product by or on behalf of LICENSEE in such country in the Territory under this Agreement infringes the patents or misappropriates the trade secrets of a Third Party, and such claim is not based on any LICENSEE-Added IP (such suit (or series of directly related such suits in such country by or on behalf of the same Third Party with respect to the same manufacture, sale, use, or importation by or on behalf of LICENSEE) to the extent not based on any LICENSEE-Added IP, an “Indemnified Third Party IP Claim”), LICENSOR shall defend before any competent forum and indemnify and hold harmless LICENSEE, its Affiliates and any other Permitted Seller with respect to such claim, subject to the following two paragraphs.

It is however understood that, notwithstanding anything to the contrary in this Agreement, LICENSEE shall pay, on a country-by-country basis, the initial €[*] Euro) incurred with respect to the sum of any Indemnified Third Party IP Claim (or the defence thereof) in a particular country in the Territory (including any associated damages, liabilities, expenses and/or loss, reasonable legal expenses and reasonable attorneys’ fees directly resulting therefrom) plus any amounts due under any Supported Third Party License related thereto, which are addressed in Section 7.9 (such costs related to Indemnified Third Party IP Claim and Supported Third Party License, collectively, “IP Claim Costs”)). In the event IP Claim Costs exceed €[*] Euro) in a particular country of the Territory for any particular Indemnified Third Party IP Claim, LICENSOR shall pay [*]% ([*] percent) of IP Claim Costs with respect thereto in such country and LICENSEE shall pay [*]% ([*] percent) of the IP Claim Costs with respect thereto in such country of the Territory. LICENSEE shall pay its portion of any IP Costs to LICENSOR as determined in accordance with the foregoing within [*] of receiving an invoice therefor from LICENSOR.

LICENSOR shall, acting reasonably and with the aim at preserving the commercial viability of the Product in the Territory, have the sole right to assume direction and control of the defence, settlement, and disposition of any Indemnified Third

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Party IP Claim (which right may, notwithstanding anything to the contrary, be assigned and transferred to Lilly or any Third Party). Section 9.3(e) notwithstanding, neither LICENSEE, any Affiliate thereof, nor any Sublicensee shall have the right to settle or otherwise dispose of any claim subject to this Section 9.3(d)(i) without the prior written consent of LICENSOR and, if LICENSEE, any Affiliate thereof, or any Sublicensee does settle or voluntarily dispose of any Indemnified Third Party IP Claim without LICENSOR’s prior written consent, LICENSOR shall not have any obligation or liability under this Section 9.3(d)(i) or Section 7.9 with respect thereto or with respect to any damages, liabilities, expenses and/or losses, including reasonable legal expenses and reasonable attorneys’ fees, related to such Indemnified Third Party IP Claim, settlement, judgment, court-based determination or action, or other disposition thereof or any licenses executed in conjunction with any of the foregoing.

(ii) With respect to any Third Party IP Claim other than an Indemnified Third Party IP Claim, LICENSEE will have the first right (but, except as provided in Section 14.2, not the obligation), at its sole expense, to assume direction and control of the defence of such claims as they relate to Products. Should LICENSEE determine not to pursue the defence of a particular claim subject to this Section 9.3(d)(ii), LICENSEE shall notify LICENSOR within [*] after notice from LICENSOR requesting it to do so, and LICENSOR will have the right (but not the obligation), at its sole expenses, to assume direction and control of such claims (which right may, notwithstanding anything to the contrary, be assigned and transferred to Lilly or any Third Party). Section 9.3(e) notwithstanding, LICENSEE shall not have the right to settle or otherwise dispose of any claim subject to this Section 9.3(d)(ii) without the consent of LICENSOR, which consent will not be unreasonably withheld.

(e)

Litigation Control. The party pursuing or controlling any action or defense under Section 9.3(c) or 9.3(d) (the “Controlling Party”) shall be free to enter into a settlement, consent judgment, or other voluntary disposition of any such action or defense, provided, however, that (i) the Controlling Party shall consult with the other party (the “Secondary Party”) prior to entering into any settlement or voluntary disposition thereof, (ii) any settlement, consent judgment or other voluntary disposition of such actions which (1) subjects the Secondary Party to any non-indemnified liability or obligation or (2) admits fault or wrongdoing on the part of Secondary Party must, in each case, be approved in writing by Secondary Party, such approval not to be unreasonably withheld, and (iii) any settlement, consent judgment or other voluntary disposition of such actions which materially limits the scope, validity, or enforceability of, or otherwise may adversely affect, any Licensed Patents, or that may relate in any material way to the use of the Active Ingredient outside the Field, shall not be entered into, consented to, approved, or agreed upon without LICENSOR’s prior written approval. With respect to clause (ii) above, the Secondary Party shall provide the Controlling Party notice of its approval or denial of such approval within [*] of any request for such approval by the Controlling Party, provided that (X) in the event Secondary Party wishes to deny such approval, such notice shall include a written description of Secondary Party’s reasonable objections to the proposed settlement, consent judgment, or other voluntary disposition and (Y) Secondary Party shall be deemed to have approved such proposed settlement, consent judgment, or other voluntary

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disposition in the event it fails to provide such notice within such [*] period. Any recovery or damages received by the Controlling Party with respect to the infringement of the rights to Licensed Patents granted under this Agreement, or defence of any Invalidation Proceeding concerning any Licensed Patent(s) under this Agreement, shall be used first to reimburse the Parties for unreimbursed reasonable, documented expenses incurred in connection with such action, and the remainder (X) shall be split [*] percent ([*]%) to Controlling Party and [*] percent ([*]%) to Secondary Party. Any recovery or damages received by the Controlling Party with respect to any other infringement of the Licensed Patents (i.e. outside the scope of rights granted under this Agreement) shall be used first to reimburse the Parties for unreimbursed reasonable, documented out of pocket or external expenses incurred in connection with such action, and the remainder shall be retained by LICENSOR (in the event of any action, settlement, or voluntary disposition entered into by LICENSOR) or paid to LICENSOR by LICENSEE (in the event of any action, settlement, or voluntary disposition entered into by LICENSEE). Notwithstanding the foregoing, and subject to Section 9.3(d), the Secondary Party, at its expense, shall have the right to be represented by counsel of its choice in any proceeding governed by this Section 9.3(e), except that LICENSEE, if it is the Secondary Party with respect to the defence of any Invalidation Proceeding, shall not be entitled to such representation or any other participation in such Invalidation Proceeding except to the extent permitted by LICENSOR in writing.

(f)	Cooperation. For any action or proceeding brought or defended by a Controlling Party under Section 9.3(c) or 9.3(d), the Secondary Party shall, as reasonably requested by the Controlling Party, cooperate reasonably in any such effort, and the Parties shall reasonably cooperate to address new facts or circumstances that come to light during the course of any such action, proceeding, or defence that may affect the need for one Party or the other to participate or cooperate in such action. The Secondary Party agrees to be joined as a party plaintiff in any such action if needed for the Controlling Party to bring or continue an infringement action, or defend an Invalidation Proceeding, hereunder. All reasonable, documented out of pocket or external costs reasonably incurred by a Secondary Party in rendering any such cooperation and assistance requested by the Controlling Party shall be borne by the Controlling Party.

(g)	Reimbursement. Each party shall invoice the other party for any reasonable, documented out of pocket or external costs incurred that are to be borne by the other party pursuant to this Section 9.3. Each party shall pay the other party such amounts within [*] of its receipt of any such invoice, except to the extent such amounts are the subject of a good faith dispute, in which the amounts subject to such dispute shall be due within [*] of the resolution of such dispute.

9.4	Patent Term Extensions. LICENSEE shall promptly notify LICENSOR of the issuance of each Product Registration. LICENSEE may request in writing that LICENSOR shall apply for (and, if applicable, grant LICENSEE rights under) Patent Term Extensions for Licensed Patents in the country of such Product Registration if permissible and/or available. The Parties shall cooperate with each other in obtaining such patent term extensions.

[*] Confidential treatment requested.

9.5	Patent Challenge. LICENSEE and its Affiliates shall not take any actions that may adversely affect the Licensed Patents. If LICENSEE, any of its Affiliates, or any Sublicensees directly, or knowingly, intentionally, or indirectly through assistance granted to a Third Party (save where such assistance is ordered by a court, patent office, or other tribunal or is required by applicable law, rule, or regulation), commences any interference or opposition proceeding, challenges the validity or enforceability in any patent office or court proceedings of, or opposes any extension of or the grant of a supplementary protection certificate with respect to any Licensed Patent(s) (each such action, a “Patent Challenge”), (a) LICENSEE shall provide at least [*] prior written notice to LICENSOR of such Patent Challenge and (b) where the Patent Challenge is unsuccessful, LICENSEE shall reimburse LICENSOR’s reasonable, documented expenses incurred in defending against or taking any other action with respect to such Patent Challenge, with such reimbursement to be made within thirty (30) days of receiving an invoice with respect to the same from LICENSOR.

9.6	Patent Marking. To the extent permitted by Applicable Laws, LICENSEE agrees to mark, and to cause any Permitted Seller Commercializing any Product to mark Products (through a marking on containers, packaging or labels, and/or an Orange Book or like listing) made, sold, or otherwise disposed of by it or them with any notice of patent rights reasonably necessary, in any country in the Territory where Products are sold, to (a) comply with Applicable Laws, (b) enable Licensed Patents (to the extent, in each case, relating to Products) to be enforced to their full extent, and (c) ensure the availability of all potential legal or equitable remedies with respect to any infringement of any Licensed Patents, (to the extent, in each case, relating to Products) by any Third Party.

10	CONFIDENTIALITY

10.1	Treatment of Confidential Information. Both Parties shall hold and treat, and cause its employees, personnel and representatives (hereinafter referred to as “Employees”) to hold and treat, all Confidential Information of the other party in confidence and not, and cause its Employees not to, publish it or disclose it to any Third Party, including its Affiliates, agents or advisers, nor use the Confidential Information received from the other party for any purposes other than the purpose of this Agreement or as otherwise permitted hereby. Except as explicitly permitted by this Agreement, each party shall make Confidential Information available only to those of its Employees who need to know the Confidential Information for the purpose of this Agreement. The Confidentiality and non-use obligations contained in this Section 10.1 shall survive the termination or expiration of this Agreement for whatsoever reason and shall remain in effect for a period of [*] from the earlier or normal termination or expiration of this Agreement or, if this Agreement is terminated by LICENSEE pursuant to Section 13.2 and, in accordance with Section 13.7(a), LICENSEE exercises its right to be granted a post-termination license pursuant to Section 13.7(a), [*] from the last date on which LICENSEE, any Affiliate thereof, or any Sublicensee exercises its rights under such license.

[*] Confidential treatment requested.

10.2	Exceptions. Information shall not be considered Confidential Information if, as shown by documentary evidence, it:

(a)	is in the public domain at the time of its receipt, or becomes part of the public domain thereafter through no act or omission, or breach of agreement by the receiving party or its Employees;

(b)	is disclosed to the receiving party, without obligation of confidentiality, by a Third Party (other than ALZA or any Affiliate thereof) who was under no obligation of confidentiality, directly or indirectly, to disclosing party, or to an agent, licensee or Affiliate of disclosing party; or

(c)	is required to be disclosed under law or by order of a court of competent jurisdiction, provided, however, that disclosing party is granted due advance notice of such a requirement in order to be able to contest the same and then only to the minimum extent of disclosure so required.

10.3	Authorized Disclosure. A party may disclose the other party’s Confidential Information to the extent such disclosure is reasonably necessary in the following instances:

(a)	Filing or prosecuting patents related to the Product;

(b)	Regulatory filings related to the Product and prosecution or maintenance thereof;

(c)	Prosecuting or defending litigation related to the Product;

(d)	To the extent such disclosure is required by Applicable Law;

(e)	Disclosure, in connection with the performance of or exercise of rights under this Agreement, to Sublicensees, manufacturers, collaborators, contractors, employees, consultants, or other agents or representatives of a party or its Affiliates, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use substantially as protective as those set forth in this Article 10; or

(f)	Disclosure in connection with business discussions with actual or potential investment bankers, investors, lenders, or other financing parties, consultants, collaborators, licensees (including but not limited to Sublicensees), licensors, other strategic partners, acquirers, or acquisition or merger targets, provided that the Third Parties to whom Confidential Information of the other party is disclosed are bound by similar obligations of confidentiality and non-use at least substantially equivalent in scope to those set forth in this Article 10;

provided, however, that, with respect to clauses (d) above, such disclosure shall be permitted only if, to the extent reasonably practicable, the party making such disclosure gives the other party advance notice of such required disclosure, limits the disclosure to that actually required, and cooperates, as reasonably and promptly requested by the other party and at the other party’s expense, in the other party’s reasonably attempts to obtain a protective order or confidential treatment of the Confidential Information required to be disclosed.

10.4	Publicity; Public Disclosure of Agreement.

(a)	The Parties agree that the public announcement of the execution of this Agreement shall be substantially in the form of the press release attached as Schedule 10.4.

(b)	Except as provided in Section 10.4(a), neither party shall disclose the existence or terms of this Agreement or any information relating to this Agreement in any oral or written public announcement, press release or other public document (a “Public Announcement”) without the prior written consent of such other party, provided that, in the case of a Public Announcement which either party is required by applicable law, rule, or regulation, or pursuant to the rules of any national securities exchange (e.g. NASDAQ) to make, issue or release, the making, issuing or releasing of any such Public Announcement, by the party so required to do so shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible without failing to comply with any applicable law, rule, or regulation or rule of any applicable national securities exchange, reasonable prior notice to the other party, and shall have allowed, to the extent reasonably possible, the other party to review such Public Announcement, such review to be limited to determining whether such Public Announcement contains any confidential or proprietary information of such other party and the use of such other party’s trademarks therein. To the extent the non-disclosing party requests the deletion of any information in the Public Announcement, the disclosing party shall delete such information, unless in the reasonable judgment of the disclosing party’s legal counsel, such information is required by applicable law, rule, or regulation, or the rules of any applicable national securities exchange, to be disclosed. Other than any use of Product Trade IP in the Territory by LICENSEE following the Effective Date or use of any corresponding or similar trademarks by LICENSOR with respect to its Product-related activities, neither party will, without prior written consent of the other party, use in advertising or publicity the name, trademark, logo, symbol, or other image of the other party or that party’s Affiliates, employees or agents, except as may be required in conjunction with a Public Announcement permitted pursuant to the preceding portion of this Section 10.4(b). In any event, the parties agree to use Commercially Reasonable Efforts to avoid disclosure of the other party’s Confidential Information except as permitted by this Agreement.

10.5	Limitations on Publications. The Parties agree that, except to the extent required by Applicable Law, LICENSEE shall not publish the results of any studies, whether conducted by its own employees or in conjunction with a Third Party, carried out pursuant to this Agreement or Confidential Information received from LICENSOR, ALZA, or any Affiliate of either of the foregoing that relates to the Product, without the prior written approval of LICENSOR. LICENSEE agrees to provide LICENSOR with a copy of any proposed abstracts, presentations, manuscripts, or any other disclosure which discloses clinical study results relating to the Product or LICENSOR’S Confidential Information at least one hundred twenty (120) days prior to their intended submission for publication and agrees not to submit or present such disclosure unless and until LICENSOR provides its prior written approval.

11	RELATIONSHIP OF PARTIES

11.1	LICENSEE not an Agent of LICENSOR. It is mutually agreed and understood that LICENSEE is not authorized to act as agent for LICENSOR or to represent LICENSOR in any matter or in any other capacity except as specifically provided for in this Agreement, nor does LICENSEE have any authority or power to contract in the name of or create any liability against or otherwise bind LICENSOR in any way for any purpose. All sales of the Product in the Territory shall be in LICENSEE's own name, at its own risk and for its own account.

11.2	Liability for Costs. All costs and expenses connected with the activities and performance of a Party under this Agreement, unless otherwise specified in this Agreement or separately agreed beforehand in writing, are to be borne solely by such Party.

11.3	Pharmacovigilance. To guarantee that all applicable regulatory requirements as well as the Parties’ interests regarding pharmacovigilance of the Product can be met, the parties shall exchange appropriate information. The parties shall negotiate in good faith a separate Pharmacovigilance and Safety Data Exchange Agreement (“PVG Agreement”), which shall be consistent with Parties rights and responsibilities inside and outside the Territory and relevant Applicable Laws, and executed no later than the Effective Date. Once agreed upon by the Parties, the PVG Agreement will be attached to this Agreement as Schedule 11.3 and made part of this Agreement by reference.

12	REPRESENTATIONS, WARRANTIES AND COVENANTS

12.1	Mutual Authority; No Conflict; Future Encumbrances. LICENSEE and LICENSOR each represents and warrants to the other that: (a) it is duly organized and validly existing under the laws of the country, state or jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement; (c) this Agreement is a legal and valid obligation of such party, binding upon such party and enforceable against such party in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy or other debtor’s rights laws and regulations; (d) it has the authority and right to enter into and perform this Agreement; and (e) its execution, delivery and performance of this Agreement will not conflict in any material fashion with the terms of any other agreement to which it is a party or by which it is bound.

12.2	Performance by Affiliates; Performance Guarantee. The Parties recognize that each Party may perform some or all of its obligations under this Agreement through such Party’s Affiliates, provided, however, that each Party shall remain responsible for the payment and performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Further, any act, omission, or breach under this Agreement by an Affiliate of a Party shall be deemed the act, omission, or breach of such Party, who shall be liable and responsible for such act, omission, or breach as if such Party had engaged in such act, omission, or breach.

12.3	LICENSOR Representations and Warranties. LICENSOR represents, warrants, and covenants that:

(a)	LICENSOR shall, as of the Effective Date, have the right to grant the rights granted LICENSEE under this Agreement without the consent or approval of any Third Party, except as provided in Schedule 12.3(a).

(b)	To LICENSOR’s best knowledge as of the Execution Date, and [*].

(c)	LICENSOR has not entered into any agreement with any Third Party which is in conflict with the rights granted to LICENSEE pursuant to this Agreement.

(d)	LICENSOR has shown to LICENSEE the complete, unredacted text of all provisions of the Lilly Agreement as it exists as of the Execution Date, including any amendments or modifications to such agreement made prior to the Execution Date.

(e)	LICENSOR shall refrain from amending the Lilly Agreement or any other agreement it has executed in such a way to create prejudice to the rights granted to LICENSEE hereunder.

(f)	LICENSEE shall have no contractual obligations under any Distribution Agreement or Other ALZA Product Contract.

12.4	Disclaimer of Other Warranties by LICENSOR. EXCEPT AS EXPLICITLY PROVIDED UNDER THIS AGREEMENT, LICENSOR DOES NOT MAKE ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, AND LICENSOR DOES NOT MAKE ANY REPRESENTATION OR WARRANTY THAT THE LICENSED INTELLECTUAL PROPERTY, ACTIVE INGREDIENT, OR ANY PRODUCT, OR THE PRACTICE, USE OR MANUFACTURE OF ANY OF THE FOREGOING, WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF A THIRD PARTY.

12.5	LICENSEE Representations and Warranties. LICENSEE represents, warrants, and covenants that LICENSEE has acquired, and will maintain, for its activities under this Agreement, the necessary permits, insurance, working capital and other financing and that it has made the appropriate trade register, business and other declarations.

[*] Confidential treatment requested.

12.6	Protective Covenants of LICENSEE. Unless otherwise notified in writing by the LICENSOR, LICENSEE shall:

(a)	for a period from the Execution Date until the [*] of the Effective Date, not promote or commercialize any product, other than a Product subject to the terms of this Agreement, for the treatment of any indication in the Field;

(b)	for a period from the Execution Date until the [*] of the Effective Date, not acquire from any Third Party the right to promote or commercialize any product, other than a Product subject to the terms of this Agreement, for the treatment of any indication in the Field;

(c)	for a period from the Execution Date until the [*] of the Effective Date, not enter into any agreement in which any Third Party pursuant to, or in the exercise of rights under, such agreement may discover, develop, or commercialize any product, other than a Product subject to the terms of this Agreement, for the treatment of any indication in the Field;

(d)	for a period from the Execution Date until the [*] of the Effective Date, not otherwise enable any Third Party, directly or indirectly, discover, develop, or commercialize any product, other than a Product subject to the terms of this Agreement, for the treatment of any indication in the Field;

(e)	not, directly or indirectly, sell, market, promote, advertise, or distribute any Products outside the Territory;

(f)	restrict its (and its Affiliates’) marketing, promotion, advertisement, sale and distribution of the Products to the Territory;

(g)	not, directly or indirectly, knowingly sell, market or distribute the Products to any person or entity for resale, marketing or distribution outside the Territory;

(h)	exercise Commercially Reasonable Efforts to ensure its Affiliates, Sublicensees, other Permitted Sellers, and customers do not ship, sell or otherwise distribute the Products for ultimate use by patients outside the Territory; and

(i)	not, directly or indirectly, sell via the Internet or mail order Products outside the Territory, and to use all Commercially Reasonable Efforts to impose, as an essential condition of doing business, upon its Affiliates, distributors, Sublicensees, other Permitted Sellers, and customers a contractual obligation to comply with such obligation.

LICENSEE shall ensure that all of its Affiliates and Sublicensees comply with all of the requirements and limitations of this Section 12.6.

It is the intention of the Parties to discuss a possible extension of LICENSEE’s obligations duration under Sections 12.6(a), (b), (c), and (d). For this purpose, the Parties shall meet at least [*] before the expiration of the relevant [*] term in order to discuss a possible legally-compliant renewal of the limitations of Sections 12.6 (a), (b), (c), and (d) for the aforesaid duration.

[*] Confidential treatment requested.

12.7	Protective Covenants of LICENSOR. Unless otherwise notified in writing by the LICENSEE, LICENSOR shall:

(a)	Termination of ALZA Distribution Agreements. LICENSOR shall ensure that all ALZA Distribution Agreements shall be terminated with respect to Product by ALZA (or its Affiliates thereof) in all countries of the Territory within [*] after the Effective Date, except in countries where the ALZA Distribution Agreements have Third Parties that hold a Product Registration or Product Registration Application for the Product, such ALZA Distribution Agreements shall be terminated within [*] after the Regulatory Transfer Date for such countries.

(b)	Termination of Other ALZA Product Contracts. With respect to any Other ALZA Product Contract, other than those that may be determined, as contemplated by Schedule 4, to not be terminated or to be assigned to LICENSEE, LICENSOR shall use Commercially Reasonable Efforts to ensure that ALZA and its Affiliates use Transitional Commercially Reasonable Efforts to terminate, or allow to expire, (i) any Other ALZA Product Contracts determined by the Parties and ALZA to be material to LICENSEE’s rights to manufacture, use, sell, market, develop, distribute or commercialize Product on or before the date [*] after such determination (or, to the extent any such Other ALZA Product Contract concerns any Group A Market Country, on a country-by-country basis, the later of (I) the date [*] after such determination or (II) the date [*] after the earlier of (x) the applicable Regulatory Transfer Date or (y) the date [*] following the Effective Date) and (ii) all other Other ALZA Product Contracts material to LICENSEE’S rights to manufacture, use, sell, market, distribute or commercialize Product no later than the date [*] after the Effective Date.

(c)	With respect to the Group B Market Countries and Group C Market Countries, LICENSOR shall ensure that ALZA and its Affiliates will not commercialize and sell the Product in such countries following the Effective Date.

13	TERM AND TERMINATION

13.1	Term. Unless sooner terminated as hereinafter provided, this Agreement shall continue in full force and effect until the expiration of the Term. After the expiration of the Term, LICENSEE shall, on a Product-by-Product and country-by-country basis, have a perpetual, royalty-free, fully paid up, non-exclusive license to continue, at its discretion, to use Licensed Know-How to produce (or have produced) the Active Ingredient in the Territory, and to make (or have made), promote, market, distribute, offer to sell, sell and import the applicable Product in the applicable country in the Territory, under the Licensed Know-How and any Product Registrations in the Territory and LICENSEE shall retain all right, title and interest in the Product Trademarks in the Territory it being understood that, if pursuant to any applicable law, a perpetual license is not permitted or may be terminated, during its term and without reason, by any Party, such license shall be considered to last for a minimum period of 30 (thirty) years after the expiration of this Agreement.

[*] Confidential treatment requested.

13.2	Termination for Material Breach. Each party to this Agreement shall have the right to terminate this Agreement if the other Party does not fulfil its obligations according to this Agreement and does not remedy the alleged breach within thirty (30) days from receipt of written notification by the non-breaching Party specifying the occurred material breach, provided however, if cure cannot be reasonably affected within such 30-day period, to deliver to the non-breaching Party a plan for curing such breach which is reasonably sufficient to effect a cure. Such a plan shall set forth a program for achieving cure as rapidly as practicable and specify a Commercially Reasonable date for achieving such cure consistent with the foregoing, which shall not, in any event, exceed [*]. Following delivery of such plan, the breaching Party shall use Commercially Reasonable Efforts to carry out the plan and cure the breach by such date. If the breaching Party fails to cure such breach within the 30-day period (or such later date set forth in the plan provided by the breaching Party in accordance with the foregoing, which shall not in any event exceed [*] following notice of such breach), or the non-breaching Party reasonably determines that: (a) the proposed corrective plan or the actions being taken to carry it out is/are not commercially practicable by the specified date; or (b) the specified date for cure in such plan does not represent a commercially reasonable date to achieve such cure as rapidly as practicable through the application of the breaching Party’s commercially reasonable efforts, the non-breaching Party may, upon written notice, terminate this Agreement in its entirety pursuant, subject to the effects of termination described in Section 13.7 below. Except as otherwise provided in this Agreement, all termination rights shall be in addition to and not in substitution for any other remedies that may be available to the non-breaching Party.

13.3	Bankruptcy rights. In the event that this Agreement is terminated or rejected by a Party or its receiver or trustee under any applicable bankruptcy laws due to such Party’s bankruptcy then all rights and licenses granted under or pursuant to this Agreement by such Party to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States bankruptcy code and any similar law or regulation in any other country, licenses of rights to “intellectual property” as defined under Section 101(52) of the United States bankruptcy code. The Parties agree that all intellectual property rights licensed hereunder, including without limitation, any patents or patent applications of a Party in any country covered by the license grants under this Agreement, are part of the “intellectual property” as defined under Section 101(52) of the United States bankruptcy code subject to the protections afforded the non-terminating Party under the Section 365(n) of the United States bankruptcy code, and any similar law or regulation in any other country.

13.4	Termination for Diligence. LICENSOR shall have the right to terminate this Agreement, in whole or in part, as set forth in Section 3.2.

13.5	Termination for Patent Challenge. This Agreement may be terminated by LICENSOR upon written notice to LICENSEE, effective upon receipt, in the event of any Patent Challenge by LICENSEE, any Affiliate thereof, or any Sublicensees or other breach of Section 9.5.

13.6

Termination Upon Termination of Lilly Agreement. LICENSOR shall use its best efforts to comply with its obligations under the Lilly Agreement, subject to LICENSEE’s performance of its corresponding obligations with this Agreement,

[*] Confidential treatment requested.

provided that, subject to any provisions agreed upon directly between LICENSEE and Lilly, this Agreement shall terminate upon any termination of the Lilly Agreement. LICENSOR shall provide LICENSEE notice of any such termination of the Lilly Agreement as soon as reasonably possible.

13.7	Effects of Termination.

(a)	Termination by LICENSEE under Section 13.2 for Loss of Exclusivity. In case of termination of this Agreement by LICENSEE pursuant to Section 13.2 as result of an uncured material breach by LICENSOR of Section 2.1 following the Effective Date that would be reasonably likely to enable a Third Party (other than any Permitted Seller) to sell Product in the Field in the Territory under the Licensed Patents and Licensed Know-How in a manner not authorized by LICENSEE, any Affiliate thereof, or any Sublicensee (such an uncured breach, an “Exclusivity Breach”), and the occurrence of such Exclusivity Breach is agreed to in writing by LICENSOR or conclusively determined pursuant to Section 16.3, LICENSEE may elect, by written notice to LICENSOR given prior to the effective date of termination and as LICENSEE's sole and exclusive remedy with respect to such breach, to have LICENSEE’s rights under Section 2.1 continue following such termination in order to permit LICENSEE to produce (or have produced) the Active Ingredient, to make (or have made), promote, market, distribute, offer to sell, sell and import the Product in the Territory, under Licensed Patents and Licensed Know-How Controlled by LICENSOR at the time of termination and any Product Registrations in the Territory, and to continue the use of the Confidential Information for such purposes, until the period (including possible extensions) set forth in Section 13.1, and LICENSEE shall, subject to Section 13.7(b), remain the ultimate owner of the Product Trademarks in the Territory. If LICENSEE exercises its option to have its rights under Section 2.1 survive such termination in accordance with the foregoing, (i) LICENSEE’s rights under Section 2.1, rights and obligations under Section 2.3, and obligations under Sections 3.1, 3.6, and 8 and Sections 2.8 and 12.6 shall survive such termination (subject to any later termination of LICENSEE’s rights as contemplated below), (ii) Sections 7.3, 7.4, 7.5, 7.6, 7.8, 9.3(d), 9.3(e), 9.3(f), and 9.3(g) shall remain in effect and applicable between the Parties, (iii) no amounts shall be paid pursuant to Section 7.2 for any milestone events achieved following such termination and the amounts due to LICENSOR under Sections 7.3 and 7.4, respectively, with respect to sales-based milestones achieved or Net Sales occurring, respectively, after such termination shall be reduced by [*] percent [(*)]%) from those stated in Sections 7.3 and 7.4, respectively, and (iv) LICENSEE’s election to have its Product-related rights survive such termination shall be LICENSEE’s sole and exclusive remedy with respect to the uncured breach of LICENSOR enabling such termination. Notwithstanding anything to the contrary, LICENSEE’s surviving rights under Section 2.1 and 2.3 shall remain subject to termination by LICENSOR pursuant to Section 13.2 (with respect to any pre-termination breaches by LICENSEE or any post-termination breaches by LICENSEE of its surviving obligations), 13.5, or 13.6 and, in the event of any such termination by LICENSOR, LICENSEE’s rights under Section 2.1 and 2.3 of this Agreement shall terminate and Section 13.7(b) shall apply with respect to such termination.

[*] Confidential treatment requested.

(b)

All Other Terminations. In case of (I) any termination of this Agreement, other than a termination by LICENSEE pursuant to Section 13.2 for which LICENSEE has exercised its right to have its rights under Section 2.1 continue following termination as contemplated by Section 13.7(a), or (II) any termination by LICENSOR of LICENSEE’s rights under Sections 2.1 and 2.3 following such an election under Section 13.7(a) by LICENSEE, with any such termination by LICENSOR pursuant to Section 13.2 under clause (I) or clause (II) of this Section 13.7(b) requiring, for purposes of this Section 13.7(b), that the occurrence of such termination is agreed to in writing by LICENSEE or conclusively determined pursuant to Section 16.3, LICENSEE and its Affiliates, at their sole cost, shall, as quickly as reasonably possible: (a) if and as requested by LICENSOR in writing, shall transfer and assign to LICENSOR all right, title, and interest in (and, with respect to any tangible materials, transfer possession to LICENSOR of) all: (i) Product-related applications for approval, health registrations, approvals, licenses, and consents with any Regulatory Authority or other governmental agency, which shall include but not be limited to all Product Registrations, Product Registration Applications and all filings, submissions, correspondence, amendments, and other materials related to any of the foregoing, in each case with respect to the portion of the Territory subject to such termination; (ii) Product-related intellectual property owned or controlled by LICENSEE or any Affiliate thereof, including but not limited to Patents, Know-How, inventions, data, databases and reports, with respect to such portion of the Territory; (iii) quantities of Active Ingredient and Product, and any work in process with respect thereto, intended for use or sale in the portion of the Territory subject to such termination; (iv) Product-Related Materials concerning the portion of the Territory subject to such termination; and (v) Product Trade IP in that portion of the Territory subject to such termination (including Assigned Trademarks), (b) undertake to provide LICENSOR with any and all information in LICENSEE’s or its Affiliates’ possession or control regarding the Development or Commercialization of the Product in the portion of the Territory subject to such termination, and ensure that all such information is provided to LICENSOR or its designee, and (c) reasonably provide LICENSOR all relevant and material information requested by LICENSOR concerning any manufacturing, supplier, distributor, research, development, license, or other contracts concerning the Development or Commercialization of Products in the portion of the Territory subject to such termination entered into by LICENSEE or its Affiliates with Third Parties (“LICENSEE Product-Related Contracts”) and, if and as subsequently requested by LICENSOR, use Commercially Reasonable Efforts to assign such LICENSEE Product-Related Contracts to LICENSOR or otherwise help facilitate introductions and/or negotiations between LICENSOR and such Third Parties. The “Termination Transition Period” for each country in the Territory shall begin upon such termination or, if LICENSOR is terminating the Agreement or LICENSEE’s rights under Sections 2.1 and 2.3 pursuant to Section 13.2, when the occurrence of the termination is agreed to in writing by LICENSEE or conclusively determined pursuant to Section 16.3, and end on the earlier of (I) the date the activities referenced in the preceding sentences of this Section 13.7(b) have been completed to LICENSOR’s reasonable satisfaction for such country or (II) the date LICENSOR has indicated by written notice to LICENSEE that LICENSOR considers the Termination Transition Period to have expired for such country. During the Termination Transition Period for a particular country, LICENSEE shall continue to fill any outstanding orders for Product in such country and fulfil any all obligations under the PVG Agreement and any Applicable Laws related to any Product Registrations and clinical trial agreements for the Product in such country. LICENSEE agrees to execute, and cause to be executed, any documents required by LICENSOR to effect the above-referenced assignments and transfers acting in good faith co-operation with LICENSOR and in a manner which will not cause any delay or interruptions to, or otherwise materially and adversely affect, the Development or Commercialization of the Product in the Territory and at all times within fifteen (15) days from request therefor by LICENSOR. During the Termination Transition Period in a country, LICENSEE’s license rights shall convert from an exclusive license to a co-exclusive license (with LICENSOR, its Affiliates, and any licensees or sublicensees of any of LICENSOR or any of its Affiliates). Following expiration of the Termination Transition Period in a country, this Agreement shall terminate and any and all rights and licenses granted to LICENSEE by LICENSOR pursuant to this Agreement with respect to such country(ies) shall terminate and LICENSEE, its Affiliates, and Sublicensees shall cease all Development and Commercialization of the Product with respect to such country(ies).

13.8	Additional Remedies/Reduced Payments. Except as otherwise explicitly set forth in this Agreement, termination of this Agreement under this Article 13 or any other provision of this Agreement providing any right of termination shall not be exclusive or prejudicial to any legal or equitable rights or remedies each party may have on account of any breach or default of this Agreement or otherwise. The Parties hereby agree and acknowledge that (i) except as otherwise explicitly set forth in this Agreement, the license grants (or extensions thereof), assignments, and related financial terms, if any, provided in Section 13.7 are in addition to, and without limitation of, any legal or equitable remedies that may be available with respect to any breach of this Agreement and (ii) the financial terms provided in Section 13.7(a) constitute a reasonable, fair, and equitable reflection of the relative value of each Party’s contributions and interest in the future value of the opportunity presented under this Agreement in the event of the circumstances under which such economic terms apply, and are not intended, and shall not be construed, as a form of penalty for any act or omission under this Agreement.

13.9	Survival. Except as set forth herein, any termination or expiration of this Agreement shall not relieve either Party of any obligation which has accrued prior to the effective date of such termination or expiration, which obligations shall remain in full force and effect. In addition, the following provisions of this Agreement shall, in addition to any provisions specified elsewhere in this Agreement as surviving termination hereof in certain circumstances, survive any termination or expiration hereof: Articles 1 (excluding Section 1A), 8, 10, 13 (to the extent set forth therein), 14, 15, 16, and 17 and Sections 2.4, 2.5, 2.7, 3.7(b) (with respect solely to the last two sentences thereof), 5.1, 5.4, 5.5, 7.6, 7.7, 7.9(b), 7.10, 9.1, 9.3(c) (with respect to applicable infringements occurring prior to termination or expiration of this Agreement), 9.3(d) (with respect to applicable infringements occurring prior to termination or expiration of this Agreement), 9.3(e) (as it relates to the surviving effects of Section 9.3(d) or 9.3(e)), 9.3(f), 11.1, 11.2, 12.2, and 12.4.

14	INDEMNIFICATION AND LIMITATION OF DAMAGES

14.1

LICENSOR Indemnification. LICENSOR shall defend and indemnify LICENSEE and its Affiliates (“LICENSEE Indemnitees”) and keep them harmless from and against all suits, claims, proceedings or causes of action brought by any Third Party(ies) (“Claims”), and all associated damages, liabilities, expenses and/or loss, including reasonable legal expenses and reasonable attorneys’ fees (“Losses”), (V) based on LICENSOR’s or its Affiliates’: (a) breach of this Agreement or failure to comply with any Applicable Laws related to any Product or (b) development, manufacture, use, sale, distribution, offering for sale, importation, or exportation of Products outside the Territory before and following the Effective Date (which shall include but not be limited to any such liability based on product liability or any personal injury or death resulting from the administration of any Product to any human subject or patient by or on behalf of LICENSOR or any Affiliate thereof), (W) prior to the Effective Date, directly or indirectly resulting from ALZA’s, its Affiliates, or ALZA’s or its Affiliates’ licensees’ manufacture, use, sale, offering for sale, marketing, distribution, import, export, development, or commercialization in a particular country in the Territory of Product , (X) directly or indirectly resulting from ALZA’s or its Affiliates’ (a) gross negligence or intentional misconduct in connection with the Asset Transfer Agreement, the performance of ALZA’s or its Affiliates’ obligations or exercise of ALZA’s rights thereunder, or ALZA’s, its Affiliates’, or their contractors’ distribution of finished Existing Product in any Group A Market Country on behalf of LICENSOR (and not LICENSEE) during the period from, on a country-by-country basis, the Effective Date until the Country Transfer Date in a particular country (the “LICENSOR Distribution Period” for a country), (b) the breach of one or more of ALZA’s covenants, agreements or obligations under the Asset Transfer Agreement, or (c) ALZA’s or any Affiliate’s failure to comply with any Distribution Law related to Existing Product (or the use, development, manufacture, sale, distribution, promotion, marketing, import, or export thereof), (Y) directly resulting from ALZA’s, its Affiliates’, or any of ALZA’s or its Affiliates’ contractors’ (q) sale or distribution on behalf of LICENSOR (and not LICENSEE) of any finished Existing Product in any Group A Market Country during the LICENSOR Distribution Period that does not meet the specifications established in the applicable Product Registration(s) for the design, composition, manufacture, packaging, and/or quality control of such Existing Product as of the Effective Date (as such specifications may be later amended by LICENSOR and ALZA (or an Affiliate thereof) in accordance with Applicable Laws), including the reasonable, documented costs of any recalls with respect to any such Existing Product, or (r) sale or distribution on behalf of LICENSOR (and not LICENSEE) of any finished Existing Product satisfying the aforementioned specifications in any Group A Market Country during the LICENSOR Distribution Period, or (Z) violation of the United States’ Foreign Corrupt Practices Act (15 U.S.C. § 78 dd-1 et seq.) (the “FCPA”), or the Organisation for Economic Co-operation and Development’s Anti-Bribery Convention (including the United Nations Convention against Corruption (resolution 58/4 of October 31, 2003)) collectively “OECD”), by LICENSOR, any Affiliate thereof, or any Third Party selling or distributing Existing Product on LICENSOR’s behalf in the course of, in each case, such party’s distribution or sale of Existing Product in any Group A Market Country during the LICENSOR Distribution Period, except to the extent (I) such liabilities, damages, claims, costs or expenses were caused by or arose from (i) LICENSEE’s, its Affiliates’, agents’, employees’, Sublicensees’, or other representatives’ (A) negligence, wilful or criminal misconduct, breach of this Agreement, or failure to comply with any Applicable Laws or (B) Development, manufacture, use, sale, distribution, offering for sale, importation, exportation, or Commercialization of Products (which shall include but not be limited to any liability based on product liability or any personal injury or death resulting from the administration of any Product to any human subject or patient) or (ii) any claim related to LICENSEE-Added IP and other than an Indemnified Third Party IP Claim, by or on behalf of any Third Party that the manufacture, use, sale, offering for sale, import, export, Development, or Commercialization, by or on behalf of LICENSEE, any Affiliate thereof, or any Sublicensee, of the Active Ingredient or any Product infringes a Third Party’s intellectual property rights or constitutes misappropriation of such Third Party’s trade secrets or (II) with respect to all Losses associated with any and all Claims resulting from any of the circumstances in clause (Y)(q) above, such Losses exceed USD$[*] in the aggregate (i.e. the maximum total indemnification provided by LICENSOR hereunder with respect to all such Losses and Claims shall not exceed USD$[*] in the aggregate).

14.2	LICENSEE Indemnification. LICENSEE shall defend and indemnify and LICENSOR, its Affiliates, directors, officers, employees, agents and other representatives (“LICENSOR Indemnitees”) and keep them harmless from and against (I) all Claims and Losses based on LICENSEE’s, its Affiliates’, agents’, employees’, Sublicensees’, or other representatives’: (a) negligence, wilful or criminal misconduct, breach of this Agreement, or failure to comply with any Applicable Laws or (b) Development, manufacture, use, sale, distribution, offering for sale, importation, exportation, or Commercialization of Products (which shall include but not be limited to any liability based on product liability or any personal injury or death resulting from the administration of any Product to any human subject or patient) or (c) any claim related to LICENSEE-Added IP (without prejudice to the indemnification by LICENSOR under Section 9.3(d)(i), for an Indemnified Third Party IP Claim) by or on behalf of any Third Party that the manufacture, use, sale, offering for sale, import, export, Development, or Commercialization, by or on behalf of LICENSEE, any Affiliate thereof, or any Sublicensee, of the Active Ingredient or any Product infringes a Third Party’s intellectual property rights or constitutes misappropriation of such Third Party’s trade secrets and (II) all Claims, Losses, and other damages, liabilities, expenses, costs and/or losses (including those associated with any recall or withdrawal of Product) directly or indirectly resulting from ALZA’s, its Affiliates’, or any of ALZA’s or its Affiliates’ contractors’ sale or distribution during the LICENSOR Distribution Period on behalf of LICENSOR (and not LICENSEE) of any finished Existing Products in any Group A Market Country that do not meet the specifications established in the applicable Product Registration(s) for the design, composition, manufacture, packaging, and/or quality control of such Existing Products as of the Effective Date (as such specifications may be later amended by LICENSOR and ALZA (or an Affiliate thereof) in accordance with Applicable Laws), to the extent all such Claims, Losses, and other damages, liabilities, expenses, costs and/or losses exceed USD$[*] in the aggregate; except to the extent, however, that such liabilities, damages, claims, costs or expenses were caused by the recklessness, willful or criminal wrongdoing, negligence, or breach of this Agreement by a LICENSOR Indemnitee.

[*] Confidential treatment requested.

14.3	Conditions of Indemnification. With respect to any indemnification obligations of either party under this Agreement:

(a)	the indemnified party shall notify the indemnifying party promptly in writing and reasonable detail of the relevant claim, damages, or losses which may give rise to an obligation on the part of the indemnifying party hereunder;

(b)	the indemnifying party shall be allowed to timely undertake the sole control of the defence of any third party action and claim subject to indemnification hereunder, including all negotiations for the settlement, or compromise of such claim or action at its sole expense; and

(c)	the indemnified party shall, at the expense of the indemnifying party, render reasonable assistance, information, co-operation and authority to permit the indemnifying party to defend such action.

Notwithstanding the foregoing, however, (i) the failure or delay to notify the indemnifying party shall not relieve the indemnifying party of any obligation or liability that it may have to the indemnified party except to the extent that the indemnifying party demonstrates that its ability to defend or resolve the relevant Third Party claim is adversely affected thereby, (ii) in no event may the indemnifying party compromise or settle any suit, claim, proceedings or causes of action subject to indemnification hereunder in any manner that (A) admits fault or wrongdoing on the part of any indemnified party or incur non-indemnified liability on the part of any indemnified party without the prior written consent of the indemnified party or (B) adversely affects the Licensed Patents, Licensed Know-How, Product Registrations, or Product Registration Applications without the prior written approval of LICENSOR, and (iii) no indemnified party shall enter into any settlement of any claim subject to indemnification under this Section 14 without the prior written consent of the indemnifying party with respect thereto, such consent not to be unreasonably withheld.

Notwithstanding anything to the contrary, an indemnified party shall have the right to employ separate counsel and to participate in the defense of any action subject to indemnification hereunder, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, and the indemnifying party does not elect to engage new counsel without such a conflict; (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the indemnifying party’s expense.

14.4	Limitation of Damages. EXCEPT IN CIRCUMSTANCES OF GROSS NEGLIGENCE, FRAUD, WILFUL MISCONDUCT, PATENT INFRINGEMENT BY A PARTY OR ITS AFFILIATES, OR BREACH OF ARTICLE 10 OR WITH RESPECT TO THE

INDEMNIFICATION PROVIDED UNDER SECTION 9.3 AND ARTICLE 14, IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TOWARDS THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES CLAIMED BY THE OTHER PARTY, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, INCLUDING, BUT NOT LIMITED TO THE LOSS OF OPPORTUNITY, LOSS OF USE, OR LOSS OF REVENUE OR PROFIT, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT.

15	COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICE

(a) LICENSEE will comply with all Applicable Laws and with good business practice with respect to the Development and Commercialization of Products under this Agreement and its exercise of the rights granted hereunder. Should any of the provisions in this Agreement be contrary to Applicable Law in any jurisdiction, LICENSEE will promptly inform LICENSOR of any discrepancies between the stipulations in this Agreement and the relevant mandatory provisions in such Applicable Law. Upon such notification, the parties shall negotiate on the revision of the provision(s) to conform to said Applicable Law. Notwithstanding the foregoing, any invalidity, illegality or limitation of the enforceability with respect to any one or more of the provisions of this Agreement, or any part thereof, shall in no way affect or impair the validity, legality or enforceability of any other provisions of this Agreement.

(b) Each Party represents and warrants to the other Party that all activities performed, directly and indirectly, under this Agreement shall be conducted in accordance with all Applicable Laws in force from time to time without exclusions and/or exceptions.

Either Party, in performing this Agreement, represents and warrants that it will fully and absolutely comply with the provisions of any applicable legislation on crimes prevention (e.g. OECD and FCPA), as are in force from time to time (hereinafter referred to as the “LAWS”), commits itself to adopt all necessary measures to prevent violation to the LAWS and, more in general, crimes commission.

Without limiting the foregoing, either Party agrees that it will not, in the conduct of its performance under this Agreement, offer, pay, give, or promise to pay or give, directly or indirectly, any payment or gift of any money or thing of value to (i) any government official to influence any acts or decisions of such official or to induce such official to use his influence with any government to effect or influence the decision of such government in order to assist the Party in its performance of its obligations under this Agreement or to benefit either of the Parties; (ii) any political party or candidate for public office for such purpose; or (iii) any person if either Party knows or has reason to know that such money or thing of value will be offered, promised, paid, or given, directly or indirectly, to any official, political party, or candidate for such purpose.

A defaulting Party shall hold harmless and indemnify the other Party from any and all claim, expense, fine, sanction, prejudice, obligations, consequences or adverse implications that may arise resulting from the conduct of the defaulting Party violating the LAWS.

A violation or a threatened violation of the LAWS carried out by individuals in top positions, de jure or de facto, within the company organization of the defaulting Party or by its employees, consultants, representatives, proxys, agents and/or by those who act, for any reason, in the interest or for the advantage of the defaulting Party shall constitute a material breach under this Agreement and, therefore, the non defaulting Party shall have the right to terminate this Agreement with immediate effect by simple written notice to the defaulting Party and without prejudice to any other remedy the non defaulting Party may be entitled to.

16	DISPUTE RESOLUTION

16.1	Disputes. The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either party’s rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the parties agree to follow the procedures set forth in this Article 16 if and when a dispute arises under this Agreement. Any and all disputes, controversies or claims of any sort arising from this Agreement shall first be discussed by the parties hereto, who shall try to settle the dispute among themselves. Should the parties fail to resolve such matter within thirty (30) days of notice from either party initiating such discussions, the matter in dispute shall be submitted, by written notice from either party, to the CEO of LICENSEE and a designee of LICENSOR, who shall try to resolve the matter within fifteen (15) business days of such notice. In case such executives are unable to resolve such matter within such fifteen (15) business day period, the dispute shall be finally resolved under Section 16.3. The foregoing procedure shall be applicable also in case of disputes between the Parties not able to determine the termination of this Agreement on one party’s request.

16.2	Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the England, without regard to its conflict of laws provisions. It is specifically agreed that the United Nations Convention on Contracts for the International Sale of Goods is not applicable to this Agreement.

16.3

Arbitration. All disputes arising under or in connection with this Agreement, and not resolved in accordance with Section 16.1, shall be finally settled by binding arbitration, initiated by either party on ten (10) day’s notice to the other party, under the Rules of Arbitration of the International Chamber of Commerce (“ICC”), applying the laws of England, without regards to its conflicts of law provisions, before three (3) independent, neutral arbitrators experienced in the international pharmaceutical industry. The place of arbitration shall be New York, New York. LICENSEE and LICENSOR shall each be entitled to select one (1) such arbitrator, with the two (2) such arbitrators so selected selecting the third such arbitrator.

In the event either party fails to select its arbitrator within such ten (10) day period, the arbitrator selected by the other party within such ten (10) day period shall be entitled to select such arbitrator. The arbitration shall be conducted in English. The decision of the arbitrators will be final and binding on the parties, and any decision of the arbitrators may be enforced in any court of competent jurisdiction. Notwithstanding the foregoing, either party may seek injunctive, equitable, or similar relief from a court of competent jurisdiction as necessary to enforce its rights hereunder without the requirement of arbitration.

17	MISCELLANEOUS

17.1	Entire Agreements and Amendments. This Agreement, together with all Schedules hereto and the Pharmacovigilance Agreement, represents the full and complete understanding and agreement of the parties pertaining to the subject matter hereof and prevails over all statements, clauses or conditions which may be contained in any other form or document. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the parties other than as are set forth herein and therein. No modifications and amendments to this Agreement shall be valid unless made in writing and signed by duly authorised representatives of both parties.

In case of discrepancies between this Agreement and any Schedule, the provisions of this Agreement shall prevail.

17.2	Force Majeure. In the event of a “force majeure”, i.e., in the event that further performance of this Agreement or any part hereof by either party shall be materially impeded or rendered impossible, in whole or in part, either directly or indirectly, by or as a consequence of any force majeure event – provided that such event is beyond the reasonable control of the effected party—such as fire, flood, accident, explosion, other natural disaster or act of God, general labour dispute, delay in commercial carriers or transportation facilities, shortage of labour, failure to obtain normal sources of raw materials, or shortage of fuel or power, general strike, lockout, boycott, civil disturbance, war (either declared or undeclared), riot, sabotage, or as a result of any law, regulation, order, rule, direction, priority, seizure, allocation, requisition, or any further or other official action by any governmental, local or national department, bureau, board, administration, or other instrumentality or agency, or any government or political subdivisions thereof having jurisdiction over such party, or any other similar supervening or unforeseeable event or cause beyond the reasonable control of such party, such party shall not be considered in default hereunder by reason of any failure to perform occasioned thereby provided that the party so affected by force majeure has forthwith, and in any event at the latest on the fourteenth (14th) day as of the commencement of the relevant force majeure circumstance, informed the other party in writing of such force majeure. Such party shall, however, use reasonable efforts to overcome such force majeure to the extent such may be reasonably possible.

17.3	Non-Waiver. Either party’s failure to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right or operate to bar the exercise of performance thereof at any time or times thereafter; nor shall its waiver of any right hereunder at any given time, including rights to any payment, be deemed a waiver thereof for any other time.

17.4	Notices. Notices provided hereunder to be given by either party to the other shall be in writing and shall be sent by facsimile or e-mail (with transmission confirmed), or delivered by recognised overnight delivery service or sent by government mail service (certified or registered air mail) to the following respective addresses or to such other addresses as the parties may hereafter communicate to each other in writing:

If to LICENSOR:

GENUPRO, Inc.

c/o Furiex Pharmaceuticals, Inc.

3900 Paramount Parkway

Suite 150

Morrisville, NC 27560

Attn: President

Fax: 919-456-7850

If to LICENSEE:

BERLIN CHEMIE AG

(MENARINI GROUP)

Glienicker Weg 125,

12489 Berlin Germany

Fax: +49 30 6707 3443

Attn: CFO

The notices shall be deemed to have been received as follows:

(a) facsimiles and e-mails, on the day following transmission;

(b) registered air-mail, on the fifth (5th) days after mailing;

(c) notices delivered in any other form, on the day when delivered at the address of the recipient.

Nothing contained herein shall justify or excuse failure to give oral notice for the purpose of informing the other party hereto when prompt notification is required, but, it is understood that such oral notice shall in no way satisfy the requirement of a written notice.

17.5	No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either party.

17.6

Assignment of Agreement. Without prejudice to the other provisions otherwise in this Agreement, this Agreement may not be assigned by either party without the other party’s express written consent, provided that, notwithstanding the foregoing, (a) each party shall have the right, upon prior written notice to the other party, to assign its obligations under this Agreement without the other party’s consent to one of its Affiliates for so long as such Affiliate remains an Affiliate of such party, provided that the assigning party shall remain, however, responsible towards the other party for the proper fulfilment of any obligation of this Agreement assigned to the Affiliate and (b) LICENSOR may assign this Agreement without LICENSEE’s consent to an Affiliate of LICENSOR or to a Third Party in connection with the transfer or sale of all or substantially all of LICENSOR’S assets or business (or the portion of such assets or business related to the subject matter hereof), its merger, consolidation with another company, or other reorganization. This Agreement shall be binding upon the successors and permitted assigns of the parties. Any assignment or attempted assignment by either party in violation of the terms of this Section 17.6 shall be null and void and of no legal effect.

17.7	Headings. All section headings in this Agreement are for convenience only and shall not in any way affect the meaning or interpretation of the Agreement.

17.8	Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other reasonable acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

17.9	No Implied Licenses. Except as expressly and specifically provided under this Agreement, the Parties agree that neither party is granted any implied rights to or under any of the other party’s current or future patents, trade secrets, copyrights, moral rights, trade or service marks, trade dress, or any other intellectual property rights.

17.10	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart hereof may be delivered via telecopier, with the intent and understanding that any such counterpart shall have the effect of an original counterpart hereof.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their duly authorised representatives.

GENUPRO, INC.

By:

Name:

Title:

Date:

BERLIN CHEMIE AG

By:

Name:

Title:

Date:

SCHEDULE 1.46-A

EUT COUNTRIES

1.	[*]

[*] Confidential treatment requested.

SCHEDULE 1.46-B

CIS COUNTRIES

1.	[*]

[*] Confidential treatment requested.

SCHEDULE 1.46-C

ASIA PACIFIC COUNTRIES

1.	[*]

[*] Confidential treatment requested.

SCHEDULE 1.46-D

SCA COUNTRIES

1.	[*]

[*] Confidential treatment requested.

SCHEDULE 1.51

LICENSED PATENTS

South Africa	93/0694		2/1/93	Pharmaceutical Treatments
Chile		[*] 5/31/2004		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
Malaysia	125490-A	PI 20003983 8/29/00	8/30/06 [*]	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
Australia	762934	68911/00 8/22/00	10/30/03 [*]	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
Bulgaria	BG65677	106.461 8/22/00	8/26/2009 [*]	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
Brazil		[*] 8/22/00		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
Brazil		[*] 8/22/00		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
China	ZL 00815313.2 (announcement no. CN 1222283)	00815313.2 8/22/00	10/12/2005 [*]	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
Costa Rica		[*] 8/22/00		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
Czech Rep	299 712	PV2002-784 8/22/00	9/18/08 [*]	Use of Dapoxetine for Management of Sexual Dysfunction by Administering on an As-Needed Basis
Armenia Azerbaijan Belarus Kazakhstan Kyrgyzstan Moldova Russia Tajikistan Turkmenistan	004101	200200324 8/22/00	12/25/03 [*]	Use of a Rapid-Onset Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
Estonia	05315	P200200107 8/22/00	9/7/10 [*]	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
EPO Albania Austria Belgium Switzerland Cyprus Germany Denmark Spain Finland France Greece Ireland Italy Lithuania Luxembourg Latvia Monaco Macedonia Netherlands Portugal Romania Sweden Slovenia UK	1225881 German Patent No. 60026146.8-08	00957264.5 8/22/00	2/22/06 [*]	The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction

[*] Confidential treatment requested.

EPO divisional		06002333.0 8/22/00		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
Hong Kong	HK1047545	02109124.8 8/22/00	9/22/06 [*]	The Use of Dapoxetine, A Rapid-Onset Selective Serotonin Reuptake Inhibitor, For Treating Sexual Dysfunction
Hong Kong		[*] 8/22/00		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
Hong Kong		[*] 8/22/00		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
Philippines	1-2000-002326	1-2000-002326 10/17/01	8/6/07 [*]	The Use of Dapoxetine, a Rapid-Onset Selective Serotonin Reuptake Inhibitor, for Treating Sexual Dysfunction
Hungary		[*] 8/22/00		Methods of Using Rapid-Onset Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
Indonesia	ID 0 018 894	W— 00 2002 00522 8/22/00	2/27/07 [*]	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
Israel	148159	148159 8/22/00	2/19/2010 [*]	Use of dapoxetine or a pharmaceutically acceptable salt thereof for the manufacture of a medicament for the treatment or management of sexual dysfunction
S. Korea	719977	10-2002-7002870 8/22/00	5/14/07 [*]	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
Mexico	236520	PA/A/ 2002/001811 8/22/00	5/4/06 [*]	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
Norway	330562	20021035 8/22/00	5/16/2011 [*]	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
New Zealand	517038	517038 8/22/00	8/7/03 [*]	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
Poland		[*] 8/22/00		Methods of Using Rapid-Onset Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
Singapore	87218	200200910-8 8/22/00	5/31/05 [*]	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction

[*] Confidential treatment requested.

Ukraine	75580	2002031755 8/22/00	5/15/06 [*]	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
South Africa	2002/1407	8/22/00	7/30/03 [*]	Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
Taiwan	I312678	089117155 8/25/00	8/1/2009 [*]	Pharmaceutical Composition Comprising Dapoxetine for Treating Sexual Dysfunction
Taiwan		[*]	8/25/2000	Pharmaceutical Composition Comprising Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction
Venezuela		[*] 8/29/00		Methods of Using Rapid-Onset Selective Serotonin Reuptake Inhibitors for Treating Sexual Dysfunction

[*] Confidential treatment requested.

SCHEDULE 1.52

LICENSED TRADE IP

Domain Names:

Domain Name	registry	Domain Translation	Registrant	Registration Date	Renewal Date
aboutpe.co.nz	New Zealand	About Premature Ejaculation	Johnson & Johnson	June 19, 2009	June 19, 2012
aboutpe.com.au	Australia	about premature ejaculation	Johnson & Johnson Pacific Pty. Ltd	April 16, 2009	April 16, 2013
aboutpe.com.my	Malaysia	about premature ejaculation	Johnson & Johnson SDN BHD	July 8, 2009	July 8, 2012
aboutpriligy.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
accademiaep.it	Italy	pe -> premature eiaculation accedemy	Johnson & Johnson SPA	August 5, 2009	August 5, 2012
aitopriligy.com	Global	genuine priligy	Johnson & Johnson	January 29, 2009	January 29, 2013
aitopriligy.fi	Finland	genuine priligy	Janssen-Cilag Oy	February 3, 2009	February 3, 2013
aktapriligy.com	Global	genuine priligy	Johnson & Johnson	January 29, 2009	January 29, 2013
äktapriligy.com	Global	Genuine Priligy	Johnson & Johnson	February 12, 2009	February 12, 2013
aktapriligy.se	Sweden	genuine priligy	Johnson & Johnson	January 31, 2009	February 1, 2013
äktapriligy.se	Sweden	genuinepriligy	Johnson & Johnson	February 12, 2009	February 12, 2013
beatpe.com.my	Malaysia	beat Premature Ejaculation	Johnson & Johnson SDN BHD	April 2, 2010	April 8, 2012
beatpe.net	Global	beat Premature Ejaculation	Johnson & Johnson	March 24, 2010	March 24, 2012
buydapoxetinepriligy.com	Global	buy dapoxetine priligy	Johnson & Johnson	August 28, 2010	August 28, 2012
buypriligy.com	Global	buy priligy	Johnson & Johnson	March 10, 2009	March 10, 2012
buy-priligy.com	Global	buy priligy	Johnson & Johnson	February 10, 2009	February 10, 2013
buypriligy.info	Global	buy priligy	Johnson & Johnson	July 1, 2009	July 1, 2013
buy-priligy.net	Global	buy priligy	Johnson & Johnson	March 2, 2010	March 2, 2013
buy-priligy-dapoxetine.com	Global	buy priligy dapoxetine	Johnson & Johnson	May 19, 2010	May 19, 2012
buypriligyonline.com	Global	buy priligy online	Johnson & Johnson	February 3, 2009	February 3, 2013
buy-priligy-online.com	Global	buy priligy online	Johnson & Johnson	February 3, 2009	February 3, 2013
cheappriligy.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
checkpriligy.co.kr	Korea	n/a	Johnson & Johnson Korea Ltd.	November 11, 2009	November 11, 2013
comprarpriligy.com	Global	compare priligy	Johnson & Johnson	July 8, 2009	July 8, 2012
comprar-priligy.com	Global	compare priligy	Johnson & Johnson	August 16, 2010	August 16, 2012
comprarpriligy.es	Spain	compare Priligy	Johnson & Johnson	March 16, 2010	March 16, 2013
comprarpriligy.org	Global	compare Priligy	Johnson & Johnson	August 3, 2010	August 3, 2013
contralaeyaculacionprecoz.com	Global	againstprematureeyaculation	Johnson & Johnson	June 2, 2009	June 2, 2012
controlatueyaculacion.com	Global	control your eyaculation	Johnson & Johnson	February 24, 2009	February 24, 2013
controlep.com.ar	Argentina	premature eyaculation control	Johnson & Johnson de Argentina SACel	November 19, 2009	November 19, 2012
controleyaculacion.cl	Chile	ejaculation control	Johnson & Johnson	December 17, 2009	December 17, 2013
controlpe.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012

controlpe.com.my	Malaysia	control premat ure ejaculation	Johnson & Johnson SDN BHD	April 19, 2010	April 29, 2012
controlpe.com.sg	Singapore	control premature ejaculation	Johnson & Johnson PTE. LTD.	July 7, 2010	July 7, 2012
controlpe.my	Malaysia	control premature ejaculation	Johnson & Johnson SDN BHD	April 19, 2010	May 7, 2012
dapaxatine.biz	Global	None	Johnson & Johnson	June 28, 2005	September 25, 2012
dapaxatine.com	Global	None	Johnson & Johnson	June 20, 2005	September 26, 2012
dapaxatine.info	Global	None	Johnson & Johnson	June 27, 2005	September 26, 2012
dapaxatine.net	Global	None	Johnson & Johnson	June 20, 2005	September 26, 2012
dapaxatine.org	Global	None	Johnson & Johnson	June 20, 2005	September 26, 2012
dapoxeteen.biz	Global	None	Johnson & Johnson	June 28, 2005	September 25, 2012
dapoxeteen.com	Global	None	Johnson & Johnson	June 20, 2005	September 26, 2012
dapoxeteen.info	Global	None	Johnson & Johnson	June 27, 2005	September 26, 2012
dapoxeteen.net	Global	None	Johnson & Johnson	June 20, 2005	September 26, 2012
dapoxeteen.org	Global	None	Johnson & Johnson	June 20, 2005	September 26, 2012
dapoxetin.at	Austria	None	Johnson & Johnson	August 26, 2005	August 25, 2012
dapoxetina.cl	Chile	dapoxetine	Johnson & Johnson	August 20, 2009	August 21, 2013
dapoxetina.com.bo	Bolivia	dapoxetine	Johnson & Johnson	August 25, 2009	August 25, 2012
dapoxetina.com.br	Brazil	n/a	Janssen-Cilag Farmacêutica Ltda	April 11, 2008	April 11, 2012
dapoxetina.com.ec	Ecuador	dapoxetine	Johnson & Johnson	August 28, 2009	August 28, 2012
dapoxetina.com.pe	Peru	dapoxetine	Johnson & Johnson	August 19, 2009	August 19, 2012
dapoxetina.com.py	Paraguay	dapoxetine	Johnson & Johnson	August 24, 2009	August 24, 2012
dapoxetina.com.uy	Uruguay	dapoxetine	Johnson & Johnson	September 15, 2009	September 16, 2012
dapoxetina.com.ve	Venezuela	dapoxetina	Johnson & Johnson	September 9, 2009	September 9, 2012
dapoxetina.es	Spain	None	Johnson & Johnson	November 11, 2005	November 11, 2012
dapoxetinapriligy.com	Global	dapoxetine priligy	Johnson & Johnson	December 20, 2010	December 20, 2013
dapoxetine.at	Austria	dapoxetine	Johnson & Johnson	September 26, 2008	September 25, 2012
dapoxetine.biz	Global	None	Johnson & Johnson	June 27, 2005	September 25, 2012
dapoxetine.ca	Canada	dapoxetine	Johnson & Johnson	September 26, 2008	September 26, 2012
dapoxetine.com	Global	None	Johnson & Johnson	July 9, 2002	July 9, 2012
dapoxetine.com.au	Australia	dapoxetine	Johnson & Johnson Pacific Pty. Ltd	September 29, 2008	September 29, 2012
dapoxetine.com.tw	Taiwan	n/a	Johnson & Johnson Taiwan Ltd.	January 20, 2009	January 23, 2020
dapoxetine.dk	Denmark	None	Johnson & Johnson	March 31, 2006	March 31, 2012
dapoxetine.es	Spain	dapoxetine	Johnson & Johnson	September 26, 2008	September 26, 2012
dapoxetine.eu	European Union	None	Janssen Pharmaceutica N.V.	April 7, 2006	April 30, 2012
dapoxetine.fi	Finland	dapoxetine.fi	Janssen-Cilag Oy	January 10, 2009	January 10, 2013
dapoxetine.fr	France	dapoxetine	Johnson & Johnson Consumer France SAS	September 26, 2008	December 21, 2012
dapoxetine.info	Global	None	Johnson & Johnson	June 27, 2005	September 26, 2012
dapoxetine.md	Moldova	None	Johnson & Johnson	May 10, 2004	May 10, 2012
dapoxetine.net	Global	None	Johnson & Johnson	June 20, 2005	September 26, 2012
dapoxetine.org	Global	None	Johnson & Johnson	June 20, 2005	September 26, 2012
dapoxetine.se	Sweden	dapoxetine	Johnson & Johnson	September 26, 2008	September 26, 2012

dapoxetinekills.biz	Global	None	Johnson & Johnson	June 27, 2005	October 13, 2012
dapoxetinekills.com	Global	None	Johnson & Johnson	June 20, 2005	October 14, 2012
dapoxetinekills.info	Global	None	Johnson & Johnson	June 27, 2005	October 14, 2012
dapoxetinekills.net	Global	None	Johnson & Johnson	June 20, 2005	October 14, 2012
dapoxetinekills.org	Global	None	Johnson & Johnson	June 21, 2005	October 14, 2012
dapoxetine-priligy.com	Global	priligy dapoxetine	Johnson & Johnson	March 25, 2010	March 25, 2012
dapoxetine-priligy.info	Global	priligy dapoxetine	Johnson & Johnson	November 29, 2009	November 29, 2012
dapoxetinesucks.biz	Global	None	Johnson & Johnson	June 27, 2005	October 13, 2012
dapoxetinesucks.com	Global	None	Johnson & Johnson	June 20, 2005	October 14, 2012
dapoxetinesucks.info	Global	None	Johnson & Johnson	June 20, 2005	October 14, 2012
dapoxetinesucks.net	Global	None	Johnson & Johnson	June 20, 2005	October 14, 2012
dapoxetinesucks.org	Global	None	Johnson & Johnson	June 20, 2005	October 14, 2012
dapoxetinetruth.biz	Global	None	Johnson & Johnson	June 27, 2005	October 13, 2012
dapoxetinetruth.com	Global	None	Johnson & Johnson	June 20, 2005	October 14, 2012
dapoxetinetruth.info	Global	None	Johnson & Johnson	June 27, 2005	October 15, 2012
dapoxetinetruth.net	Global	None	Johnson & Johnson	June 20, 2005	October 14, 2012
dapoxetinetruth.org	Global	None	Johnson & Johnson	June 21, 2005	October 14, 2012
depoxetine.biz	Global	None	Johnson & Johnson	June 27, 2005	September 25, 2012
depoxetine.com	Global	None	Johnson & Johnson	June 20, 2005	September 26, 2012
depoxetine.info	Global	None	Johnson & Johnson	June 27, 2005	September 26, 2012
depoxetine.net	Global	None	Johnson & Johnson	June 20, 2005	September 26, 2012
depoxetine.org	Global	None	Johnson & Johnson	June 20, 2005	September 26, 2012
discountpriligy.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
dupoxetine.biz	Global	None	Johnson & Johnson	June 28, 2005	September 25, 2012
dupoxetine.com	Global	None	Johnson & Johnson	June 20, 2005	September 26, 2012
dupoxetine.info	Global	None	Johnson & Johnson	June 20, 2005	September 26, 2012
dupoxetine.net	Global	None	Johnson & Johnson	June 20, 2005	September 26, 2012
dupoxetine.org	Global	None	Johnson & Johnson	June 20, 2005	September 26, 2012
early-male-climax.biz	Global	None	Johnson & Johnson	June 27, 2005	October 13, 2012
early-male-climax.com	Global	None	Johnson & Johnson	June 20, 2005	October 14, 2012
early-male-climax.info	Global	None	Johnson & Johnson	June 20, 2005	October 14, 2012
early-male-climax.net	Global	None	Johnson & Johnson	June 20, 2005	October 14, 2012
edorpe.com	Global	Erectile Dysfunction or Premature Ejaculation	Johnson & Johnson	March 9, 2005	March 9, 2012
ejaculacaoprecoce.com	Global	None	Johnson & Johnson	February 8, 2005	February 8, 2013
ejaculacao-precoce.com	Global	None	Johnson & Johnson	June 20, 2005	December 23, 2012
ejaculacaoprecoce.com.pt	Portugal	precoce ejaculation	Johnson & Johnson	May 1, 2009	May 1, 2012
ejaculacaoprecoce.info	Global	None	Johnson & Johnson	June 27, 2005	December 23, 2012
ejaculacaoprecoce.mobi	Global	portuguese	Johnson & Johnson	August 14, 2009	August 15, 2013
ejaculacaoprecoceonline.com.br	Brazil	premature ejaculation online	Janssen-Cilag Farmacêutica Ltda	August 15, 2009	August 15, 2012
ejaculacaoprematura.com.pt	Portugal	premature ejaculation	Johnson & Johnson	May 1, 2009	May 1, 2012
ejaculacaorapidaonline.com.br	Brazil	rapid ejaculation online	Janssen-Cilag Farmacêutica Ltda	August 15, 2009	August 15, 2012
ejacularapido.com.br	Brazil	rapid ejaculation	Janssen-Cilag Farmacêutica Ltda	August 15, 2009	August 15, 2012

ejaculationprematurée.com	Global	Premature Ejaculation	Johnson & Johnson	December 2, 2009	December 2, 2012
ejaculationprematuree.fr	France	Premature Ejaculation	Johnson & Johnson Consumer France SAS	October 26, 2009	December 20, 2012
ejaculatiopracox.de	Germany	None	Johnson & Johnson	August 29, 2011	August 29, 2012
ejaculatiopracox.info	Global	None	Johnson & Johnson	December 8, 2005	December 8, 2012
ejaculatiopraecox.at	Austria	None	Johnson & Johnson	August 26, 2005	August 25, 2012
ejaculatio-praecox.at	Austria	None	Johnson & Johnson	August 26, 2005	August 25, 2012
ejaculorapidinho.com.br	Brazil	portuguese	Janssen-Cilag Farmacêutica Ltda	August 15, 2009	August 15, 2012
ejakulatioskontroll.se	Sweden	ejaculation control	Johnson & Johnson	March 14, 2009	March 15, 2013
ejeculacaoprecoce.com.pt	Portugal	precoce ejaculation	Johnson & Johnson	April 22, 2009	April 22, 2012
ejeculacaoprematura.com.pt	Portugal	premature ejaculation	Johnson & Johnson	April 22, 2009	April 22, 2012
ellosyalohanhecho.com	Global	theyhavealreadydoneit	Johnson & Johnson	September 29, 2009	September 29, 2012
ellosyalohanhecho.es	Spain	theyhavealreadydoneit	Johnson & Johnson	October 6, 2009	October 6, 2012
ennenaikainensiemensyoksy.fi	Finland	premature ejaculation . fi	Janssen-Cilag Oy	March 5, 2009	March 5, 2013
ennenaikainensiemensyöksy.fi	Finland	premature-ejaculation.fi	Janssen-Cilag Oy	March 6, 2009	March 6, 2013
everymaleclimax.biz	Global	None	Johnson & Johnson	June 27, 2005	October 13, 2012
everymaleclimax.com	Global	None	Johnson & Johnson	June 20, 2005	October 14, 2012
everymaleclimax.info	Global	None	Johnson & Johnson	June 27, 2005	October 14, 2012
everymaleclimax.net	Global	None	Johnson & Johnson	June 20, 2005	October 14, 2012
everymaleclimax.org	Global	None	Johnson & Johnson	June 20, 2005	October 14, 2012
exyaculacionprecoz.com	Global	exprematureeyaculation.com	Johnson & Johnson	June 2, 2009	June 2, 2012
eyaculacion-precoz.com.mx	Mexico	None	Johnson & Johnson	August 31, 2005	August 30, 2013
eyaculacionprecoz.com.ve	Venezuela	Premature Ejaculation	Johnson & Johnson	September 9, 2009	September 9, 2012
eyaculacionycontrol.com.ar	Australia	eyaculation and control	Johnson & Johnson de Argentina SACel	November 19, 2009	November 19, 2012
fakedapoxetine.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
fakepriligy.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
foldingthelaundry.com	Global	Dapoxetine	Johnson & Johnson	June 8, 2005	June 8, 2012
foldingthelaundry.net	Global	Dapoxetine	Johnson & Johnson	June 8, 2005	June 8, 2012
foldingthelaundry.org	Global	Dapoxetine	Johnson & Johnson	June 8, 2005	June 8, 2013
fortidigutlosning.se	Sweden	premature ejaculation	Johnson & Johnson	February 27, 2009	March 3, 2013
freepriligy.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
fruehersamenerguss.de	Germany	rapid ejaculatio	Johnson & Johnson	August 29, 2011	August 29, 2012
frueher-samenerguss.de	Germany	zu schneller samenerguss - too quick ejaculation	Johnson & Johnson	August 29, 2011	August 29, 2012
fruehzeitiger-samenerguss.at	Austria	fruehzeitiger samenerguss - too quick ejaculation	Johnson & Johnson	August 26, 2005	August 26, 2012
garforfort.se	Sweden	goes too fast	Johnson & Johnson	March 14, 2009	March 15, 2013
garforsnabbt.se	Sweden	goes too soon	Johnson & Johnson	February 27, 2009	March 3, 2013
garfortidigt.se	Sweden	goes too soon	Johnson & Johnson	February 27, 2009	March 4, 2013
genericpriligy.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
genericpriligy.info	Global	generic priligy	Johnson & Johnson	July 1, 2009	July 1, 2013
genericpriligy.org	Global	generic priligy	Johnson & Johnson	April 27, 2010	April 27, 2013
generic-priligy.org	Global	generic priligy	Johnson & Johnson	November 13, 2010	November 13, 2013
genuinepriligy.ca	Canada	genuine priligy	Johnson & Johnson	April 17, 2009	April 17, 2013

genuinepriligy.cn	China	Genuine PRILIGY	Johnson & Johnson HK Ltd.	December 2, 2010	December 2, 2012
genuinepriligy.co.nz	New Zealand	n/a	Johnson & Johnson	October 2, 2009	October 2, 2012
genuinepriligy.com	Global	genuine priligy	Johnson & Johnson	January 29, 2009	January 29, 2013
genuinepriligy.com.au	Australia	genuine priligy	Johnson & Johnson	February 2, 2009	February 2, 2013
genuinepriligy.com.cn	China	Genuine PRILIGY	Johnson & Johnson HK Ltd.	December 2, 2010	December 2, 2012
genuinepriligy.com.hk	Hong Kong	genuine priligy	Johnson & Johnson (HK) Ltd	May 19, 2009	May 20, 2012
genuinepriligy.com.my	Malaysia	n/a	Johnson & Johnson SDN BHD	October 7, 2009	October 7, 2012
genuinepriligy.com.ph	Philippines	n/a	Johnson & Johnson	October 5, 2009	October 5, 2013
genuinepriligy.com.sg	Singapore	n/a	Johnson & Johnson	September 24, 2009	September 24, 2012
genuinepriligy.eu	European Union	genuine priligy	Janssen Pharmaceutica N.V.	January 30, 2009	January 31, 2013
genuinepriligy.hk	Hong Kong	genuine priligy	Johnson & Johnson (HK) Ltd	May 19, 2009	May 19, 2012
gercekpriligy.com	Global	real(genuine) priligy	Johnson & Johnson	February 17, 2010	February 17, 2013
gercekpriligy.info	Global	real(genuine) priligy	Johnson & Johnson	February 17, 2010	February 17, 2013
getpriligy.com	Global	get priligy	Johnson & Johnson	May 20, 2009	May 20, 2012
ilmoittaudu-priligy.fi	Finland	register-priligy	Janssen-Cilag Oy	March 5, 2009	March 5, 2013
kommaforfort.se	Sweden	comes too fast	Johnson & Johnson	March 14, 2009	March 15, 2013
kommaforsnabbt.se	Sweden	comes too fast	Johnson & Johnson	March 14, 2009	March 15, 2013
kontrolli.info	Global	control.info in finnish	Johnson & Johnson	February 24, 2009	February 24, 2013
laengergeniessen.de	Germany	Enjoy longer	Johnson & Johnson	August 29, 2011	August 29, 2012
laenger-geniessen.de	Germany	enjoy longer	Johnson & Johnson	August 29, 2011	August 29, 2012
laeyaculacionprecoz.bo	Bolivia	premature eyaculation	Johnson & Johnson	November 19, 2009	November 19, 2012
laeyaculacionprecoz.com.py	Paraguay	premature eyaculation	Johnson & Johnson	January 22, 2010	January 22, 2013
laeyaculacionprecoz.com.uy	Uruguay	premature eyaculation	Johnson & Johnson	November 16, 2009	November 16, 2012
laeyaculacionprecoz.ec	Ecuador	premature eyaculation	Johnson & Johnson	November 13, 2009	November 17, 2012
laeyaculacionprecoz.es	Spain	theprematureeyaluculation.es	Johnson & Johnson	June 4, 2009	June 4, 2012
laeyaculacionprecoz.info	Global	theprematureeyaculation.com / info	Johnson & Johnson	June 1, 2009	June 1, 2013
laeyaculacionprecoz.pe	Peru	premature eyaculation	Johnson & Johnson	November 13, 2009	November 16, 2012
maleclimax.biz	Global	None	Johnson & Johnson	October 14, 2003	October 13, 2012
maleclimax.com	Global	None	Johnson & Johnson	October 14, 2003	October 14, 2012
maleclimax.info	Global	None	Johnson & Johnson	October 14, 2003	October 14, 2012
maleclimax.net	Global	None	Johnson & Johnson	October 14, 2003	October 14, 2012
maleclimax.org	Global	None	Johnson & Johnson	October 14, 2003	October 14, 2012
managepe.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
mannkannlänger.at	Austria	man is able longer	Johnson & Johnson	April 5, 2010	April 5, 2012
mascontrol-mastiempo.com	Global	morecontrol-moretime	Johnson & Johnson	October 9, 2009	October 9, 2012
mascontrolmastiempo.com.mx	Mexico	morecontrolmoretime	Johnson & Johnson	October 12, 2009	October 11, 2013
mascontrol-mastiempo.com.mx	Mexico	morecontrol-moretime	Johnson & Johnson	October 12, 2009	October 11, 2013
mascontrolmastiempo.mx	Mexico	morecontrolmoretime	Johnson & Johnson	October 23, 2009	October 22, 2013
mascontrol-mastiempo.mx	Mexico	morecontrol-moretime	Johnson & Johnson	October 23, 2009	October 22, 2013
mehrzeitzuzweit.de	Germany	more time twosome	Johnson & Johnson	August 29, 2011	August 29, 2012

mehr-zeit-zu-zweit.de	Germany	more time twosome	Johnson & Johnson	August 29, 2011	August 29, 2012
mejorcontrol.com	Global	bettercontrol	Johnson & Johnson	April 5, 2010	April 5, 2012
onlinepriligy.com	Global	priligy online	Johnson & Johnson	February 3, 2009	February 3, 2013
pe.co.at	Austria	None	Johnson & Johnson	September 7, 2005	September 6, 2012
pedebate.com	Global	Premature Ejaculation Debates	Johnson & Johnson	March 1, 2010	March 1, 2013
pedebate.info	Global	Premature Ejaculation Debates	Johnson & Johnson	March 1, 2010	March 1, 2013
pedebates.com	Global	Premature Ejaculation Debates	Johnson & Johnson	March 1, 2010	March 1, 2013
pedebates.info	Global	Premature Ejaculation Debates	Johnson & Johnson	March 1, 2010	March 1, 2013
pediscussion.com	Global	Premature Ejaculation discussion	Johnson & Johnson	March 10, 2010	March 10, 2012
pediscussion.info	Global	Premature Ejaculation discussion	Johnson & Johnson	March 10, 2010	March 10, 2013
pediscussions.com	Global	Premature Ejaculation discussions	Johnson & Johnson	March 10, 2010	March 10, 2012
pediscussions.info	Global	Premature Ejaculation discussions	Johnson & Johnson	March 10, 2010	March 10, 2013
pefacts.com	Global	None	Johnson & Johnson	January 27, 2005	January 27, 2013
pe-kontrolle.at	Austria	None	Johnson & Johnson	August 30, 2005	August 29, 2012
pemedia.biz	Global	pe = Pre-ejaculation	Johnson & Johnson	November 4, 2004	November 3, 2012
pemedia.info	Global	pe = Pre-ejaculation	Johnson & Johnson	November 4, 2004	November 4, 2012
pemedia.org	Global	pe = Pre-ejaculation	Johnson & Johnson	November 4, 2004	November 4, 2012
pemedication.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
peored.com	Global	Premature Ejaculation or Erectile Dysfunction	Johnson & Johnson	March 9, 2005	March 9, 2012
pesupportcompany.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
pirligy.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
prematureejaculation.com	Global	None	Johnson & Johnson	March 23, 2005	July 1, 2012
prematureejaculation.com.my	Malaysia	premature ejaculation	Johnson & Johnson SDN BHD	June 23, 2009	June 23, 2013
prematureejaculation.com.sg	Singapore	n/a	Johnson & Johnson PTE. LTD.	June 25, 2010	June 25, 2012
premature-ejaculation.gr	Greece	n/a	Johnson & Johnson	February 1, 2009	January 31, 2013
prematureejaculation.md	Moldova	None	Johnson & Johnson	May 10, 2004	May 10, 2012
premature-ejaculation.md	Moldova	None	Johnson & Johnson	May 10, 2004	May 10, 2012
prematureejaculation.my	Malaysia	premature ejaculation	Johnson & Johnson SDN BHD	June 23, 2009	June 23, 2012
prematureejaculationfacts.com	Global	None	Johnson & Johnson	January 27, 2005	January 27, 2013
prematureejaculationtruth.com	Global	None	Johnson & Johnson	January 27, 2005	January 27, 2013
prematurejaculation.se	Sweden	premature ejaculation	Johnson & Johnson	February 27, 2009	March 4, 2013
prematurejakulasyon.com	Global	Premature Ejaculation	Johnson & Johnson	October 30, 2009	October 30, 2012
preventpe.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
prilagy.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
prilegy.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
prilgiy.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012

priligi.de	Germany	n/a	Johnson & Johnson	August 29, 2011	August 29, 2012
priligy.at	Austria	priligy	Johnson & Johnson	October 1, 2008	September 30, 2012
priligy.biz	Global	None	Johnson & Johnson	June 9, 2004	June 8, 2012
priligy.ca	Canada	priligy	Johnson & Johnson	October 1, 2008	October 1, 2012
priligy.cl	Chile	priligy	Johnson & Johnson	August 20, 2009	August 21, 2013
priligy.co.nz	New Zealand	PRILIGY	Johnson & Johnson	June 19, 2009	June 19, 2012
priligy.com	Global	None	Johnson & Johnson	June 9, 2004	June 9, 2012
priligy.com.au	Australia	priligy	JOHNSON JOHNSON PACIFIC PTY LIMITED	October 2, 2008	October 1, 2012
priligy.com.bo	Bolivia	priligy	Johnson & Johnson	August 24, 2009	August 24, 2012
priligy.com.br	Brazil	Priligy	Janssen-Cilag Farmacêutica Ltda	August 15, 2009	August 15, 2012
priligy.com.ec	Ecuador	priligy	Johnson & Johnson	August 28, 2009	August 28, 2012
priligy.com.hk	Hong Kong	priligy	Johnson & Johnson (HK) Ltd	May 19, 2009	May 20, 2012
priligy.com.mx	Mexico	None	Johnson & Johnson	September 6, 2005	September 5, 2013
priligy.com.my	Malaysia	about premature ejaculation - product site	Johnson & Johnson SDN BHD	November 30, 2007	November 30, 2013
priligy.com.pe	Peru	priligy	Johnson & Johnson	August 19, 2009	August 19, 2012
priligy.com.py	Paraguay	priligy	Johnson & Johnson	January 8, 2010	January 8, 2013
priligy.com.tr	Turkey	Priligy	Johnson & Johnson	December 2, 2010	December 2, 2012
priligy.com.tw	Taiwan	n/a	Johnson & Johnson Taiwan Ltd.	January 20, 2009	January 23, 2020
priligy.com.uy	Uruguay	priligy	Johnson & Johnson	September 15, 2009	September 16, 2012
priligy.com.ve	Venezuela	Priligy	Johnson & Johnson	September 9, 2009	September 9, 2012
priligy.de	Germany	priligy	Johnson & Johnson	August 29, 2011	August 29, 2012
priligy.dk	Denmark	priligy	Johnson & Johnson	October 1, 2008	October 31, 2012
priligy.es	Spain	None	Janssen Pharmaceutica N.V.	September 30, 2005	October 4, 2012
priligy.eu	European Union	priligy	Janssen Pharmaceutica N.V.	September 26, 2008	September 30, 2012
priligy.fi	Finland	priligy.fi	Janssen-Cilag Oy	January 10, 2009	January 10, 2013
priligy.fr	France	priligy	Johnson & Johnson Consumer France SAS	October 1, 2008	December 21, 2012
priligy.gr	Greece	n/a	Johnson & Johnson	January 26, 2009	January 25, 2013
priligy.hk	Hong Kong	priligy	Johnson & Johnson (HK) Ltd	May 19, 2009	May 19, 2012
priligy.info	Global	None	Johnson & Johnson	June 9, 2004	June 9, 2013
priligy.it	Italy	priligy	Johnson & Johnson SPA	October 3, 2008	October 3, 2012
priligy.mobi	Global	priligy mobile apps?	Johnson & Johnson	February 3, 2009	February 3, 2013
priligy.my	Malaysia	about premature ejaculation - product site	Johnson & Johnson SDN BHD	June 23, 2009	June 23, 2012
priligy.net	Global	None	Johnson & Johnson	June 9, 2004	June 9, 2012
priligy.org	Global	None	Johnson & Johnson	June 9, 2004	June 9, 2013
priligy.pt	Portugal	priligy	Janssen Pharmaceutica N.V.	October 15, 2008	October 15, 2012
priligy.se	Sweden	priligy	Johnson & Johnson	October 1, 2008	October 1, 2012
priligy.us	US	None	Johnson & Johnson	June 14, 2004	June 13, 2013
priligyautentico.com	Global	genuine priligy	Johnson & Johnson	January 29, 2009	January 29, 2013
priligyautentico.com.pt	Portugal	authentic prigliy	Johnson & Johnson	March 20, 2009	March 19, 2013
priligyautentico.es	Spain	authentic prigliy	Johnson & Johnson	March 20, 2009	March 20, 2013
priligyauthentique.ca	Canada	authentic prigliy	Johnson & Johnson	March 20, 2009	March 20, 2013

priligyauthentique.com	Global	authentic prigliy	Johnson & Johnson	March 20, 2009	March 20, 2012
priligyauthentique.fr	France	authentic prigliy	Johnson & Johnson Consumer France SAS	April 1, 2009	December 20, 2012
priligybuy.com	Global	priligy buy	Johnson & Johnson	February 3, 2009	February 3, 2013
priligy-buy.com	Global	priligy buy	Johnson & Johnson	March 25, 2010	March 25, 2012
priligy-canada.com	Global	canada priligy	Johnson & Johnson	June 21, 2010	June 21, 2012
priligyconsult.com	Global	consult priligy	Johnson & Johnson	April 28, 2010	April 28, 2012
priligy-dapoxetina.com	Global	priligy dapoxetine	Johnson & Johnson	August 27, 2010	August 27, 2012
priligydapoxetine.com	Global	priligy dapoxetine	Johnson & Johnson	March 31, 2010	March 31, 2012
priligy-dapoxetine.com	Global	priligy dapoxetine	Johnson & Johnson	March 31, 2010	March 31, 2012
priligydapoxetine.org	Global	priligy dapoxetine	Johnson & Johnson	August 8, 2009	November 20, 2012
priligydapoxetinereview.com	Global	review priligy	Johnson & Johnson	May 5, 2010	May 5, 2012
priligyecht.at	Austria	genuine priligy	Johnson & Johnson	February 3, 2009	February 1, 2012
priligyecht.ch	Switzerland	genuine priligy	Johnson & Johnson	February 2, 2009	February 28, 2012
priligyecht.com	Global	genuine priligy	Johnson & Johnson	January 29, 2009	January 29, 2013
priligyecht.de	Germany	genuine priligy	Johnson & Johnson	September 20, 2010	September 20, 2012
priligyfacts.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
priligyfaq.com	Global	priligy frequently asked questions	Johnson & Johnson	October 7, 2005	October 7, 2012
priligyfrance.com	Global	priligy France	Johnson & Johnson	May 11, 2010	May 11, 2012
priligygenuino.com	Global	genuine priligy	Johnson & Johnson	January 29, 2009	January 29, 2013
priligygenuino.com.br	Brazil	genuine priligy	Janssen-Cilag Farmacêutica Ltda	November 17, 2009	November 17, 2012
priligygenuino.es	Spain	genuine priligy	Johnson & Johnson	January 31, 2009	January 31, 2013
priligyinfo.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
priligykills.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
priligymexico.com	Global	priligy Mexico	Johnson & Johnson	June 21, 2010	June 21, 2012
priligynews.com	Global	priligy news	Johnson & Johnson	September 16, 2005	September 16, 2013
priligynotes.com	Global	priligy notes	Johnson & Johnson	April 28, 2010	April 28, 2012
priligynow.com	Global	priligy now	Johnson & Johnson	February 3, 2009	February 3, 2013
priligyny.com	Global	priligy ny (new york?)	Johnson & Johnson	April 28, 2010	April 28, 2012
priligynyc.com	Global	priligy nyc (new york city?)	Johnson & Johnson	April 28, 2010	April 28, 2012
priligy-online.net	Global	online priligy	Johnson & Johnson	November 18, 2010	November 18, 2012
priligy-online.org	Global	online priligy	Johnson & Johnson	November 13, 2010	November 13, 2013
priligyoriginal.at	Austria	original priligy	Johnson & Johnson	February 10, 2009	February 11, 2012
priligyoriginal.com	Global	original priligy	Johnson & Johnson	February 6, 2009	February 6, 2013
priligyoriginal.de	Germany	original priligy	Johnson & Johnson	August 29, 2011	August 29, 2012
priligyoriginale.com	Global	original priligy	Johnson & Johnson	January 29, 2009	January 29, 2013
priligyoriginale.it	Italy	original priligy	Johnson & Johnson SPA	February 5, 2009	February 5, 2012
priligypublicationtoolkit.com	Global	n/a	Johnson & Johnson	October 15, 2008	October 15, 2012
priligyresource.com	Global	priligy resource	Johnson & Johnson	April 28, 2010	April 28, 2012
priligyreview.com	Global	priligy review	Johnson & Johnson	February 17, 2009	February 17, 2013
priligysmart.com	Global	priligy smart	Johnson & Johnson	April 28, 2010	April 28, 2012
priligysucks.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012

prillagy.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
prillegy.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
prilligi.de	Germany	n/a	Johnson & Johnson	August 29, 2011	August 29, 2012
prilligy.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
prilligy.de	Germany	n/a	Johnson & Johnson	August 29, 2011	August 29, 2012
prillogy.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
prligy.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
rapidejaculation.biz	Global	None	Johnson & Johnson	October 14, 2003	October 13, 2012
rapid-ejaculation.biz	Global	None	Johnson & Johnson	October 14, 2003	October 13, 2012
rapidejaculation.com	Global	None	Johnson & Johnson	October 14, 2003	October 14, 2012
rapidejaculation.info	Global	None	Johnson & Johnson	October 14, 2003	October 14, 2012
rapid-ejaculation.info	Global	None	Johnson & Johnson	October 14, 2003	October 14, 2012
rapidejaculation.md	Moldova	None	Johnson & Johnson	May 10, 2004	May 10, 2012
rapid-ejaculation.md	Moldova	None	Johnson & Johnson	May 10, 2004	May 10, 2012
rapidejaculation.net	Global	None	Johnson & Johnson	October 14, 2003	October 14, 2012
rapid-ejaculation.net	Global	None	Johnson & Johnson	October 14, 2003	October 14, 2012
rechtzeitigstattvorzeitig.de	Germany	timely-instead of-premature	Johnson & Johnson	August 29, 2011	August 29, 2012
rechtzeitig-statt-vorzeitig.de	Germany	timely-instead of-premature	Johnson & Johnson	August 29, 2011	August 29, 2012
registera-priligy.se	Sweden	register priligy	Johnson & Johnson	March 14, 2009	March 15, 2013
talkaboutpe.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
talkingaboutpe.asia	Asia	Talking About Premature Ejaculation	Johnson & Johnson PTE.LTD.	September 7, 2010	September 7, 2012
talkingaboutpe.cn	China	Talking About Premature Ejaculation	Johnson & Johnson HK Ltd.	December 2, 2010	December 2, 2012
talkingaboutpe.co.id	Indonesia	Talking About Premature Ejaculation	Johnson & Johnson Indonesia	September 15, 2010	September 17, 2012
talkingaboutpe.co.in	India	Talking About Premature Ejaculation	Johnson & Johnson	September 7, 2010	September 7, 2012
talkingaboutpe.co.kr	Korea	Talking About Premature Ejaculation	Johnson & Johnson Korea Ltd.	September 15, 2010	September 15, 2012
talkingaboutpe.co.nz	New Zealand	Talking About Premature Ejaculation	Johnson & Johnson	September 8, 2010	September 8, 2012
talkingaboutpe.com	Global	Talking About Premature Ejaculation	Johnson & Johnson	August 27, 2010	August 27, 2012
talkingaboutpe.com.au	Australia	Talking About Premature Ejaculation	Johnson & Johnson Pty Ltd.	September 8, 2010	September 7, 2012
talkingaboutpe.com.cn	cina	Talking About Premature Ejaculation	Johnson & Johnson HK Ltd.	December 2, 2010	December 2, 2012
talkingaboutpe.com.hk	Hong Kong	Talking About Premature Ejaculation	Johnson & Johnson HK Ltd.	September 8, 2010	September 9, 2012
talkingaboutpe.com.my	Malaysia	Talking About Premature Ejaculation	Johnson & Johnson SDN BHD	September 7, 2010	September 7, 2012
talkingaboutpe.com.ph	Philippines	Talking About Premature Ejaculation	Johnson & Johnson	September 3, 2010	September 7, 2013
talkingaboutpe.com.sg	Singapore	Talking About Premature Ejaculation	Johnson & Johnson PTE. LTD.	September 8, 2010	September 8, 2012

talkingaboutpe.com.tw	Taiwan	Talking About Premature Ejaculation	Johnson & Johnson	September 8, 2010	September 8, 2012
talkingaboutpe.com.vn	Vietnam	Talking About Premature Ejaculation	Johnson & Johnson	September 8, 2010	September 8, 2012
talkingaboutpe.hk	Hong Kong	Talking About Premature Ejaculation	Johnson & Johnson	September 8, 2010	September 9, 2012
talkingaboutpe.in	India	Talking About Premature Ejaculation	Johnson & Johnson	September 7, 2010	September 7, 2012
talkingaboutpe.jp	Japan	Talking About Premature Ejaculation	Johnson & Johnson K.K.	September 8, 2010	September 30, 2012
talkingaboutpe.kr	Korea	Talking About Premature Ejaculation	Johnson & Johnson Korea Ltd.	September 15, 2010	September 15, 2012
talkingaboutpe.mobi	Global	Talking About Premature Ejaculation	Johnson & Johnson	September 2, 2010	September 2, 2013
talkingaboutpe.my	Malaysia	Talking About Premature Ejaculation	Johnson & Johnson SDN BHD	September 7, 2010	September 3, 2012
talkingaboutpe.ph	Philippines	Talking About Premature Ejaculation	Johnson & Johnson	September 9, 2010	September 9, 2012
talkingaboutpe.sg	Singapore	Talking About Premature Ejaculation	Johnson & Johnson PTE. LTD	September 8, 2010	September 8, 2012
talkingaboutpe.tw	Taiwan	Talking About Premature Ejaculation	Johnson & Johnson	September 8, 2010	September 8, 2012
talkingaboutpe.vn	Vietnam	Talking About Premature Ejaculation	Johnson & Johnson	September 8, 2010	September 8, 2012
thetruthaboutpe.com	Global	None	Johnson & Johnson	January 27, 2005	January 27, 2013
thetruthaboutprematureejaculation.com	Global	None	Johnson & Johnson	January 27, 2005	January 27, 2013
tidigutlosning.se	Sweden	premature ejaculation .se	Johnson & Johnson	March 4, 2009	March 3, 2013
treatpe.co.nz	New Zealand	Treat Premature Ejaculation	Johnson & Johnson	June 19, 2009	June 19, 2012
treatpe.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
treatpe.com.au	Australia	Treat Premature Ejaculation	Johnson & Johnson	September 25, 2009	February 25, 2013
truthaboutpe.com	Global	None	Johnson & Johnson	January 27, 2005	January 27, 2013
truthaboutpe.net	Global	None	Johnson & Johnson	February 28, 2005	February 28, 2013
truthaboutpe.org	Global	None	Johnson & Johnson	February 28, 2005	February 28, 2013
truthaboutprematureejaculation.com	Global	None	Johnson & Johnson	January 27, 2005	January 27, 2013
truthaboutpriligy.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
trypriligy.com	Global	None	Johnson & Johnson	September 29, 2005	September 29, 2012
understandingpe.ca	Canada	Understanding PE	Johnson & Johnson	June 29, 2009	June 30, 2013
understandingpe.com	Global	None	Johnson & Johnson	December 15, 2004	December 15, 2012
understandingprematureejaculations.ca	Canada	Understanding Premature Ejaculations	Johnson & Johnson	June 29, 2009	June 30, 2013
understandingprematureejaculations.com	Global	Understanding Premature Ejaculations	Johnson & Johnson	June 29, 2009	June 29, 2012
uzunsursun.com	Global	Last longer	Johnson & Johnson	August 31, 2009	August 31, 2012
validarpriligy.com	Global	validate priligy	Johnson & Johnson	January 29, 2009	January 29, 2013
vorzeitigkommen.de	Germany	vorzeitig kommen - prematurely coming	Johnson & Johnson	August 30, 2011	August 30, 2012
vorzeitig-kommen.de	Germany	vorzeitig kommen - prematurely coming	Johnson & Johnson	August 30, 2011	August 30, 2012

whatispe.ca	Canada	What is PE	Johnson & Johnson	June 29, 2009	June 30, 2013
whatispe.com	Global	What is PE	Johnson & Johnson	June 29, 2009	June 29, 2012
zufruehkommen.de	Germany	zu frueh kommen - coming too quickly	Johnson & Johnson	August 30, 2011	August 30, 2012
zu-frueh-kommen.de	Germany	zu frueh kommen - coming too quickly	Johnson & Johnson	August 30, 2011	August 30, 2012
zuschnellersamenerguss.de	Germany	zu schneller samenerguss - too quick ejaculation	Johnson & Johnson	August 30, 2011	August 30, 2012
zu-schneller-samenerguss.de	Germany	zu schneller samenerguss - too quick ejaculation	Johnson & Johnson	August 30, 2011	August 30, 2012

SCHEDULE 1.56

[*]

Attached hereto

[*] Confidential treatment requested.

SCHEDULE 1.67

PRODUCT REGISTRATIONS

Authorization Country	Registration Number	Product Name
Argentina	55.412	Priligy 30 + 60 mg Tablets
Aruba	Registration No. 15.12.02.306	Priligy 30 mg Tablets
Aruba	Registration No. 15.12.02.305	Priligy 60 mg Tablets
Australia	ARTG No. AUST R 147946	Priligy 30 mg Tablets
Austria	Zul Nr. 1-28010	Priligy 30 mg Tablets
Austria	Zul Nr. 1-28011	Priligy 60 mg Tablets
Bolivia	II-41872/2010	Priligy 30mg Tablets
Bolivia	II-41879/2010	Priligy 60mg Tablets
Brazil	1.1236.3397	Priligy 30 mg + 60 mg Tablets
Chile	Registro I.S.P. No. F-18,266/10	Priligy 30 mg Tablets
Chile	Registro I.S.P. No. F-18,267/10	Priligy 60 mg Tablets
PRC	H20100806	Priligy 30 mg Tablets
PRC	H20100807	Priligy 60 mg Tablets
Colombia	2010M-0011743	Priligy 30 mg Tablets
Colombia	2010M-0011709	Priligy 60 mg Tablets
Curacao	10.10.017	Priligy 30 mg Tablets
Curacao	10.10.018	Priligy 60 mg Tablets
El Salvador	No. F039917082011	Priligy 30 mg Tablets
El Salvador	No. F041224082011	Priligy 60 mg Tablets
Finland	24353	Priligy 30 mg Tablets
Finland	24354	Priligy 60 mg Tablets
Germany	71669.00.00	Priligy 30 mg Tablets
Germany	71670.00.00	Priligy 60 mg Tablets
Ghana	FDB/SD.113-2072	Priligy 30 mg Tablets
Ghana	FDB/SD.111-5268	Priligy 60 mg Tablets
Guatemala	PF-4599-2011	Priligy 30 mg Tablets
Guatemala	PF-45600-2011	Priligy 60 mg Tablets
Honduras	M-17828	Priligy 30 mg Tablets
Honduras	M-17828	Priligy 60 mg Tablets
Hong Kong	Permit No. HK-60174	Priligy 30 mg Tablets
Hong Kong	Permit No. HK-60175	Priligy 60 mg Tablets
Italy	039041052/M	Priligy 30 mg Tablets, 1 tablet pack
Italy	039041076/M	Priligy 60 mg Tablets, 1 tablet pack
Italy	039041064/M	Priligy 30 mg Tablets, 2 tablet pack
Italy	039041088/M	Priligy 60 mg Tablets, 2 tablet pack
Italy	039041037/M	Priligy 60 mg Tablets, 3 tablet pack
Italy	039041025/M	Priligy 30 mg Tablets, 6 tablet pack
Italy	039041049/M	Priligy 60 mg Tablets, 6 tablet pack
Republic of Korea	4945-92	Priligy 30 mg Tablets
Republic of Korea	4945-91	Priligy 60 mg Tablets
Lebanon	Reg No. 10/218715	Priligy 30 mg Tablets
Lebanon	Reg No. 10/218716	Priligy 60 mg Tablets
Macau	AIC039041013/M (import permit)	Priligy 30 mg Tablets
Macau	AIC039041037/M (import permit)	Priligy 60 mg Tablets
Malaysia	Reg No. MAL20102027AR	Priligy 30 mg Tablets
Malaysia	Reg No. MAL20102028AR	Priligy 60 mg Tablets
Mexico	Reg San No. 132M2009 SSA	Priligy 30 mg + 60 mg Tablets
New Zealand	TT50-8048	Priligy 30 mg
New Zealand	TT50-8048a	Priligy 60 mg Tablets
Peru	Reg No. E22537	Priligy 30 mg Tablets

Philippines	BFAD Reg No. DR-XY37906	Priligy 30 mg Tablets
Philippines	BFAD Reg No. DR-XY37907	Priligy 60 mg Tablets
Portugal	5178215	Priligy 30 mg Tablets, 3 tablet pack
Portugal	5178231	Priligy 60 mg Tablets, 3 tablet pack
Portugal	5178223	Priligy 30 mg Tablets, 6 tablet pack
Portugal	5178249	Priligy 60 mg Tablets, 6 tablet pack
Singapore	Product License No. SIN13880P	Priligy 30 mg Tablets
Singapore	Product License No. SIN13881P	Priligy 60 mg Tablets
Spain	70.874	Priligy 30 mg Tablets
Spain	70.875	Priligy 60 mg Tablets
Sweden	MTnr 26319	Priligy 30 mg Tablets
Sweden	MTnr 26320	Priligy 60 mg Tablets
Taiwan	025417 DHA00202541701	Priligy 30 mg Tablets
Turkey	Registration Certificate No : 14.07.2011- 131/76	Priligy 30 mg tablets
Uruguay	Reg. No. 42800	Priligy 30 mg Tablets
Uruguay	Reg. No. 42801	Priligy 60 mg Tablets

PRICING APPROVALS

Canada

SCHEDULE 1.68

PRODUCT REGISTRATION APPLICATIONS

Applicant Country	Filing Date	Application Number
Canada	6 JUN 08	NDS 120605/File 9427-J0921-101
South Africa	3 SEP 08	30 mg: 430692 60 mg: 430693
Venezuela	27 Jan 11	30 mg: 110033 60 mg: 110034
Israel	27 Apr 09	MOH rejected application 30 AUG 11 – application closed
Thailand	26 JUN 09	Due to the flooding in Thailand, no one is working at the local office, and all records were moved from the ground floor to higher floors or were moved offsite. Retrieval remains ongoing.
Indonesia	05 AUG 10	210242030 (30mg and 60mg)
Panama	30 DEC 09	30mg: 20091243411 60mg: 20091243412
Costa Rica	18 JAN 10	application withdrawn due to no commercial interest
Paraguay	18 FEB 10	60 mg: 4407 30 mg: 4409
Nicaragua	N/A	never officially submitted, commercial team may not be interested in product
Dominican Republic	25 MAY 10	Priligy 30 mg - solicitud 0201-03593-2010 Priligy 60 mg - solicitud 0201-03601-2010
Russia	15 APR 10	30 mg,60 mg: 414954, 23/05/2011
Jamaica	28 JUN 10	Application was rejected by HA (26Jan11)
Vietnam	31 AUG 10	NN-11136, NN-11136 (30mg and 60mg)
Switzerland	6 SEP 10	No application number
Jordan	14 JUN 11	Dapoxetine

SCHEDULE 2.1(a)

ALZA DISTRIBUTOR LICENSEES

Countries Priligy Currently Marketed (Group A Countries)

Country	Third Party Contractor	MAH

[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

Countries Priligy Currently Approved But Not Launched (Group B Countries)

[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

Currently Filed but Not Approved (Group C Markets)

[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]

[*] Confidential treatment requested.

SCHEDULE 4

TECHNOLOGY TRANSFER AND TRANSITION PERIOD

1.	Definitions. For purposes of this Schedule 4, the following definitions shall apply. All other defined terms in this Schedule 4 shall have the meaning established in Section 1 of the Agreement.

1.1	“Control” means possession of the right to grant a license or sublicense or other rights as provided for herein by the applicable Party, ALZA, or any Affiliate of any of the foregoing, whether through ownership or license from any Affiliate or Third Party, without violating the terms of any agreement with any Third Party.

1.2	“Country Transfer Date” means, on a country-by-country basis, the date on which all of the Product Assets (other than any Regulatory Submissions and Product Registrations that cannot be transferred by such date, as contemplated by Section 2.4 of this Schedule 4) in a country are to be transferred, assigned, and delivered to LICENSEE in accordance with the terms of Section 2 of this Schedule 4 pursuant to the Regulatory Transition Plan set forth in Section 3.1.7.

1.3	“Development Records” means all regulatory filings, records, and other documents (whether in hardcopy or electronic form) in the Control of ALZA, directly or through its Affiliates thereof pertaining to the development of any Existing Product, including any Existing Product Registrations, Regulatory Submissions, or Manufacturing Records anywhere in the Territory, including such portions of any documents bearing Licensed Know-How relating to Dapoxetine or any Existing Product and any such Product Registrations or Regulatory Submissions for any Existing Product and all material written communications with Regulatory Authorities with respect thereto. For the avoidance of doubt, Development Records include such records used to obtain and maintain Product Registrations or Regulatory Submissions, and records needed to support clinical development.

1.4	“Existing Product Registration” means all Product Registrations approved by any Regulatory Authority as of the Effective Date.

1.5	“Final Transfer Date” means, for a particular country, the later of the Regulatory Transfer Date or Country Transfer Date.

1.6	“Manufacturing Records” means all filings, records, and other documents (whether in hardcopy or electronic form) Controlled by ALZA (directly or through its Affiliates) pertaining to the manufacture of Dapoxetine or any Existing Product, including the portions of any such documents bearing Know-How relating to the manufacture of Dapoxetine or any Existing Product, the chemistry, manufacturing and controls portion of all Regulatory Submissions and Existing Product Registrations for Dapoxetine or any Existing Product, all drug master files for Dapoxetine or any Existing Product, together with all amendments and supplements, in support thereof, records used to obtain and maintain Existing Product Registrations or Regulatory Submissions, and records needed to support clinical development of Dapoxetine or any Existing Product.

1.7	“MA Delegate” means an entity to which ALZA (directly or through its Affiliates thereof) delegates authority under a Delegation of Authority to distribute Existing Product in a country under the Existing Product Registration in such country.

1.8	“Maintain”, in reference to an Existing Product Registration and/or any other existing Product Registrations or existing Regulatory Submissions obtained by or on behalf of ALZA or any of its Affiliates for Existing Product approved as of the Effective Date in a particular country, or Regulatory Submissions made by or on behalf of ALZA or any of its Affiliates for Existing Product in a particular country following receipt of Product Registration therein, means to use Transitional Commercially Reasonable Efforts to undertake the following, as may be applicable, during the Regulatory Transfer Transition Period: (a) making safety-related labeling changes required by a Regulatory Authority; (b) sending Dear Doctor letters required by a Regulatory Authority; (c) filing development safety update reports (DSUR) until transfer of pharmacovigilance responsibilities to LICENSEE; (d) collecting adverse event reports and filing such reports, and periodic development safety update reports (PSUR) until transfer of pharmacovigilance responsibilities to LICENSEE; (e) making renewals of an Existing Product Registration and/or any other existing Product Registrations or Regulatory Submissions upon reasonable written request from LICENSEE; (f) responding to Regulatory Authority requests for information; and (g) taking any other actions with respect to any Marketing Authorisations in such country as may be required by Applicable Laws. The Parties acknowledge that in order for LICENSEE to receive Product Registration in Brazil according to the Applicable Laws of that country, LICENSOR shall have ALZA or its Affiliate withdraw its Existing Product Registration and LICENSEE shall concurrently file a Product Registration Application on a date that will be agreed to by LICENSOR and LICENSEE (“Brazil MA Date”), and LICENSOR’s obligation to Maintain the Existing Product Registration in Brazil shall cease on the Brazil MA Date, which date shall be deemed the Regulatory Transfer Date in Brazil. “Maintain”, in reference to a Product Registration Application filed by or on behalf of ALZA or any of its Affiliates for Product pending as of the Effective Date in a particular country, means to use Transitional Commercially Reasonable Efforts during the Regulatory Transfer Transition Period to seek approval of such Product Registration Application by (a) timely responding to any Regulatory Authority’s inquiries regarding such Product Registration Application or (b) making such filings or submissions with Regulatory Authorities, or taking such other actions, as may be reasonably required to obtain such Product Registration, provided that actions shall not, in any event, include the conducting of any clinical trials or other in vivo or in vitro research or development activities.

1.9	“Product Assets” means all rights, title and interest in and to the Product Registrations Controlled by ALZA, Regulatory Submissions, Development Records, and Manufacturing Records, (which shall, except as otherwise provided in this Agreement, revert to LICENSOR upon termination thereof and be licensed to LICENSEE as contemplated by this Agreement).

1.10

“Regulatory Submissions” means, with respect to the Territory and to the extent Controlled by ALZA, all applications, filings, dossiers and other documents submitted to a Regulatory Authority for the purpose of seeking or obtaining

Product Registration (or engaging in clinical trials with respect to any human pharmaceutical) or pricing and reimbursement approval from that Regulatory Authority, including, without limitation, CTAs and Product Registration Applications, and any equivalents of any of the foregoing.

1.11	“Regulatory Transfer Date” means the date on which the assignment and transfer to LICENSEE of all Regulatory Submissions and Product Registrations Controlled by ALZA in a given country are effective.

1.12	“Regulatory Transfer Transition Period” means [*] from the Effective Date.

1.13	“Transitional Commercially Reasonable Efforts” means the carrying out by a LICENSOR, ALZA, or any Affiliate thereof obligations or activities as specified herein and exerting overall a level of effort no less than consistent with the level of effort that such Party, or if an obligation or activity is performed by ALZA, or ALZA customarily devotes to corresponding activities, with respect to a pharmaceutical product or products of similar market potential, profit potential or strategic value, based on conditions then prevailing. Without limiting the foregoing, Transitional Commercially Reasonable Efforts requires that a Party: (i) timely assign responsibility for such activities to specific employees, contractors, agents or Affiliates, as applicable, who are held accountable for progress with respect to such activities, (ii) monitor such progress on an on-going basis, (iii) set and seek to achieve objectives and timelines for carrying out such activities, and (iv) allocate resources reasonably designed to advance progress with respect to such objectives and timelines.

2.0 Transition Process. The Parties acknowledge that, in certain countries of the Territory, based upon information provided by ALZA to identify countries and designate them in the Regulatory Transition Plan (defined below) in the applicable group as of the Effective Date, the Existing Product has, as of the Effective Date: (a) effective Product Registrations and is being sold in the “Group A Market Countries”, which are listed in Exhibit 4-A to this Schedule 4; (b) effective Product Registrations but is not being sold in the “Group B Market Countries”, which are listed in Exhibit 4-B to this Schedule 4; or (c) a pending Product Registration Application in the “Group C Market Countries”, which are listed in Exhibit 4-C to this Schedule 4. LICENSEE requires a transfer of Know-How or other information concerning the Product necessary and reasonably requested by LICENSEE to enable LICENSEE to Develop and Commercialize the Product in the Territory (“Product Material”). For that purpose, LICENSOR hereby agrees to fulfil its obligations under this Schedule 4 by using Transitional Commercially Reasonable Efforts to undertake the activities set forth in this Schedule 4 alone or through LICENSOR’S designee, ALZA.

2.1 Transition Team.

2.1.1 LICENSEE and LICENSOR will establish a joint committee (the “Transition Team”), to facilitate and oversee the planning and implementation of strategic and tactical plans to effect the transfer and delivery of Product Asset in each applicable country in the Territory in accordance with the terms of this Schedule 4 and to make decisions pursuant to Section 2.1.2 of this Schedule 4, and to discuss transitional issues and to facilitate communications between the Parties with respect to such matters. The Transition Team shall also serve as a

[*] Confidential treatment requested.

forum to address supply chain and inventory management matters during all Transition Periods and to discuss transitional issues and to facilitate communications between the Parties and ALZA with respect to such matters. Each Party shall appoint reasonably appropriate representatives to the Transition Team, which may include personnel involved with clinical development, regulatory, manufacturing, packaging, distribution, marketing and/or sales of Product. The Transition Team shall meet (whether by teleconference, in person or by video-conference) (i) at least weekly until specific, written strategic and tactical plans are in place, with detailed timelines for specific actions, to transfer and deliver Product Assets from ALZA to LICENSOR and/or LICENSEE, and (ii) at least monthly until the transfer of all Product Assets has occurred hereunder (i.e., until the Final Transfer Date has occurred for all countries in the Territory), provided that the Transition Team may elect to meet with less or more frequency during the period described in (ii) based on the obligations of each Party, and the progress of the Parties’ and ALZA’s efforts, to implement such transfers. The specific times and places of all meetings shall be determined by the Transition Managers in a manner consistent with the foregoing obligations and reasonably acceptable to the Parties. The Transition Team may also establish sub-teams or working groups to address specific areas or topics related to the process for transferring the Product Assets in the Territory.

2.1.2 The Transition Team may make decisions expressly within its authority under this Schedule 4, and LICENSOR shall use Transitional Commercially Reasonable Efforts to bind ALZA to such decisions and cause ALZA to act in accordance therewith, provided that such decisions by the Transition Team hereunder shall be required to be unanimous with the representatives for each Party collectively casting one vote, and the Transition Team shall document such decisions in a writing signed by authorized team representatives of both Parties. For the avoidance of doubt, the Transition Team shall have no authority to modify any term in the body of this Agreement or this Schedule 4. If the Transition Team is unable to reach consensus regarding any matter within its decision-making authority before it (including any matter that was unable to be resolved by any sub-team), the matter shall be presented to the President of LICENSOR and CFO of LICENSEE (the “Applicable Senior Officers”) for decision. Once a matter has been presented to the Applicable Senior Officers, they shall have fifteen (15) days to make a decision on the matter. In the event that the Applicable Senior Officers are unable to reach a mutual decision within such fifteen (15) day period, then the matter shall be resolved under Section 16.3 of the Agreement.

2.1.3 Each Party shall appoint a senior representative (each, a “Transition Manager”) who possesses a basic understanding of the relevant operational, regulatory and commercial issues to manage the transfer obligations to LICENSEE envisioned under this Agreement (the “Transition”). The initial Transition Manager for each Party is set forth in Exhibit 4-D of this Schedule 4, and either Party may later replace such Transition Manager by providing written notice thereof to the other Party (which notice shall identify the new Transition Manager and provide contact information therefor), provided that any replacement Transition Manager shall possess reasonably sufficient expertise to reasonably satisfy the intended role of the Transition Manager under this Agreement and leadership responsibilities within the relevant Party that are substantially similar to or more senior than those of the preceding Transition Manager. Each Party’s Transition Manager shall be the primary contact with the other Party in connection with the on-going implementation, communication and voting on matters within the Transition Team’s authority concerning the Transition and shall lead his/her Party’s Transition Team hereunder.

2.2 Completion of Transfer of Product Assets. Except as expressly provided for in this Agreement, the Transition Team shall decide in writing upon a mutually acceptable date for each applicable country in the Territory that will be the Parties’ desired target Country Transfer Date for the completion of the assignment and transfer of all Product Assets to LICENSEE in such country, and LICENSOR shall use Transitional Commercially Reasonable Efforts to obtain agreement with ALZA to such target Country Transfer Date. LICENSOR shall use Transitional Commercially Reasonable Efforts to obtain the transfer or delivery of the Product Assets to LICENSEE on a country-by-country basis in the Territory in accordance with the terms and conditions of this Agreement and, except as otherwise provided in Sections 2.3 or 2.4 of this Schedule 4, the transfer and delivery of the Product Assets in a country shall be completed and made effective as of the Country Transfer Date. On and after the Effective Date, the Parties shall use good faith Transitional Commercially Reasonable Efforts to expedite the transfer and delivery of Product Assets in each of the countries of the Territory. For purposes of clarification but not limitation, LICENSEE may request in writing that any portion of the Product Assets be directly assigned, transferred, and delivered to LICENSEE from ALZA, and LICENSOR shall use Transitional Commercially Reasonable Efforts to comply with such request.

2.3 Rights and Obligations of the Parties Based on Country Designation.

2.3.1 Group A Market.

2.3.1.1 LICENSEE will, subject to any legal obligations ALZA or its Affiliates may have as holder of Product Registrations or Product Registration Applications prior to the Regulatory Transfer Date, ALZA’s obligations with regard to the Priligy On-Going Clinical Trials or contractual obligations ALZA or its Affiliates may have to LICENSEE, LICENSOR, or any Affiliate of either of the foregoing, assume full responsibility and control over all aspects of the distribution and commercialization of the Product in the Group A Market countries pursuant to the terms of this Agreement, and the development and manufacture of Product anywhere for such purposes in each Group A Market Country, except for the manufacture of Product by ALZA (directly or through its Affiliates) for Group A Market countries pursuant to the Manufacturing Agreement.

2.3.1.2 The Parties will coordinate through the Transition Team (directly or through their Affiliates or designees) to make the necessary inquiries and use Commercially Reasonable Efforts to cause the necessary documents to be filed with the Regulatory Authority in each Group A Market Country in accordance with Applicable Laws of each such country to transfer ownership and pharmacovigilance responsibility LICENSOR shall, through ALZA, use Transitional Commercially Reasonable Efforts to file and obtain approval of any variations of any Product Registrations or Regulatory Submissions, needed to effect such transfer, of any Product Registrations and Regulatory Submissions to LICENSEE on or before the date in that country as determined by the Transition Team.

2.3.1.3 LICENSOR’s only obligations in each Group A Market country will be:

(a)	as of the Effective Date, to use Transitional Commercially Reasonable Efforts to ensure that ALZA or its Affiliate (i) make inquiries and file such documents as set forth in Section 2.3.1.2, and (ii) Maintain the Existing Product Registrations and any other existing Product Registrations and Regulatory Submissions, which obligations shall cease on the Regulatory Transfer Date in all Group A Market Countries;

(b)	as of the Effective Date, if requested in writing by LICENSEE, to use Commercially Reasonable Efforts to ensure that ALZA or its Affiliates shall appoint LICENSEE as its MA Delegate in each Group A Market Country under a Delegation of Authority Agreement, which shall expire on a country-by-country basis on the Regulatory Transfer Date in each country, to allow LICENSEE to distribute and commercialize Existing Product prior to the Regulatory Transfer Date;

(c)	as of the Effective Date, to use Commercially Reasonable Efforts to cause ALZA or its Affiliates to transfer any other Product Assets in each Group A Market Country;

(d)	to use Transitional Commercially Reasonable Efforts ensure that ALZA or its Affiliates fulfill any legal obligations they may have as holders of Product Registrations or Product Registration Applications prior to the Regulatory Transfer Date; and

(e)	LICENSOR’s obligations as set forth in the PVG Agreement.

2.3.2 Group B Market.

2.3.2.1 LICENSEE will, subject to any legal obligations ALZA or its Affiliates may have as holder of Product Registrations or Product Registration Applications prior to the Regulatory Transfer Date, ALZA’s obligations with regard to the Priligy On-Going Clinical Trials or contractual obligations ALZA or its Affiliates may have to LICENSEE, LICENSOR, or any Affiliate of either of the foregoing, assume full responsibility and control over all aspects of the distribution and commercialization of the Product as of the Effective Date in each Group B Market Country, and the development and manufacture of Product anywhere for such purposes in each Group B Market Country, except for the manufacture of Product by ALZA or its Affiliates pursuant to the Manufacturing Agreement.

2.3.2.2 The Parties will coordinate through the Transition Team (directly or through their Affiliates or designees) to make the necessary inquiries and use Commercially Reasonable Efforts to cause the filing of the necessary documents with the Regulatory Authority in each Group B Market Country in accordance with Applicable Laws of each such country to transfer ownership and pharmacovigilance following the transfer of the global safety database for Priligy to LICENSEE. LICENSOR shall, through its designee ALZA, use Transitional

Commercially Reasonable Efforts to file and obtain approvals of any variations needed of any Product Registrations or Regulatory Submissions, to effect such transfer, of the Existing Market Authorization and any other Product Registrations and Regulatory Submissions to LICENSEE and/or its Affiliates on or before the date in that country as determined by the Transition Team.

2.3.2.3 LICENSOR’s only obligations in each Group B Market country will be:

(a)	as of the Effective Date, to use Transitional Commercially Reasonable Efforts to ensure that ALZA or its Affiliates (i) make inquiries and file such documents as set forth in Section 2.3.2.2 of Schedule 4 and (ii) Maintain the Existing Product Registrations and any other existing Product Registrations and Regulatory Submissions;

(b)	as of the Effective Date, if requested in writing by LICENSEE, to use Commercially Reasonable Efforts to ensure that ALZA or its Affiliates appoint LICENSEE as its MA Delegate in each requested Group B Market Country under a Delegation of Authority Agreement, which shall expire on a country-by-country basis on the Regulatory Transfer Date in each country, to allow LICENSEE or its designated Affiliate to distribute and commercialize Existing Product prior to the Regulatory Transfer Date;

(c)	as of the Effective Date, to use Commercially Reasonable Efforts to cause ALZA or its Affiliates to transfer any other Product Assets in each Group B Market Country;

(d)	to use Transitional Commercially Reasonable Efforts to ensure that ALZA or its Affiliates fulfil any legal obligations they may have as holders of Product Registrations or Product Registration Applications prior to the Regulatory Transfer Date; and

(e)	LICENSOR’s obligations as set forth in the PVG Agreement.

The obligations in clauses (a), (b), (c), and (d) of this Section 2.3.2.3 shall cease on the Regulatory Transfer Date in all Group B Market Countries.

2.3.3 Group C Market.

2.3.3.1 LICENSEE will, subject to any legal obligations ALZA or its Affiliates may have as holder of Product Registrations or Regulatory Submissions prior to the Regulatory Transfer Date, ALZA’s obligations with regard to the Priligy On-Going Clinical Trials or contractual obligations ALZA or its Affiliates may have to LICENSEE, LICENSOR, or any Affiliate of either of the foregoing, assume full responsibility and control over all aspects of the distribution and commercialization of the Product as of the Effective Date in each Group C Market Country, and the development and manufacture of Existing Product anywhere for such purposes in each Group C Market Country, except for the manufacture of Existing Product by ALZA or its Affiliates pursuant to the Manufacturing Agreement.

2.3.3.2 LICENSOR shall use Commercially Reasonable Efforts to ensure that ALZA or its Affiliates (i) Maintain the Product Registration Applications in each Group C Market Country and (ii) use Transitional Commercially Reasonable

Efforts to obtain approval of such Marketing Applications in each Group C Market Country. Upon receipt of Product Registration in a Group C Market Country, the Parties will coordinate through the Transition Team (directly or through their Affiliates or designees) to make the necessary inquiries and use Commercially Reasonable Efforts to cause the necessary documents to be filed with the Regulatory Authority in each Group C Market Country in accordance with Applicable Laws of each such country to transfer ownership and pharmacovigilance following the transfer of the global safety database for Priligy to LICENSEE. LICENSOR shall, through its designee ALZA, use Transitional Commercially Reasonable Efforts to obtain approval of any variations of any Regulatory Submissions or resulting Product Registrations needed to effect such transfer, of the Regulatory Approval and any other Product Registrations and Regulatory Submissions to LICENSEE as soon as reasonably possible following receipt of Product Registration in such country.

2.3.3.3 LICENSOR’s only obligations in each Group C Market country will be:

(a)	to use Commercially Reasonable Efforts to (i) ensure that ALZA or its Affiliates Maintain the Product Registration Application and (ii) use Transitional Commercially Reasonable Efforts to obtain Regulatory Approval in each Group C Market country.

(b)	to use Commercially Reasonable Efforts to ensure that ALZA or its Affiliates (i) make the inquiries and file such documents as set forth in Section 2.3.3.2 of this Schedule 4 and (ii) Maintain the Product Registration Application, any resulting Regulatory Approvals, and any other Product Registrations and Regulatory Submissions, which obligations shall cease on the Regulatory Transfer Date in each Group C Market Country;

(c)	as of the Effective Date, to use Commercially Reasonable Efforts to cause ALZA or its Affiliates to transfer any other Product Assets in each Group C Market Country; and

(d)	LICENSOR’s obligations as set forth in the PVG Agreement.

The obligations in clauses (a), (b), and (c) of this Section 2.3.3.3 shall cease on the Regulatory Transfer Date in each Group C Market Country.

2.3.4 No Further LICENSOR Obligations in Other Countries. As of the Effective Date, LICENSOR or its designee will have no further obligation with respect to, any country of the Territory other than LICENSOR’s obligations in the Group A Market Countries, Group B Market Countries, and Group C Market Countries as set forth in this Schedule 4 and the PVG Agreement.

2.3.5 Transition Periods.

2.3.5.1 Country Transfer Transition Period. For each Group A Market Country, Group B Market Country, and Group C Market Country, the Country Transfer Date shall occur no later than the expiration of the period ending [*] from the Effective Date (“Country Transfer Transition Period”).

[*] Confidential treatment requested.

2.3.5.2 Regulatory Transfer Transition Period. The Regulatory Transfer Date shall occur no later than the expiration of the period ending [*] from the Effective Date (“Regulatory Transfer Transition Period”). For avoidance of doubt, when the term “Regulatory Transfer Transition Period” is used herein in reference to a particular country, the Regulatory Transfer Transition Period in such country shall end on the Regulatory Transfer Date in that country. The Parties expect that all transfers of Product Registrations and Regulatory Submissions envisioned under this Agreement will be approved by the relevant Regulatory Authorities no later than expiry of the Regulatory Transfer Transition Period. For avoidance of doubt, LICENSOR shall have no obligation to Maintain, transfer, or assist LICENSEE to maintain or transfer Product Registrations and Regulatory Submissions after the expiry of the Regulatory Transfer Transition Period. Notwithstanding the foregoing, the Regulatory Transfer Transition Period shall be extended in the event of Governmental Transfer Delay as defined in Section 2.4 of this Schedule 4 and shall continue until such time that the transfer of Product Registrations and Regulatory Submissions in the Territory are complete.

2.3.6 Transfer of Regulatory Responsibility. LICENSOR shall use Transitional Commercially Reasonable Efforts to ensure that ALZA or its Affiliates shall be responsible for regulatory matters in each Group A Market Country, Group B Market Country, and Group C Market Country during the Regulatory Transfer Transition Period in that country, and LICENSEE shall assume regulatory responsibility on the Regulatory Transfer Date in each country. In the event that exceptional action or inaction by a Regulatory Authority in a country prevents completion of such transfer prior to expiry of the Regulatory Transfer Transition Period, LICENSEE agrees to allow LICENSOR to, and LICENSOR shall, negotiate with ALZA in good faith an extension of the Regulatory Transfer Transition Period for that country to effectuate such regulatory transfer, including reasonable compensation for ALZA, the cost of which will be paid by LICENSEE, and any such extension agreed to by ALZA and LICENSOR shall be effective for purposes of this Schedule 4. Notwithstanding the foregoing, in the event ALZA has performed substantially all activities necessary to effect such regulatory transfer such that only minimal activity is needed by ALZA, LICENSOR shall use Commercially Reasonable Efforts to ensure that ALZA shall complete the transfer at no cost to LICENSEE, provided that the foregoing shall not be construed to require LICENSOR to incur any costs or expenses or payment obligations to ALZA or any Affiliate thereof.

2.3.7 Regulatory Support. LICENSOR shall use Commercially Reasonable Efforts to ensure that ALZA will provide regulatory support as follows:

(a) for a period ending [*] from the Regulatory Transfer Date in each country in the Group A Market Countries, Group B Market Countries, and Group C Market Countries, upon reasonable request by LICENSEE, ALZA will assist with the development of regulatory documents, including the drafting and submission of documents to Regulatory Authorities; and

(b) for a period beginning [*] from the Regulatory Transfer Date in each country in the Group A Market Countries, Group B Market Countries, and Group C Market Countries and ending [*] from such Regulatory Transfer Date, ALZA will provide consulting services at no cost regarding regulatory matters.

[*] Confidential treatment requested.

Such consulting services shall be limited to responding to reasonable requests for information concerning specific regulatory matters, but shall not include the development of regulatory documents, including the drafting and submission of responses to Regulatory Authorities.

2.4 Delays in Transfer of Product Registrations, Regulatory Submissions, and Product Assets. The Parties acknowledge that there will be some countries in which the transfer of ownership and control of Product Registrations or Regulatory Submissions (and possibly certain other Product Assets) to LICENSEE cannot be completed on or before the Country Transfer Date as a result of (a) processes or conditions imposed by Regulatory Authorities or other governmental authorities and that are outside the reasonable control of the Parties or ALZA or (b) the requirements or limitations of any Applicable Laws in such country(all such circumstances referred to in clause (a) or (b), “Governmental Transfer Delay”). It is the intention of the Parties that, to the fullest extent possible under Applicable Laws, such delays in transferring Product Registrations or Regulatory Submissions (and/or other Product Assets, if any) in a country should not result in a delay in the transfer of those Product Assets that can be transferred on or before the Country Transfer Date, so that LICENSEE can assume, to the greatest extent possible pursuant to Applicable Laws, full control and responsibility for the Product (and become entitled to the benefit of all sales of and other activities with respect to, Product) in such country as of the Country Transfer Date. Accordingly, the Parties agree that in the event of any Governmental Transfer Delay:

2.4.1 LICENSOR shall, subject to LICENSEE’s provision of any assistance or cooperation reasonably requested by LICENSOR, use Commercially Reasonable Efforts to ensure that ALZA or its Affiliates will undertake to complete the transfer and delivery of all of the Product Assets that are not the subject of such Governmental Transfer Delay on or before the Country Transfer Date; and

2.4.2 LICENSEE agrees that ALZA or its Affiliates may continue to hold and maintain the Product Registrations and Regulatory Submissions (and such other Product Assets, if any, that cannot be transferred on or before the Country Transfer Date) for the Product on behalf of and for the sole benefit of LICENSEE and its designated Affiliates only until such time as the transfer of Product Registrations and Regulatory Submissions(and any other affected Product Assets) to LICENSEE or its designated Affiliates can be completed in such country. For the avoidance of doubt, nothing herein shall be construed as obligating LICENSOR to, or LICENSOR to cause ALZA or its Affiliates, to undertake or perform any advertising, marketing or promotional services for or on behalf of LICENSEE or its designated Affiliates and/or any sublicensees with respect to the Product in a country in the Territory on or after the Effective Date.

2.4.3 Distribution of Product. LICENSEE (directly or through its Affiliates) shall assume full responsibility (at its own expense) for the distribution and sale of Product in each Group A Market country as set forth in the Agreement.

2.4.3.1 Responsibility for distribution activities for Product (x) in those countries in the Group B Market Countries, or Group C Market Countries where the transfer of Product Registrations, Regulatory Submissions, or other Product Assets to LICENSEE or its designated Affiliates cannot be completed on or before the Country Transfer Date due to a Governmental Transfer Delay or (y) as of the Effective Date in the Group A Market Countries will be allocated between the Parties as follows:

(a) LICENSOR shall use Commercially Reasonable Efforts to ensure that, to the extent legally permitted under Applicable Law, ALZA or its Affiliates will appoint LICENSEE to act on its behalf as an MA Delegate of Existing Product in each such country, such appointment to be made effective as of the Effective Date for the Group A Market Countries and as of the Country Transfer Date for all other such countries, as further set forth in the Delegation of Authority Agreements, in which case LICENSEE will assume full responsibility for all distribution activities for Product in such country as of the effective date of such appointment. The Transition Team (or a sub-team thereof) will work with ALZA to use good faith efforts to identify and determine those countries in the Territory where it will be necessary and legally permissible for ALZA or its Affiliates to appoint LICENSEE (or its designated Affiliate) to distribute Product as contemplated by this Section 2.5.3.1; and

(b) To the extent, on country-by-country basis, that LICENSEE is not appointed as an MA Delegate in any such country (as contemplated by Section 2.5.3.1(a) above) and not transferred responsibility for distribution activities to LICENSEE as set forth above, LICENSEE agrees that ALZA or its Affiliates may continue to distribute Existing Product on behalf of LICENSOR until the Regulatory Transfer Date for such country.

2.5 Reporting During Transition Period. Until the end of the Transition Period in each country, LICENSOR shall use Commercially Reasonable Efforts to ensure that ALZA or its Affiliates shall keep LICENSEE reasonably informed regarding the ongoing activities by ALZA (directly or through its Affiliates) for the Existing Product in the country. For ALZA distribution activities, ALZA shall (subject to compliance with FCPA and OECD) (i) involve LICENSOR (who will, to the extent reasonably possible, provide LICENSEE a reasonable opportunity to provide input and guide LICENSOR’s involvement) with regard to any proposed changes in trade activities related to the Existing Product and (ii) LICENSOR shall use Commercially Reasonable Efforts to ensure that, except as necessary to comply with FCPA and OECD, ALZA or its Affiliates shall not materially change any of its practices with respect to any such activities, or take any action with respect to its manufacture, supply, distribution, or sale of Existing Product that would materially adversely affect, or would reasonably be anticipated to materially and adversely affect, the manufacture, supply, distribution, marketing, or sale of Existing Product in such country without LICENSEE’s prior written consent, such consent not to be unreasonably withheld.

2.6 Data Collection. The Parties acknowledge that, as of the Effective Date, ALZA (directly or through its Affiliates) is supporting, conducting or otherwise responsible for the medical affairs activities, the responsibility for which in the Territory shall be transferred to LICENSEE effective when the Final Transfer Date has occurred for all countries in the world.

2.7 Assignment of Other ALZA Product Contracts. Any member of the Transition Team shall have the right, in its discretion and promptly following its reasonable written request with respect thereto, to review any Other ALZA Product Contract(s) during the Transition Period, subject to the applicable confidentiality and consent provisions of such Other ALZA Product Contract(s) that any member of the Transition Team desires to review. If the Transition Team decides, by unanimous decision that an Other ALZA Product Contract is material to LICENSEE’S rights to manufacture, use, sell, market, develop, distribute or commercialize Product (“Material Product Contract”), LICENSOR shall use Transitional Commercially Reasonable Efforts to cause ALZA to terminate with respect to Product, or allow to expire, such Material Product Contract, such termination subject to ALZA’s pre-existing obligations and other terms of such Material Product Contract and subject to ALZA’s obligations under the License and Asset Transfer Agreement and any Ancillary Agreement, on or before [*] after the decision date documented in writing by the Transition Team, except in the Group A Market countries, where Transitional Commercially Reasonable Efforts shall be used to terminate with respect to Product, or allow to expire, such Material Product Contract on a country-by-country basis no later than the later of: (i) [*] after the decision date, (ii) [*] after the Effective Date or (iii) [*] after the Regulatory Transfer Date for each such country. If, after review of Material Product Contracts, LICENSEE identifies in writing to LICENSOR a Material Product Contract that LICENSEE reasonably requests to have assigned to it, or indicates whether or not LICENSEE wishes such Material Product Contract to be terminated, allowed to expire, or to remain in effect, LICENSOR shall use Transitional Commercially Reasonable Efforts to cause ALZA to assign such Material Product Contract to LICENSEE, subject to the assignment provision of such Material Product Contract or comply with LICENSEE’s reasonable request with respect to termination, expiration, or survival thereof.

3.0	Diligence and Coordination of Efforts

3.1 Diligence and Cooperation. On and after the Effective Date, LICENSEE and LICENSOR shall cooperate diligently in coordinated efforts with each other, and LICENSOR shall use Commercially Reasonable Efforts to cause ALZA to cooperate diligently in coordinated efforts with LICENSOR and LICENSEE, to timely complete the various transfers and delivery of Product Assets provided for in Section 2 of this Schedule 4. Each of LICENSEE and LICENSOR shall undertake, and shall ensure that their respective Affiliates, as applicable, undertake any actions reasonably necessary to timely complete the various transfers and delivery of Product Assets to LICENSEE and/or its designated Affiliates as provided in Section 2 of Schedule 4 of this Agreement, including LICENSOR using Commercially Reasonable Efforts to cause ALZA or its Affiliates to execute any documents necessary to transfer and/or assign the Regulatory Submissions and Product Registrations to LICENSEE or its designated Affiliates in the Territory as contemplated above.

[*] Confidential treatment requested.

3.1.1 Disposition of Development Records. In connection with the transfer and delivery of Product Assets to LICENSEE or its designated Affiliates, LICENSOR shall use Commercially Reasonable Efforts to ensure that during the Transition Period for each country in the Territory, ALZA or its Affiliates shall transfer and deliver to LICENSEE all material Development Records concerning the Product reasonably requested by LICENSEE that are necessary to enable LICENSEE to Develop and Commercialize the Product in such country and in ALZA’s or its Affiliates’ possession or control. LICENSOR shall use Commercially Reasonable Efforts to ensure that ALZA or its Affiliates will coordinate the timing and prioritization of Development Records to be transferred and delivered to LICENSEE or its designated Affiliates pursuant to this Section 3.1.1 of this Schedule 4. LICENSEE shall work in good faith with LICENSOR and ALZA or its Affiliates and use Transitional Commercially Reasonable Efforts to complete the transfer and delivery of Development Records as soon as reasonably possible following the Effective Date.

3.1.2 Development Records in Electronic Form. For the avoidance of doubt, to the extent that data and information included within the Development Records to be transferred and delivered to LICENSEE are maintained by ALZA or its Affiliates in electronic form, the obligation of LICENSOR to cause ALZA or its Affiliates transfer and deliver such Development Records to LICENSEE or its designated Affiliates shall be limited to using Commercially Reasonable Efforts to cause ALZA or its Affiliates to provide LICENSEE or its designated Affiliates with such electronic data in a mutually agreed format that is reasonably acceptable to both LICENSEE and ALZA. Nothing herein shall be construed as obligating LICENSOR to cause ALZA or its Affiliates to transfer to LICENSEE or to otherwise provide LICENSEE with access to or rights to use any proprietary software (including Third Party or licensed software and/or software that is owned by ALZA or its Affiliates) that may be utilized by ALZA or its Affiliates from time to time in connection with such electronic data and information included within Development Records.

3.1.3 ALZA Quality Assurance Records. Notwithstanding anything to the contrary herein, documentation related to quality assurance (QA) audit activities related to Product (including with respect to clinical trials thereof) conducted by or on behalf of ALZA or its Affiliates will not be transferred to LICENSEE, except to the extent contained or referenced in, or supporting, any Regulatory Submissions or Product Registrations Controlled by ALZA prior to the Effective Date, previously made public, required to be provided to any Regulatory Authority, or required by Applicable Law to be disclosed. At LICENSEE’s prior written request, LICENSOR shall use Commercially Reasonable Efforts to cause ALZA to permit individuals employed by LICENSEE’s quality assurance department to review, by appointment during normal business hours, at a facility identified by ALZA, the quality assurance audit reports for the Priligy On-Going Clinical Trials, however, no copies in full or in part will be provided except as set forth herein above. In addition, LICENSEE agrees that, except to the extent contained or referenced in, or supporting, any Regulatory Submissions or Product Registrations existing as of the Effective Date, previously made public, required to be provided to any Regulatory Authority, or required by Applicable Law to be disclosed, these quality assurance audits will not be referenced within any filing with any Regulatory Authority and will be held in strict confidence.

3.1.4 Retained Rights to Development Records. LICENSEE acknowledges and agrees that ALZA and its Affiliates shall be entitled to retain copies of Development Records being transferred and delivered to LICENSEE to the extent necessary, and for the limited purposes of: (i) complying with all Applicable Laws with respect thereto (including without limitation compliance with GMP, generally accepted accounting principles, external financial reporting obligations, and Sarbanes-Oxley); (ii) compliance with internal corporate policies and standard operating procedures regarding the creation and retention of books and records; and (iii) performing ALZA’s and its Affiliates’ Product-related contractual obligations to LICENSEE or LICENSOR; and maintaining an archival copy for legal purposes.

3.1.5 Additional Information. In addition to the foregoing, LICENSOR shall convey to ALZA any written request by LICENSEE to LICENSOR to provide additional data or information material to the development, packaging, marketing, promotion, distribution or sale of Existing Product in one or more countries in the Territory. Except as otherwise provided in Section 3.1.6 of this Schedule 4, all such requests shall be copied and coordinated through the Transition Team. LICENSOR shall use Commercially Reasonable Efforts to (x) ensure that ALZA or its Affiliates will use Transitional Commercially Reasonable Efforts to promptly satisfy any such requests by LICENSEE for additional data or information and (y) notify LICENSEE in writing of any such material information of which LICENSOR becomes aware at any time after the Effective Date and provide LICENSEE such information; provided, however, nothing herein shall be construed as obligating LICENSOR or ALZA or its Affiliates to: (i) generate or procure any data or information that is not in its or their possession or control, (ii) provide LICENSEE with data or information to the extent that it is owned or controlled by a Third Party and was made available to ALZA, LICENSOR, or their Affiliates under terms and conditions that do not permit its disclosure or transfer to others, (iii) provide LICENSEE with any data or information related to any products other than Existing Product, or (iv) provide LICENSEE with any data or information to the extent precluded by Applicable Laws (including without limitation, antitrust or competition law).

3.1.6 Communication with ALZA Affiliates. Promptly after the Effective Date, the Transition Team shall exchange relevant contact information and permit direct communications between their respective global regulatory personnel, and upon Transition Team agreement the Transition Team shall exchange relevant contact information and permit direct communications between their respective regional and local regulatory personnel with copy of all such communications to the relevant global regulatory personnel, as each Party may designate in those regions and/or countries in the Territory in order to facilitate planning and implementation of certain aspects of the Regulatory Transition Plan, and LICENSOR shall use Commercially Reasonable Efforts to integrate those efforts with the corresponding efforts with respect to the ALZA Transition Team under the Asset Transfer Agreement. The Transition Team will also agree in writing upon the specific subject matter for such direct interactions, and LICENSOR shall reflect such agreement in its corresponding activities with respect to the ALZA Transition Team. As of the Effective Date, LICENSEE agrees that no direct interactions with those Affiliates to be identified by ALZA (“Local Affiliates”) have been authorized and LICENSEE shall not, and shall use Transitional Commercially Reasonable Efforts to ensure that its Affiliates and/or Sublicensees do not, communicate requests for data, information or materials directly to any of ALZA’s Local Affiliates in any country in the Territory unless and solely to the extent (i) expressly authorized in advance by ALZA in writing or (ii) required by Applicable Law, provided that LICENSEE shall provide ALZA and LICENSOR with prompt notice of such Applicable Law. Any request or proposal for direct interactions between LICENSEE and any of ALZA’s Local Affiliates not permitted by clause (i) or (ii) above shall be communicated through the Transition Team, and LICENSOR shall use Commercially Reasonable Efforts to cause ALZA to reasonably consider any such requests; provided, however, that nothing herein shall be construed as obligating ALZA to agree to any such request or proposal, provided, however, that LICENSOR shall use Commercially Reasonable Efforts to cause ALZA, notwithstanding anything to the contrary herein, to provide any information or documentation in ALZA’s or any of its Affiliates’ possession or control to the extent requested (directly or through any of its Affiliates, LICENSEE, or any independent contractors of any of the foregoing) by any Regulatory Authority or as necessary to comply with any Applicable Law or enable the transfer of Product Assets to LICENSEE in a timely fashion. If ALZA does agree to permit its Local Affiliates in one or more regions or countries in the Territory to engage in direct interactions with LICENSEE, LICENSEE shall negotiate in good faith and agree with ALZA in advance and in writing on the specific subject matter and scope of those permitted interactions, shall communicate that information to their respective Affiliates, as applicable, and shall exchange relevant contact information identifying their respective representatives who will participate in those interactions.

3.1.7 Regulatory Transition Plan. LICENSOR shall use Commercially Reasonable Efforts to ensure that ALZA or its Affiliates use Transitional Commercially Reasonable Efforts to complete the activities by the various dates set forth in a regulatory transition plan (“Regulatory Transition Plan”). LICENSEE shall promptly notify LICENSOR and ALZA in the event that LICENSEE determines that the activities and/or timelines set forth in the Regulatory Transition Plan require modification. LICENSOR shall use Commercially Reasonable Efforts to (a) ensure that ALZA or its Affiliates notify LICENSEE in the event that ALZA determines that the activities and/or timelines set forth in the Regulatory Transition Plan require modification and (b) notify LICENSEE in the event that LICENSOR determines that the activities and/or timelines set forth in the Regulatory Transition Plan require modification. The Transition Team shall be responsible for periodically reviewing and approving any changes to the Regulatory Transition Plan that are proposed by LICENSOR, LICENSEE or ALZA and/or that are necessary to address any requests or requirements that may be imposed by Regulatory Authorities in the Territory with respect to the transfer to LICENSEE of any Product Registrations or Regulatory Submissions. In such event, the Transition Team shall use good faith efforts to agree upon a mutually acceptable means to address the relevant issues. Notwithstanding anything to the contrary, the Regulatory Transition Plan shall be amended as agreed upon in writing by LICENSEE, LICENSOR, and ALZA.

3.1.8 Cooperation by the Parties. At all times prior to the Final Transfer Date in a particular country in the Territory, LICENSOR shall use Commercially Reasonable Efforts to ensure that ALZA and its applicable Affiliates, reasonably cooperate with LICENSEE to facilitate communications or other interactions with Regulatory Authorities in the Territory that are reasonably necessary in connection with ALZA’s performance of the obligations described under Section 2.3 of this Schedule 4 or LICENSEE’s and/or its Affiliates’ planning and preparations for the transfer of Product Registrations or Regulatory Submissions, including, without limitation, by providing LICENSEE with copies of any material communications with or from Regulatory Authorities (including meeting minutes). LICENSOR shall use Commercially Reasonable Efforts to cause ALZA to consider and grant any reasonable requests by LICENSEE for any consent or authorizations necessary to enable LICENSEE to engage in direct communications with Regulatory Authorities in connection with the maintenance, filing, seeking, or transfer of Regulatory Submissions and Product Registrations. LICENSEE shall not, and shall ensure that its Affiliates and/or Sublicensees do not, knowingly and intentionally take any actions in the course of any such direct communications with any Regulatory Authorities in connection with any such transfer which (i) may reasonably be expected to materially damage or impair the goodwill or reputation of ALZA or its Affiliates and/or (ii) would, without the prior written consent of ALZA, impose any new obligations or commitments (financial or otherwise) upon ALZA or its Affiliates related to or in connection with the development, registration or commercialization of Product in such country. Prior to the Final Transfer Date for a particular country in the Territory, LICENSOR shall use Commercially Reasonable Efforts to (a) ensure that ALZA keeps LICENSOR and LICENSEE reasonably informed, provides LICENSOR and/or LICENSEE a reasonable opportunity to comment, as to any of ALZA’s or its Affiliates’ communications with Regulatory Authorities, filing or amendment of any Product Registration Applications, pursuit of Regulatory Approvals, and/or other developments related to the transition of Product Registrations, Regulatory Submissions, or any other Product Assets, including but not limited to those actions contemplated by Section 2.3 of this Schedule 4, and in particular promptly notifies LICENSOR and/or LICENSEE with respect to any new developments related to such activities, including but not limited to those that may materially and adversely affect (x) the development, manufacture, or commercialization of Existing Product in a country by LICENSEE and/or (y) the rights and responsibilities of LICENSOR or ALZA with respect to, and/or the timing of, the transfer and delivery of the Product Assets in a country to LICENSEE and/or its Affiliates, (b) promptly share any information received from ALZA in the course of the foregoing with LICENSEE (to the extent not provided directly to LICENSEE by ALZA or any Affiliate thereof), and (c) follow LICENSEE’s reasonable direction with respect to LICENSOR’s exercise of such Commercially Reasonable Efforts under clause (a) in this sentence. LICENSOR shall use Commercially Reasonable Efforts to ensure that, prior to the Final Transfer Date in a particular country in the Territory, ALZA shall provide reasonable advance to LICENSOR and/or LICENSEE notice of any scheduled meeting or conference call between ALZA or its Affiliate and any Regulatory Authority relating to any Product Registrations or Regulatory

Submissions, and LICENSEE shall have a right to have up to two (2) representatives of LICENSEE attend, and, if and as reasonably requested by LICENSEE, participate in, any such meeting. Prior to the Final Transfer Date in a particular country in the Territory, LICENSEE shall keep ALZA reasonably informed as to any of LICENSEE’s communications with Regulatory Authorities and/or other developments related to the transition of Product Registrations, Regulatory Submissions, or any other Product Assets in the Territory, and in particular shall promptly notify ALZA with respect to any new developments related to such activities in the Territory that may materially and adversely affect (x) the sale of Existing Product in a country in the Territory by ALZA and/or its Affiliates during any Transition Period and/or (y) the rights and responsibilities of LICENSOR, LICENSEE and ALZA with respect to, and/or the timing of, the transfer and delivery of the Product Assets in a country in the Territory to LICENSEE.

3.2 Pharmacovigilance Responsibilities and Product Inquiries. The responsibilities of LICENSOR, LICENSEE and ALZA for pharmacovigilance activities respecting Product and the transfer of such responsibilities from ALZA to LICENSEE, and LICENSOR’s reporting responsibilities to LICENSEE, shall be set forth in commercially reasonable and customary form of pharmacovigilance agreements to be executed by LICENSEE, ALZA or Affiliates thereof, and LICENSOR on the Effective Date.

3.3 Other External Communications Related to Product. As soon as practicable after the Effective Date, the Transition Team shall develop in writing, and from time to time thereafter during the applicable Transition Period in each country in the Territory update as necessary, one or more external communications plans related to the transfer of Product Assets with respect thereto to be proposed to LICENSEE, and work with ALZA in the finalization thereof, and, upon agreement by ALZA with respect to such plan(s), LICENSEE agrees to implement and comply with such plan(s). Until the Final Transfer Date for a particular country in the Territory, LICENSEE agrees that the Transition Managers from LICENSOR and ALZA will coordinate review, with the Transition Team, of any proposed press releases, public statements or similar communications with Third Parties with respect to the transfer of the Product Assets in such country, the contents of which shall be limited to publicly available information unless approved in advance by both LICENSOR and ALZA, such approval not to be unreasonably withheld, or required by any Applicable Law or rule of any securities exchange, and LICENSOR agrees to use Commercially Reasonable Efforts to (a) provide LICENSEE a reasonable opportunity to provide its input with respect thereto and (b) follow LICENSEE’s reasonable direction with respect to any of the foregoing to the extent solely concerning the Territory. To the extent reasonably practicable, LICENSEE agrees that it will provide ALZA and LICENSOR a reasonable opportunity to review and comment on any such planned communication concerning a country in the Territory prior to such country’s Final Transfer Date, at least five (5) business days prior to its planned release or implementation and use good faith efforts to address any comments or concerns raised by ALZA or LICENSOR with respect to the timing and/or content of the planned communication. LICENSEE agrees that it shall not have the right to use the names, logos or trademarks of ALZA or LICENSOR (or any of such other Affiliates thereof), respectively, in any such communications in a particular country in the Territory prior to such country’s Final Transfer Date without the prior written consent of ALZA or LICENSOR, except to the extent required by Applicable Law. For the avoidance of doubt, LICENSEE will have the right to use the Assigned Trademarks and Domain Names in any communications in the Territory issued pursuant to this Section 3.3.

EXHIBIT 4A

Group A Market Countries

[*]

[*] Confidential treatment requested.

EXHIBIT 4B

Group B Market Countries

[*]

[*] Confidential treatment requested.

EXHIBIT 4C

Group C Market Countries

[*]

[*] Confidential treatment requested.

EXHIBIT 4D

Transition Team Managers

LICENSOR – [*]

LICENSEE – [*]

[*] Confidential treatment requested.

SCHEDULE 6.1

ON-GOING CLINICAL TRIALS

R096769-PRE-1005—A Randomized, Double-Blind, Placebo-Controlled, Crossover Study Assessing the Pharmacodynamic Effects of Dapoxetine Concomitantly Administered in Subjects Taking Terazosin

R096769PRE3008—A Prospective, Randomized, Double-Blind, Placebo-Controlled, Parallel-Group, Multicenter Study of the Efficacy and Safety of Dapoxetine in Men With Premature Ejaculation and Concomitant Erectile Dysfunction Treated With a Phosphodiesterase-5 Inhibitor; COUPLE: Concomitant Use of Priligy in Men Treated for Erectile Dysfunction

R096769-PRE-4001—A Prospective, Observational Study of Men with Premature Ejaculation Who Are Treated With PRILIGY™ or Alternate Care; The PAUSE Study (Premature Ejaculation—Actual Use Safety and Effectiveness Study)

R096769PRE4005—PRILIGY Usage Patterns in Selected Populations

SCHEDULE 10.4

PRESS RELEASE

Furiex Pharmaceuticals and Menarini Announce License Agreement for Priligy®

MORRISVILLE, N.C. and FLORENCE, ITALY (May XX, 2012) – Furiex Pharmaceuticals, Inc. (NASDAQ: FURX) and Menarini Group today announced that they have entered into a license agreement by which Furiex will license to Menarini rights to commercialize Priligy® in Europe, most of Asia, Africa, Latin America and the Middle East. Furiex will retain full development and commercialization rights in the United States, Japan and Canada. Currently, Priligy® is marketed for on-demand treatment of premature ejaculation in 15 countries in Europe, Asia and Latin America, while it is approved for that indication in 43 countries worldwide.

Under the terms of the agreement, Furiex will be eligible to receive a $15 million payment upon closing, up to $20 million in regulatory and launch milestones and up to $40 million in sales-based milestones, plus tiered royalties on product sales ranging from mid-teens to mid-twenties in percentage terms. Menarini will assume responsibility for commercialization activities in the licensed territories and will fund ongoing clinical trials.

June Almenoff, M.D., Ph.D., president and chief medical officer of Furiex, stated, “We are extremely pleased to partner with Menarini and are confident that our experience and skills, coupled with the global presence and pharmaceutical experience of Menarini, should expand the development and commercialization of Priligy®.”

Commenting on the transaction, Dott. Alberto Giovanni Aleotti, Member of the Board of Menarini Group stated, “Priligy® is an innovative drug and the only product that has received regulatory approval specifically for the treatment of premature ejaculation. Premature Ejaculation is an underdiagnosed medical condition with only 9 % of sufferers seeking medical advice due to the social stigma associated with the condition. Menarini is committed to enhance the medical and scientific information available on the condition, in order to contribute in improving the quality of life of millions of people.”

As previously disclosed, Furiex recently entered into an agreement with ALZA and Janssen whereby ALZA and Janssen would transfer to Furiex worldwide Priligy® product rights.

The asset transfer agreement between Furiex, ALZA and Janssen and this license agreement are subject to various closing conditions, including negotiation and execution of additional agreements with Janssen designed to ensure a smooth transition of all production and marketing capability for the product.

About Premature Ejaculation

Premature ejaculation (PE) is a distressing sexual dysfunction that can be present from the first sexual encounter or can develop later in life. It is the most common male sexual dysfunction, affecting about 30 percent of male adult population at some point during their lives. The condition consists of three major components: a short time to ejaculation, lack of ejaculatory control, and negative personal impact, including distress related to rapid ejaculation. A combination of physiological and psychological factors is believed to influence the mechanism of ejaculation. Research suggests serotonin plays a central role in the timing of ejaculation.

About Priligy®

Priligy® (dapoxetine) the first oral medication approved for “on-demand” treatment of PE. Priligy® is a unique, short-acting, selective serotonin reuptake inhibitor (SSRI) designed to be taken only when needed—one to three hours before sexual intercourse is anticipated—rather than every day. The drug is specifically developed for the on-demand treatment of PE and was evaluated in five randomized, placebo-controlled Phase III clinical trials involving more than 6,000 men with PE and their partners. This is the largest and most comprehensive clinical trial program to date for a drug therapy to treat PE.

Priligy® is approved for on-demand treatment of PE in 43 countries. On January 20, 2012, the European Commission issued a decision confirming the positive opinion adopted by the Committee for Medicinal Products for Human Use (CHMP) recommending the approval of Priligy® in the remaining 20 European Union countries, Norway and Iceland where the drug was not yet approved. Pending national regulatory steps, marketing authorizations can be granted in these 22 European countries.

About Furiex

Furiex Pharmaceuticals is a drug development collaboration company that uses innovative clinical development design to accelerate and increase value of drug development programs by advancing them through the drug discovery and development process in a cost-efficient manner. Our drug development programs are designed and driven by a core team with extensive drug development experience. The company collaborates with pharmaceutical and biotechnology companies and has a strong, diversified product portfolio and pipeline with multiple therapeutic candidates including two Phase III-ready assets, one compound in Phase III development with a partner and two products on the market. The company's mission is to develop innovative medicines faster and at a lower cost, thereby improving profitability and accelerating time to market while providing life-improving therapies for patients. For more information, visit www.furiex.com.

About Menarini

Menarini is an international pharmaceutical company with over 13,000 employees worldwide and a presence in more than 100 countries in Europe, Asia, Latin America, Africa and the Middle East. The company was established 125 years ago and currently markets products in the cardiovascular, gastroenterology, metabolic, infectious disease and anti-inflammatory/analgesic therapeutic areas. With a three billion Euro turnover the Menarini Group is one of the world’s largest private pharmaceutical companies.

For further details, visit www.menarini.com

Except for historical information, all of the statements, expectations and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Furiex attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors which could cause actual results to differ materially include the following: the risks that the closing conditions will not be met and the asset transfer and out-license agreements will not close; the demand for our potential products, if and when approved; the inability of our licensee to commercialize our products; increased commercialization challenges arising from general industry conditions and competition; domestic and foreign health care reforms and governmental laws and regulations; changes in the safety and efficacy profile of our product as it progresses through market use; progress of our product in the marketplace as it relates to receiving future royalty and milestone payments; time required to gain regulatory approvals; continuing losses and our potential need for additional financing; the costs of defending or prosecuting any patent opposition or litigation necessary to protect our proprietary technologies; and the other risk factors set forth from time to time in the SEC filings for Furiex, copies of which can be found on our website.

Contact for Furiex

Media/Analysts/Investors:

Sailash Patel

919.456.7814

sailash.patel@furiex.com

Contact for Menarini

Menarini Press Office

pressoffice@menarini.com

SCHEDULE 11.3

PVG AGREEMENT

CONFIDENTIAL

PHARMACOVIGILANCE AGREEMENT

BY AND BETWEEN

ALZA CORPORATION AND JANSSEN PHARMACEUTICA, NV

AND

FURIEX PHARMACEUTICALS, INC., AND GENUPRO, INC.

(A WHOLLY-OWNED SUBSIDIARY OF FURIEX PHARMACEUTICALS, INC.)

AND

BERLIN-CHEMIE AG

(MENARINI GROUP)

1

Pharmacovigilance Agreement

THIS AGREEMENT is made this July     of 2012 (the “Effective Date”) between:

(1)	ALZA CORPORATION, a company incorporated in the State of Delaware and having its principal place of business at 700 Eubanks Drive, Vacaville, CA 95688 and JANSSEN PHARMACEUTICA NV, a corporation organised under the laws of the Kingdom of Belgium and having its principal place of business at Turnhoutseweg 30, B-2340 Beerse, Belgium (“JANSSEN”) (collectively “ALZA”);

(2)	FURIEX PHARMACEUTICALS, INC., a company incorporated in the State of Delaware and having its registered office at 3900 Paramount Parkway, Suite 150, Morrisville, NC 27560 (“FURIEX”) and GENUPRO, INC. (“GENUPRO”), a wholly-owned subsidiary of FURIEX organized under the laws of the State of North Carolina and having its registered office at 3900 Paramount Parkway, Suite 150, Morrisville, NC 27560 (collectively “FURIEX”); and

(3)	BERLIN-CHEMIE AG (MENARINI GROUP) Glienicker Weg 125 , 12489 Berlin (Germany) (“MENARINI”)

ALZA, MENARINI and FURIEX may be referred to herein individually as a “Party” and collectively as the “Parties”.

Recital

(A)	ALZA and FURIEX entered into a License and Asset Transfer Agreement, executed on May 14, 2012 (as amended from time to time, hereinafter referred to as the “Primary Agreement”) whereby ALZA transfers to FURIEX certain rights relating to Agreement Product (defined below) in accordance with the terms and conditions set forth in the Primary Agreement.

(B)	FURIEX and Berlin Chemie AG (Menarini Group) entered into the Priligy License Agreement, executed on May 14, 2012 (hereinafter referred to as the “Menarini Priligy Sublicensing Agreement”).

(C)	The Parties acknowledge that the Regulatory Submissions and Governmental Permits will be transferred from ALZA to FURIEX or its designated Affiliate or to MENARINI as FURIEX’s Sub licensee, and it is anticipated that the approvals or effectiveness of such transfers by the applicable Regulatory Authorities (“MA Transfer Approvals”) will occur on a country-by-country basis. The date of such transfer shall be the MA Transfer Approvals Date for such country. After MA Transfer Approvals Date, ALZA shall transfer safety activities relating to Agreement Product to FURIEX or MENARINI, on a country-by-country basis.

2

(D)	ALZA and FURIEX acknowledge that MENARINI belongs to the Menarini Group and have a centralised management of safety data through an electronic database , the [*] of the Menarini Group, under the responsibility of the European Qualified Person for Pharmacovigilance and the Central Drug Safety Unit Manager (CDSUM).

(E)	This Agreement defines the responsibilities of the Parties regarding the management and the exchange of safety data related to the Agreement Product. It describes the roles and responsibilities of the Parties in relation to management and exchange of safety data concerning the Agreement Product in compliance with Legal Requirements.

IT IS AGREED as follows:

1	Definitions

Capitalized terms defined in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined. The terms used in this Agreement are intended to be consistent with the corresponding terms used in the ICH guidelines (E2A, E2C and E2D) relating to the collection, maintenance, analysis and reporting of an adverse event or experience (“AE”)”, adverse drug reaction (“ADR”) and serious adverse event or experience or serious adverse drug reaction (“SAE/ SADR”). For the purpose of this Agreement, AE shall include AE and ADR and SAE shall include SAE and SADR.

1.1	“AE Reports” means any safety information relating to the Agreement Product, including pregnancy (maternal or paternal exposure), lactation, overdose, abuse, misuse, medication errors, lack of efficacy, reports from falsified product, reports of any suspected transmission of an infectious agent via the Agreement Product and AEs associated with Agreement Product quality complaints. For the purpose of signal detection, AE Reports shall also include reports that do not contain the minimum criteria (i.e. reporter, patient, adverse event and suspect drug) but at a minimum a suspect drug and an adverse event.

1.2	“Affiliates” means a person or entity that directly or indirectly through one or more intermediates, controls, is controlled by, or is under common control with the person or entity specified. For the purpose of this definition, “control” shall mean with respect to an entity, (a) the direct or indirect ownership of: (x) at least fifty percent (50%) or more of the capital stock or share capital entitled to vote for the election of directors of the entity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction); or (y) at least fifty percent (50%) of equity or voting interest of the entity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) or (b) the power to direct or cause the direction of the management and policies of the corporation or other entity.

[*] Confidential Treatment Requested.

3

1.3	“Aggregate Report” means a report that summarizes and analyzes aggregate safety data that is prepared to be submitted to Regulatory Authorities according to Legal Requirements.

1.4	“Agreement Product” means a drug product in its final dosage form(s) containing Dapoxetine described in any ALZA Regulatory Submissions made by or on behalf of ALZA or any Affiliate thereof prior to the Effective Date or in ALZA Marketing Authorizations of ALZA or any Affiliate thereof. Agreement Product is listed in Schedule 1.

1.5	“ALZA Marketing Authorizations” means all health registrations, marketing authorizations, centralized registrations, labelling approvals, Regulatory Approvals, any other technical, medical and scientific licenses, authorizations or approvals in the Territory for any Agreement Product (together with any amendments or supplements to any of the foregoing) filed with or granted by any Regulatory Authority, that, in each case, are Controlled by ALZA or any Affiliate thereof (and which shall include those held or controlled by a Third Party MAH on behalf of ALZA or an Affiliate thereof pursuant to a Distribution Agreement), as of the Effective Date, or come under the Control of ALZA or any Affiliate thereof (or any Third Party MAH) prior to the end of the Transition Completion Date.

1.6	“Business Day” means any day which is considered as an official working day of the week, typically NOT a Saturday, a Sunday, a company or a public holiday, but may vary by country.

1.7	“Calendar Day” means any day including a Saturday, a Sunday, a company or a public holiday in the relevant country.

1.8	“Commercially Reasonable Efforts” means the carrying out by a Party of obligations or activities as specified herein exerting overall a level of effort no less than consistent with the level of effort that such Party customarily devotes to corresponding activities, with respect to a pharmaceutical product or products of similar market potential, profit potential or strategic value, based on conditions then prevailing. Without limiting the foregoing, Commercially Reasonable Efforts requires that a Party: (i) timely assign responsibility for such activities to specific employees, contractors, agents, Affiliates or sublicensees, as applicable, who are held accountable for progress with respect to such activities, (ii) monitor such progress on an on-going basis, (iii) set and seek to achieve objectives and timelines for carrying out such activities, and (iv) allocate resources reasonably designed to advance progress with respect to such objectives and timelines.

1.9	“Control” means possession of the right to grant a license or sublicense or other rights as provided for herein by the applicable Party, whether through ownership or license from any Affiliate or Third Party, without violating the terms of any agreement with any Third Party.

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1.10	“Dapoxetine” means (a) (+/-)-N,N-dimethyl-l -phenyl-3-(1-naphthalenyloxy)-propanamine, (b) (S)-(+)-N,N-dimethyl-l-phenyl-3-(1-naphthalenyloxy)-propanamine, (c) (R)-(-)-N,N-dimethyl-l-phenyl-3-(1-naphthalenyloxy)-propanamine, (d) (+/-)-N,N-dimethyl-a-[2-(1-naphthalenyloxy) ethyl-benzenemethanamine, (e) (S)-(+)-N,N-dimethyl-a-[2-(1-naphthalenyloxy) ethyl-benzenemethanamine, (f) (R)-(-)-N,N-dimethyl-a-[2-(1-naphthalenyloxy) ethyl-benzenemethanamine, (g) any pharmaceutically acceptable salt of any of the foregoing, or (h) any active metabolite of any of the foregoing, including without limitation mono-desmethyl dapoxetine and di-desmethyl dapoxetine.

1.11	“Date of First Receipt” means the date of receipt or coming into possession or control of a report of AE or pregnancy information by any Party or by any of its Affiliates or designees, which contains minimum information as defined by the Legal Requirements (i.e., an identifiable subject, identifiable reporter, suspect medicinal product, and adverse event). [*] shall be considered as [*] or [*] for regulatory reporting and safety data exchange purposes.

1.12	“Distribution Agreements” means all agreements between ALZA (and/or its Affiliates) and any Third Party, including Third Party MAHs, granting such Third Party rights to market, promote, distribute and commercialize Agreement Product.

1.13	“Global Safety Database” means the database containing, but shall not be limited to containing, ALL AE, pregnancy reports (including maternal and paternal exposure), overdose, or misuse or abuse reports for the Agreement Product that will support regulatory reporting and responses to safety queries from Regulatory Authorities.

1.14	“Governmental Permits” means (i) the ALZA Marketing Authorizations and (ii) any and all pricing or pricing reimbursement approvals for any Agreement Product granted, in either case, by any Regulatory Authorities anywhere in the Territory.

1.15	“Legal Requirements” means any applicable federal, state, local or foreign constitution, law, statute, rule or regulation, including, as applicable, GCP, GLP, and GMP.

1.16	“Marketing Applications” means all applications for Regulatory Approval.

1.17	“Reference Safety Information” means safety information by which the Party responsible for the Global Safety Database as set forth in this Agreement assess expectedness and according to which events are assessed for regulatory safety reporting to Regulatory Authorities. (e.g. Investigator Brochure (IB), Company Core Data Sheet (CCDS), local label).

[*] Confidential Treatment Requested.

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1.18	“Regulatory Approval” means, for any Agreement Product, all permissions, approvals, licenses, registrations, authorizations, or clearances of any Regulatory Authority that are necessary for the sale of such Agreement Product as a human pharmaceutical in any country in the Territory (excluding pricing and reimbursement approvals).

1.19	“Regulatory Authority” means any regulatory agency, ministry, department, commission, council or other governmental body having authority in any country to authorize or control development, manufacture, marketing and sale of human pharmaceutical products, and including among others the Food and Drug Administration (or any successor agency) and the European Medical Agency (or any successor agency).

1.20	“Regulatory Submissions” means, with respect to the Territory, all applications, filings, dossiers and other documents submitted to a Regulatory Authority for the purpose of seeking or obtaining Regulatory Approval (or engaging in clinical trials with respect to any human pharmaceutical) for Agreement Product or pricing and reimbursement approval from that Regulatory Authority for Agreement Product, including, without limitation, Clinical Trial Applications (including INDs), and Marketing Applications (including ANDAs, NDAs, and sNDAs), and any equivalents of any of the foregoing.

1.21	“Regulatory Transfer Date” means the date on which the assignment and transfer to GENUPRO or its designated Affiliates or Sublicensees of all ALZA Regulatory Submissions and Governmental Permits in a given country are effective, except with respect to any Governmental Permits or ALZA Regulatory Submissions that cannot be transferred and assigned due to limitations imposed by Legal Requirements, in which event the Regulatory Transfer Date in such country shall be the date on which a substitute action taken by ALZA (directly or through its Affiliates), or caused by ALZA to be taken by a Third Party MAH becomes effective.

1.22	“Regulatory Transfer Transition Period” means the period during which ALZA or its Affiliates shall transfer the Governmental Permits and ALZA Regulatory Submissions for each country in which ALZA, its Affiliates, or a Third Party MAH holds an ALZA Marketing Authorization, during which the Parties shall take Commercially Reasonable Efforts to cause the Regulatory Transfer Date to occur no later than the expiration of the period ending [*] from the Effective Date.

1.23	“Risk Management Plan” means a risk management plan required by a Regulatory Authority that covers MAH activities to identify, characterise or minimize risks associated with the Agreement Product.

1.24	“Territory” means all the countries of the world.

[*] Confidential Treatment Requested.

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1.25	“Third Party” means mean any individual, corporation or entity, or any government, or any agency or political subdivisions thereof, other than ALZA, MENARINI, GENUPRO or their respective Affiliates.

1.26	“Third Party MAH” means those Third Parties identified on Schedule 1.26 are under contractual obligations, as set forth in the Distribution Agreements therewith, to ALZA or its Affiliates with respect to the distribution, sale, and promotion of Agreement Product in the corresponding countries noted on Schedule 1.26, and have filed or maintained, respectively, Marketing Applications or ALZA Marketing Authorizations, respectively, on behalf of ALZA or its Affiliates in such countries.

2	Overall Governance

2.1	The Parties agree to transfer and exchange safety information for the Agreement Product between FURIEX, MENARINI and ALZA as set forth in this Agreement in order to ensure compliance with good pharmacovigilance practices and maintain compliance with the worldwide reporting requirements of the relevant Regulatory Authorities, and all Legal Requirements, for the Agreement Product (hereinafter “Management of Safety Information”).

2.2	ALZA, MENARINI and FURIEX each acknowledge that when it (or any Affiliate or licensee of it or its Affiliates) is the holder of Marketing Authorizations (“MAH”) and/ or Clinical Trial Applications (“Sponsor”) it remains legally responsible for the performance of pharmacovigilance obligations in respect of the Agreement Product in its respective Territory, and in any new Territory where it (or any Affiliate or licensee of it or its Affiliates) may become MAH and/ or Sponsor regardless of any delegation and sub-contracting of such obligations to any such affiliate or designee.

2.3	ALZA, FURIEX and MENARINI may delegate the performance of certain of their obligations under this Agreement to its designee or its designated Affiliates and in such event shall enter into a written arrangement to ensure compliance with this Agreement.

2.4	Each Party will make provision to nominate a contact person having responsibility for such Party’s pharmacovigilance and ensuring compliance with Legal Requirements (“Responsible Person”). The contact information of such Responsible Person is listed in Schedule 2.

2.5	Further, MENARINI and ALZA shall ensure that MENARINI European Economic Area Qualified Person for Pharmacovigilance (“MENARINI EEA QPPV”) and ALZA’s European Economic Area Qualified Person for Pharmacovigilance (“ALZA EEA QPPV”) are kept informed of the status of and progress towards obtaining MA Transfer Approvals (including but not limited to the EEA), and will cooperate and work together in good faith to ensure that transfer of QPPV responsibilities occurs effectively.

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3	Global Safety Database

3.1	On [*], ALZA shall transfer the Global Safety Database to MENARINI (“Global Safety Database Transfer Date”). ALZA will provide FURIEX and/or MENARINI with html files of all Agreement Product AE Reports in the Global Safety Database.

3.2	Before the Global Safety Database Transfer Date, ALZA will hold and maintain the Global Safety Database of all the safety reports of the Agreement Product collected worldwide and exchanged through this Agreement. ALZA shall provide MENARINI and FURIEX with safety information relevant to the Agreement Product contained in the Global Safety Database as MENARINI and FURIEX may request and which is necessary for MENARINI and FURIEX to comply with Legal Requirements.

3.3	After Global Safety Database Transfer Date, MENARINI will hold and maintain the Global Safety Database of all the safety reports of the Agreement Product collected worldwide and exchanged through this Agreement. MENARINI shall provide ALZA and FURIEX with safety information relevant to the Agreement Product contained in the Global Safety Database as ALZA and FURIEX may request and which is necessary for ALZA and FURIEX to comply with Legal Requirements.

4	Procedures for Exchanging AEs

From Effective Date to Global Safety Database Transfer Date

4.1	For AE Reports (with the exception of reports of pregnancy (maternal or paternal exposure), lactation, overdose, abuse, misuse, medication errors, lack of efficacy and reports from falsified product without an AE) received by MENARINI in countries where MENARINI (or any Affiliate or licensee of MENARINI or its Affiliates) is the MAH or Sponsor, MENARINI shall process the AE Report in its local safety database and shall forward to ALZA and FURIEX in the completed CIOMS I form or E2B electronic files, together with a local reference number, as soon as possible but no later than:

4.1.1	[*] of the Date of First Receipt for Death/Life threatening SADRs from interventional clinical studies that meet the 7 day reporting requirement;

4.1.2	[*] of the Date of First Receipt for all other SAEs; and

4.1.3	[*] of the Date of First Receipt for all NSAEs.

4.2	For AE Reports containing pregnancy (maternal or paternal exposure), lactation, overdose, abuse, misuse, medication errors, lack of efficacy and reports from falsified product without an AE, received by MENARINI in countries where MENARINI (or any Affiliate or licensee of MENARINI or its Affiliates) is the MAH or Sponsor, MENARINI shall provide ALZA with source documents that it receives, translated into English, as

[*] Confidential Treatment Requested.

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necessary, regardless of source, together with MENARINI’s Date of First Receipt with a local reference number by agreed means within [*] or [*], whichever is shorter, after MENARINI’s Date of First Receipt. In the event that it is not possible for MENARINI to translate entire source documents within these timelines, MENARINI will translate and forward to ALZA the Four (4) minimum criteria (i.e. an identifiable patient; a suspect medicinal product; an identifiable reporting source and the non-AE term (e.g., medication error-no AE) within [*] or [*], whichever is shorter, after MENARINI’s Date of First Receipt. MENARINI shall translate the remainder of medically relevant source documents of within [*] after MENARINI’s Date of First Receipt.

4.3	For AE Reports received by FURIEX, FURIEX shall report as follows:

4.3.1	In the event an AE Report is from an interventional clinical study, FURIEX shall process and forward to MENARINI and ALZA in the form of completed CIOMS I form or E2B electronic files, together with a local reference number, within [*] of the Date of First Receipt for Death/Life threatening SADRs from the interventional clinical study that meet the 7 day reporting requirement and all other SAEs within [*] of the Date of First Receipt.

4.3.2	In the event an AE Report is from all other sources in countries where FURIEX (or any Affiliate or licensee of FURIEX or its Affiliates) is the MAH or Sponsor, FURIEX shall provide ALZA with source documents that it receives, translated into English, as necessary, regardless of source, together with FURIEX’s Date of First Receipt with a local reference number by agreed means within [*] or [*], whichever is shorter, after FURIEX’s Date of First Receipt.

4.4	For AE Reports a) received by ALZA in countries where ALZA is the MAH or Sponsor; b) provided by MENARINI pursuant to Section 4.2; and c) provided by FURIEX pursuant to Section 4.3, ALZA shall process and forward to MENARINI and FURIEX in the form of completed CIOMS I form or E2B electronic files, together with a local reference number, within

4.4.1	[*] of the Date of First Receipt for Death/Life threatening SADRs from interventional clinical studies that meet the 7 day reporting requirement;

4.4.2	[*] of the Date of First Receipt for all other SAEs; and

4.4.3	[*] of the Date of First Receipt for all NSAEs

4.5	Notwithstanding the Sections 4.1, 4.2 and 4.4 above, during [*], MENARINI and FURIEX shall forward to ALZA all NSAEs within [*] of ALZA’s notification of the data lock date.

[*] Confidential Treatment Requested.

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After Global Safety Database Transfer Date

4.6	For AE Reports received by ALZA in countries where ALZA (or any Affiliate or licensee of it or its Affiliates) is the MAH or Sponsor, ALZA shall forward to MENARINI and FURIEX, in the form of E2B files/completed CIOMS I form, together with a local reference number, within

4.6.1	[*] of the Date of First Receipt for Death/Life threatening SADRs from interventional clinical studies that meet the 7 day reporting requirement;

4.6.2	[*] of the Date of First Receipt for all other SAEs; and

4.6.3	[*] of the Date of First Receipt for all NSAEs.

4.7	For AE Reports received by FURIEX, FURIEX shall report as follows:

4.7.1	In the event an AE Report is from an interventional clinical study, FURIEX shall process and forward to MENARINI in the form of completed CIOMS I form or E2B electronic files, together with a local reference number, within [*] of the Date of First Receipt for Death/Life threatening SADRs from the interventional clinical study that meet the 7 day reporting requirement and all other SAEs within [*] of the Date of First Receipt.

4.7.2	In the event an AE Report is from all other sources in countries where FURIEX (or any Affiliate or licensee of FURIEX or its Affiliates) is the MAH or Sponsor, FURIEX shall provide MENARINI with source documents that it receives, translated into English, as necessary, regardless of source, together with FURIEX’s Date of First Receipt with a local reference number by agreed means within [*] or [*], whichever is shorter, after FURIEX’s Date of First Receipt.

4.8	For AE Reports a) received by MENARINI in countries where MENARINI is the MAH or Sponsor; and b) provided by FURIEX pursuant to Section 4.7, MENARINI will process the AE Report and shall forward to ALZA and FURIEX in the form of completed CIOMS forms or E2B electronic files, together with a local reference number, within

4.8.1	[*] of the Date of First Receipt for Death/Life threatening SADRs from interventional clinical studies that meet the 7 day reporting requirement;

4.8.2	[*] of the Date of First Receipt for all other SAEs; and

4.8.3	[*] of the Date of First Receipt for all NSAEs.

4.9	For AE Reports received by ALZA in countries where MENARINI or FURIEX (or any Affiliate or licensee of MENARINI or FURIEX or their Affiliates) is the MAH or Sponsor, ALZA shall forward to MENARINI, source documents for all safety information it receives within [*] of the Date of First Receipt.

[*] Confidential Treatment Requested.

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4.10	Notwithstanding the Sections 4.6, 4.7 and 4.8 above, during [*], ALZA and FURIEX shall forward to MENARINI all NSAEs within [*] of MENARINI’s notification of the data-lock date.

AE’s Exchanged within SAE Timelines

4.11	The Parties acknowledge that from time to time they shall agree upon lists of AEs which are exchanged within SAE timelines, including but not limited to:

4.11.1	List of AEs classified as [*]; and

4.11.2	List of AEs that [*]

4.12	Parties shall forward all AEs in the agreed lists according to the timelines for reporting SAEs in this Agreement. The list may be amended from time to time by mutual agreement.

Follow-up

4.13	Each Party shall be responsible for conducting follow-up activities for AE Reports according to its standard operating procedures in countries where the Party (or any Affiliate or licensee of it or its Affiliates) is the MAH or Sponsor and forward follow-up information according to the same timelines and mechanism as initial information noted in this Section 4 and will include the Date of First Receipt for the follow-up information.

Literature Review

4.14	Before Global Safety Database Transfer Date, ALZA shall be responsible for reviewing, on a [*] basis, the global literature for potentially reportable causally related AEs (i.e. ADRs) according to its standard operating procedures. ALZA, for any case report identified, will provide the other Parties with the report as CIOMS I form within the timelines specified in this Section 4.

4.15	After the Global Safety Database Transfer Date, MENARINI shall be responsible for reviewing, on a [*] basis, the global literature for potentially reportable causally related AEs (i.e. ADRs) according to its standard operating procedures. MENARINI, for any case report identified, will provide the other Parties with the report as CIOMS I form within the timelines specified in this Section 4.

4.16	The Party (or any Affiliate or licensee of it or its Affiliates) that is MAH in a country shall be responsible for reviewing local published scientific literature and unpublished scientific literature in accordance with the Legal Requirements in that country that it becomes aware of according to its standard operating procedures and exchange the AE Report according to the timelines specified in this Section 4.

[*] Confidential Treatment Requested.

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Transmission

4.17	Each Party shall transmit to the other Party the information in this Section 4 by secure e-mail or other agreed electronic means.

Single Case Reconciliation Process

4.18	Each Party will send an acknowledgement to the sending Party confirming receipt of information referred to under this Section 4 within [*] of receipt. If confirmation is not received within [*], the sending Party must contact the receiving Party promptly to confirm acknowledgment of receipt and request that a written acknowledgement be resent according to the means described in this Section 4.

4.19	In case of discrepancy, each Party will provide any comment by email no later than [*] from the receipt from the other Parties. The Parties agree to co-operate in good faith and in accordance with good pharmacovigilance practices to manage any discrepancies relating to seriousness, causality and coding (“Main Items”) to reach a common alignment as far as possible before the submission. If due to the time constraint a consolidated version regarding the Main Items is not agreed in time to respect the regulatory deadline, the originating Party will proceed with the submission of the original version. The Parties will then further discuss and agree a common position. If necessary a follow up CIOM version of the AE Report will be issued, which will fully coincide on such items with the version that will be inserted in the Global Safety Database.

4.20	Once [*] on the [*], each Party will send to the other Parties a reconciliation listing of all reports it received in the [*] (e.g., [*]). The database reconciliation will consist of a completeness of case identification numbers. In case of discrepancies, the Parties will collaborate to identify and complete any missing database information.

5	Procedures for Coordination of Safety Information

Signal Detection

5.1	Before the Global Safety Database Transfer Date, ALZA will be responsible for the conduct of surveillance and safety signal detection activity and ad-hoc reports according to its standard operating procedure and will notify FURIEX and MENARINI in a timely manner of safety signals that do, or may, affect the Agreement Product labelling, taking into consideration the urgency of the matter and Legal Requirements. ALZA shall provide to FURIEX and MENARINI a copy of ALZA’s process for signal detection and the relevant output.

[*] Confidential Treatment Requested.

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5.2	After the Global Safety Database Transfer Date, MENARINI will be responsible for the conduct of surveillance and safety signal detection activity and ad-hoc reports according to its standard operating procedure and will notify FURIEX and ALZA in a timely manner of safety signals that do, or may, affect the Agreement Product labelling, taking into consideration the urgency of the matter and Legal Requirements. MENARINI shall provide to FURIEX and ALZA a copy of MENARINI’s process for signal detection and the relevant output.

Risk Management Plans

5.3	Each Party shall be responsible for the maintenance and implementation of Risk Management Plans (e.g. Genuine Priligy Program) in countries where the Party (or any Affiliate or licensee of it or its Affiliates) is the MAH according to Legal Requirement.

Reference Safety Information (“RSI”)

5.4	Before Global Safety Database Transfer Date, ALZA shall maintain the CCDS and IB and shall provide updates and supporting documentation to FURIEX and MENARINI according to its standard operating procedures. After Global Safety Database Transfer, MENARINI shall maintain the CCDS and IB and shall provide updates and supporting documentation to FURIEX and ALZA according to its standard operating procedures.

5.5	Each Party (or any Affiliate or licensee of it or its Affiliates) will own and shall be responsible for implementing any updates to the local labels for the Agreement Product in the country where it is MAH, in accordance with the CCDS. Any deviations from the CCDS or changes to the local label mandated by Legal Requirements or Regulatory Authorities that may have a potential impact on the CCDS must be communicated to the other Parties in a timely manner.

Preparation of Aggregate Reports

5.6	Before Global Safety Database Transfer Date, ALZA shall be responsible for the production, compilation and finalization of Aggregate Reports for the Agreement Product, and will provide required safety data from the Global Safety Database to FURIEX and MENARINI to prepare local Aggregate Reports. Concerning Global PSUR and DSUR, ALZA will notify MENARINI and FURIEX [*] in advance of the data-lock date for the Aggregate Reports, requesting information required to complete such reports. MENARINI and FURIEX will provide ALZA with all information required to complete the report up to and including the data-lock date (e.g. relevant sales and/or exposure/usage

[*] Confidential Treatment Requested.

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figures from countries where MENARINI or FURIEX (or any Affiliate or licensee of MENARINI or FURIEX or their Affiliates) is the MAH or Sponsor, comprehensive lists of all ongoing studies, etc.) no later than [*] after the data-lock date. ALZA shall provide FURIEX and MENARINI with the draft Aggregate Reports within [*] of the data lock date for FURIEX's and MENARINI’s review and comment which must be provided within [*] of the data-lock date. ALZA shall, to the extent practicable, incorporate any reasonable comments. The final version for submission will be delivered no later than [*] of the data-lock date.

5.7	After Global Safety Database Transfer, MENARINI shall be responsible for the production, compilation and finalization of Aggregate Reports for the Agreement Product, and will provide required safety data from the Global Safety Database to FURIEX and ALZA to prepare local Aggregate Reports. Concerning Global PSUR and DSUR, MENARINI will notify ALZA and FURIEX [*] in advance of the data-lock date for the Aggregate Reports, requesting information required to complete such reports. ALZA and FURIEX will provide MENARINI with all information required to complete the report up to and including the data-lock date (e.g. relevant sales and/or exposure/usage figures from countries where ALZA or FURIEX (or any Affiliate or licensee of ALZA or FURIEX or their Affiliates) is the MAH or Sponsor, comprehensive lists of all ongoing studies, etc.) no later than [*] after the data-lock date. MENARINI shall provide FURIEX and ALZA with the draft Aggregate Reports within [*] of the Data Lock-Point for review and comment which must be provided within [*] of the data-lock date. MENARINI shall, to the extent practicable, incorporate any reasonable comments. The final version for submission will be delivered no later than [*] on the data-lock date.

5.8	The Parties shall provide each other copies of the any Aggregate Reports upon completion of the reports, including reports required for countries where FURIEX or ALZA (or any Affiliate or licensee of FURIEX or ALZA or their Affiliates) is the MAH or Sponsor.

Communication of safety information

5.9	The Parties shall inform each other, of all safety information relating to the Agreement Product, including but not limited to:

5.9.1	Medically relevant safety issues that each Party becomes aware of through media allegations, Party’s sponsored websites, incidental reports, sales discontinuation, product recalls;

5.9.2	Signal detection and benefit risk assessments; and

[*] Confidential Treatment Requested.

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5.9.3	Reference Safety Information and safety information communications for the Agreement Product (e.g. direct Healthcare Professional communications or similar communications)

The Parties shall consult and cooperate with each other in the preparation of all such communications promptly taking into consideration the urgency of the matter and Legal Requirements.

5.10	Each Party (or any Affiliate or licensee of it or its Affiliates) shall be responsible for leading the process for the preparation of safety communications in countries where it is MAH and shall coordinate and communicate with the other Parties clear timelines for the different steps in the process as necessary depending on the urgency of the matter and Legal Requirements.

6	Regulatory Reporting

6.1	Each Party (or any Affiliate or licensee of it or its Affiliates) shall be responsible for all regulatory submissions (including single case AE reports and Aggregate Reports) to Regulatory Authorities where it is MAH or Sponsor according to local Legal Requirements.

Regulatory Query

6.2	The Parties shall cooperate in responding to all safety-related regulatory queries from Regulatory Authorities, investigators and ethics committees related to the Agreement Product, including without limitation:

6.2.1	Informing the other Parties of any safety-related regulatory query (excluding administrative request e.g. single case report) involving the Agreement Product within [*] taking into consideration the urgency of the matter and Legal Requirements;

6.2.2	Providing to the other Parties all correspondence and documents received from and sent to Regulatory Authorities relating to AEs or safety within [*] (with the exception of specific case information requests) taking into consideration the urgency of the matter and Legal Requirements; and;

6.2.3	Drafting of any response to such queries and providing the other Parties the right to review and comment on any response prior to submission to the appropriate Regulatory Authority.

[*] Confidential Treatment Requested.

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Regulatory Action

6.3	Each Party will notify the other Parties [*] and in any case not later than [*] of any regulatory action (including Regulatory Authority inquiries related to the safety of the Agreement Product) or pending actions that might result in a change in labelling or market restriction due to signals, including but not limited to the following.

•	Marketing authorization withdrawal or suspension;

•	Failure to obtain a marketing authorization renewal;

•	Restrictions on distribution (for example, Agreement Product recalls);

•	Clinical trial suspension;

•	Dosage modification for safety reasons;

•	Changes in target population or indications for safety reasons; and

•	Formulation changes for safety reasons.

Regulatory Authority Pharmacovigilance Inspections

6.4	Each Party undertakes to notify the other Parties [*] of any pharmacovigilance inspection pertaining to the Agreement Product by any Regulatory Authority and agrees to cooperate in the event of inspections by Regulatory Authorities.

6.5	Each Party will provide [*] response to requests for assistance and/or information that are made during, in anticipation of, or in response to such inspections. Summary of results of Regulatory Authority inspections relating to the Agreement Product will be exchanged between the Parties in a timely manner.

6.6	Notwithstanding the foregoing, for site specific inspections, ALZA shall provide MENARINI and FURIEX

6.6.1	regulatory support for a period beginning on the Regulatory Transfer Date and ending [*] after the Regulatory Transfer Date in each country; and

6.6.2	consulting service for a period beginning on the Regulatory Transfer Date and ending [*] after such Regulatory Transfer Date in each country.

7	Training and Record Keeping

7.1	Each Party will ensure that its personnel involved in this Agreement are trained, within a reasonable period following execution of this Agreement, as necessary to ensure compliance with this Agreement and the Legal Requirements.

[*] Confidential Treatment Requested.

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7.2	Each Party (or any Affiliate or licensee of it or its Affiliates) will retain and maintain all safety records according its standard operating procedures and Legal Requirements in countries where it is MAH. After MA Transfer Approvals Date, on a country by country basis, ALZA will provide FURIEX or MENARINI, whichever is the MA transferee, a copy of the legacy documentation.

8	Verification of Compliance

8.1	Each Party or its designee will have the right to audit the other Parties to verify compliance with this Agreement and to the Legal Requirements, provided that the Party that wishes to carry out the audit provides the other Party or Parties with at least [*] prior written notice. Such audits will be performed according to an audit plan that may be jointly developed by the Parties and a written audit plan will be submitted [*] prior to audit.

8.2	Notwithstanding the conditions set forth in Sections 8.1, if a Party reasonably believes a for cause audit is needed, the auditing Party shall notify the Party to be audited in writing [*] in advance, such notice will provide information concerning the basis for the for cause audit.

8.3	Each Party will allow such access to its facilities, systems, personnel and records, in whatever form and in any location (including locations owned or operated by a third party) as may reasonably be necessary to enable the auditing Party or its designee to evaluate and ensure compliance with this Agreement and the Legal Requirements and audit findings will be communicated in a written audit report in a timely manner. The Parties undertake to cooperate with each other to diligently investigate and resolve any such audit findings.

9	Representations and Warranties

Mutual Representations and Warranties

9.1	Each Party hereby represents, warrants and undertakes to the other that:

9.1.1	it has the requisite power and authority to execute, deliver and perform its obligations under this Agreement, and the execution, delivery and performance by each Party to this Agreement have been duly and validly authorized by all necessary corporate action on the part of such Party, when executed and delivered will constitute, a valid and binding obligation of each Party, enforceable against each Party in accordance with its terms, except that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights, generally and by principles of equity regarding the availability of remedies;

[*] Confidential Treatment Requested.

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9.1.2	the execution, delivery and performance by it of its obligations under this Agreement will not result in a breach of, or constitute a default under, any instrument or agreement to which it is a party or by which it is bound or result in a violation of any law or regulation in any jurisdiction or of any order, judgement or decree of any court or governmental agency by which it is bound, except as would not, individually or in the aggregate, materially adversely affect the ability of either Party to perform its obligations hereunder; and

9.1.3	it is duly organized, validly existing and in good standing under the laws of the state or country of its organization.

Compliance with Legal Requirements

9.2	Each Party hereby represents, warrants and undertakes to the other Parties that, when it (or any Affiliate or licensee of it or its Affiliates) is the MAH and/or Sponsor, it (or any Affiliate or licensee of it or its Affiliates):

9.2.1	are at all times, in compliance with all Legal Requirements in particular with regards to the safety management of the Agreement Product;

9.2.2	have and maintain the Governmental Permits and Regulatory Submissions in compliance with Legal Requirements; and

9.2.3	have all authorizations of Regulatory Authorities necessary to conduct its and their business.

10	Indemnity and Limitation of Liability

10.1	Each Party shall defend, indemnify, and hold harmless the other Parties and their Affiliates, and their respective directors, officers, employees and agents from and against all liabilities, losses, Damages, settlements, claims, penalties, fines, defense costs or expenses (including reasonable lawyers' fees), judgments and other expenses arising out of or in connection with any action, claim or threat by a Third Party, including a Regulatory Authority (any of the foregoing, a “Loss”), arising out of or resulting from:

10.1.1	negligence, recklessness or intentional acts or omissions of the indemnifying Party and its Affiliates and their respective directors, officers, employees and agents with respect to the indemnifying Party’s Management of Safety Information as contemplated under this Agreement; and

10.1.2	any breach of a representation, warranty, covenant or agreement of the indemnifying Party hereunder; but only to the extent that with respect to each of

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the foregoing clauses, such Loss did not arise out of or resulted from (i) any other Party’s or its Affiliates’, or their respective directors’, officers’, employees’ or agents’, breach of this Agreement (including any representation, warranty or covenant of such Party contained herein), failure to comply with any Legal Requirement, negligence, or intentional acts or omissions; or (ii) any matter subject to indemnification by any other Party under this Agreement.

10.2	Procedures. Each Party shall promptly give the other Parties written notice of any claim for which indemnification may be sought under this Agreement. However, failure of a Party with a right to be indemnified hereunder (an “Indemnified Party”) to provide notice of a claim to the allegedly indemnifying Party shall only affect the Indemnified Party’s right to indemnification if and to the extent that such failure has a material adverse effect on the ability of the indemnifying Party (the “Indemnifying Party”) to defend the claim and/or the nature or amount of such claim The Indemnifying Party shall have the right to assume control of the defense of the suit or claim, and the Indemnified Party shall cooperate as reasonably requested by the Indemnifying Party (at the expense of the Indemnifying Party) in the defense of any claim subject to indemnification hereunder; provided, however, that if, in the reasonable judgment of the Indemnified Party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business operations or assets of the Indemnified Party, the Indemnified Party may, by written notice to the Indemnifying Party, waive its rights to indemnity under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any rights which such Party may have at law or in equity. If the Indemnifying Party controls the defense of the suit or claim, the Indemnified Party may fully participate in (but not control) the defense thereof and be represented by counsel at its sole cost and expense.

10.3	Settlements. Notwithstanding the foregoing, no Party may settle a claim or action that is subject to the terms of this Section 10 without the prior written consent of another Party if such settlement would (i) impose any non-indemnified monetary obligation on such other Party, (ii) admit fault or wrongdoing on the part of such other Party, (iii) require such other Party to submit to an injunction, (iv) limit the other Party’s rights under the Primary Agreement, the Menarini Priligy Sublicensing Agreement, or any Ancillary Agreement, or surviving rights under the License Agreement, or (v) limit or otherwise adversely affect the other Party’s (or its Affiliates’ or Sub licensees’) rights or ability to make, have made, use, sell, offer for sale, import, export, market, distribute, develop, or commercialize Agreement Product or any other Licensed Product (if any) to the extent it retains or otherwise has such rights hereunder or under the Product Rights. Any payment required pursuant to any settlement agreement entered into in violation of this Section 10.3 shall be at the settling Party’s own cost and expense.

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10.4	Except in relation to the indemnity in Section 10.1 above, the liability of either party arising in any way out of the subject-matter of this Agreement, will not extend to any loss of profits, lost savings, loss of revenue, business interruption and/or other similar costs nor to any special, indirect, incidental or consequential damages or losses whatsoever.

10.5	Nothing in this Agreement shall operate or be construed as to exclude or restrict the liability of a party for death or personal injury caused by the negligence of that party or for fraud.

11	Term and Termination

11.1	The term of this Agreement will commence upon the Effective Date and will continue until after the end of the Regulatory Transfer Transition Period (the “Term”). Notwithstanding the preceding sentence, this Agreement shall terminate on [*] if at that date the both the Primary Agreement and the Menarini Priligy Sublicensing Agreement. have not become effective.

11.2	After the Term of this Agreement, all of ALZA’s obligations shall terminate and ALZA shall no longer be receiving any AE Reports. FURIEX and MENARINI shall enter into a separate pharmacovigilance agreement.

11.3	Notwithstanding the above, ALZA agrees that it will promptly forward to FURIEX any information it receives relating to an AE associated with the Agreement Product in accordance with ALZA’s standard operating procedures for notifying AEs related to other manufacturer’s companies’ product.

12	Miscellaneous

12.1	The Parties shall use English to communicate and transmit written information to one another pursuant to this Agreement.

12.2	The Parties will report to each other, promptly and in any event within [*], any change in the Legal Requirements of which they become aware that might alter their obligations under this Agreement.

Conflict

12.3	In the event of any conflict between the terms of this Agreement and the terms of the Primary Agreement or the Priligy License Agreement, as applicable, on matters relating to the Parties’ respective responsibilities for pharmacovigilance and sharing of Agreement Product AE information, the terms of this Agreement shall govern and control.

[*] Confidential Treatment Requested.

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In the event of any conflict between the terms of this Agreement and either the terms of the Primary Agreement or the Priligy License Agreement, relating to any other matters, the Primary Agreement shall govern and control as to matters between FURIEX and ALZA, and the Priligy License Agreement will govern and control, as to matters between FURIEX and MENARINI.

12.4	Dispute Resolution

(a) The Parties recognize that a bona fide dispute as to certain matters arising out of this Agreement or relating to the interpretation of this Agreement or performance hereunder, including any such controversy or claim involving a Party (a “Dispute”) may from time to time arise. In the event of the occurrence of any Dispute, including any question regarding the Agreement’s existence, validity or termination, or performance of a Party’s obligations (directly or through any Affiliates), such Dispute shall be resolved in accordance with this Section 12.4. Either Party may initiate Dispute resolution by written notice to the other, in which event such Dispute shall be referred to the Parties’ respective executives designated below or the executive’s successor, for attempted resolution by good faith negotiations within [*] after such notice is received. The Parties’ designated executives for this purpose are as follows: (a) for GENUPRO: [*], [*]; (b) for ALZA: [*] or his designee and (c) for MENARINI: [*]. No statements made during executive mediation under this Section 12.4, which shall be held in confidence, shall be admissible in any arbitration under Section 12.4(b).

(b) In the event that the respective executives are unable to resolve a Dispute by executive mediation within [*] of the disputing Party’s notice (unless the Parties agree in writing to extend that period), the Dispute shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the AAA (“AAA Rules”; see www.adr.org) and the Federal Arbitration Act, 9 U.S.C. §1 et seq. The arbitration shall be conducted in New York, New York by three (3) independent, neutral arbitrators reasonably experienced in the pharmaceutical industry appointed as follows: GENUPRO, ALZA and MENARINI shall each be entitled to select one (1) such arbitrator with the two (2) such arbitrators so selected selecting the third (3rd) such arbitrator. In the event either Party fails to select its arbitrator within [*] of notice from either Party initiating arbitration hereunder, the arbitrator selected by the other Party within such [*] period shall be entitled to select such arbitrator. The arbitration shall be conducted in English. The decision of the arbitrators will be final and binding on the Parties, and any decision of the arbitrators may be enforced in any court of competent jurisdiction. Each Party shall bear its own expenses and an equal share of the reasonable, documented expenses of the arbitration panel and any fees required by AAA to submit such matter to arbitration, unless the panel determines that any such fees or expenses are to be paid by the non-prevailing Party.

[*] Confidential Treatment Requested.

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(c) The arbitrators shall follow the ICDR Guidelines for Arbitrators Concerning Exchanges of Information in managing and ruling on requests for discovery. Each arbitrator, by accepting appointment, undertakes to exert her or his best efforts to conduct the process so as to issue an award as soon as reasonably possible, but in any event within [*] of her or his appointment, provided that failure to meet that timetable shall not affect the validity of the award.

(d) The arbitrators shall decide the Dispute in accordance with the substantive law of the State of New York, U.S.A., without regard to the choice of law provisions thereof, which law shall govern the interpretation of this Agreement. The arbitrators may not award punitive or consequential damages, nor may the arbitrators apply any multiplier to any award of actual damages, except as may be required by statute or permitted by this Agreement (i.e. to the extent such damages are not precluded by Section 12.5). The award of the arbitrators may be entered in any court of competent jurisdiction. The award of arbitration shall be final and binding upon both Parties. The Parties waive all rights to seek review of the award for errors of law or fact in any court.

(e) The Parties hereby irrevocably and unconditionally submit to the jurisdiction of the AAA for the purposes of the arbitration proceedings, and any counterclaims that relate in any respect to the Agreement.

(f) Notwithstanding the foregoing, either Party may seek injunctive, equitable, or similar relief from a court of competent jurisdiction as necessary to enforce its rights or protect its interests hereunder without the requirement of arbitration.

No Consequential Damages

12.5	THE PARTIES EXPRESSLY AGREE THAT IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY, LOSS OF PROFITS OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT, PROVIDED THAT, NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE FOREGOING SHALL NOT BE CONSTRUED TO LIMIT: (i) THE INDEMNITY OBLIGATIONS SET FORTH ABOVE OR IN ANY ANCILLARY AGREEMENT; OR (ii) EITHER PARTY’S LIABILITY FOR FRAUD, GROSS NEGLIGENCE, OR PATENT INFRINGEMENT.

Assignment

12.6	Neither Party may assign or transfer this Agreement, in whole or in part, nor any rights or obligations hereunder, by merger, operation of law or otherwise, without the prior written

[*] Confidential Treatment Requested.

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consent of the other Parties, except that (i) a Party may make such an assignment without the other Parties’ consents to any of its Affiliates and (ii) either Party may make such an assignment without the others’ consents in connection with the transfer or sale of all or substantially all of the assigning Party’s assets or business (or that portion thereof related, in either case, to this Agreement and the Primary Agreement and/or the Priligy License Agreement, as is relevant between the Party’s of such Agreements), or in the event of a Party’s merger, consolidation, change in control, reorganization, or similar transaction; provided that, in either case, the assigning Party provides the other Parties with written notice of such assignment and the assignee agrees to be bound to all of the terms and conditions of this Agreement applicable to such assigned or transferred rights and obligations. Any permitted assignment shall be binding on the successors of the assigning Party. In the event a Party assigns this Agreement to an Affiliate other than a successor to such Party, the assigning Party shall remain liable to the other Parties for the performance of the assignee Affiliate for so long as such assignee remains an Affiliate of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 12.6 shall be null and void and of no legal effect.

Amendments and Variations

12.7	The Parties understand and agree that the procedures set out in this Agreement may be amended by either Party at any time, by mutual written agreement, to ensure that they comply with the Legal Requirements. Upon the written request of ALZA, MENARINI or FURIEX, the Parties shall meet within [*] of such request to renegotiate in good faith all or some of these procedures. These procedures shall not be construed to restrict either Party’s ability to take action that it deems to be appropriate or required of it under the Legal Requirements.

12.8	No variation of this Agreement, with the exception of the Schedules attached, shall be valid unless it is in writing and signed by or on behalf of each of the Parties. Any variation of the Schedules shall not require this Agreement to be re-issued and signed off, but shall require the written acknowledgement of both Parties.

Entire Agreement

12.9	This Agreement constitutes the entire agreement and understanding of the Parties and supersedes any previous agreement between the Parties relating to the subject matter of this Agreement.

[*] Confidential Treatment Requested.

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Headings

12.10	The headings contained in this Agreement have been added for convenience only and shall not affect the construction, meaning or interpretation of this Agreement or any of its terms and conditions.

Severability

12.11	If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

No waiver of rights

12.12	The failure of any Party hereto to insist upon strict performance of any provision of this Agreement or to exercise any right hereunder will not constitute a waiver of that provision or right.

13	Governing Law

This Agreement shall be interpreted and construed in accordance with the governing law as set forth in Section 12.4 of this Agreement.

[This space intentionally left blank]

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IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties.

SIGNED for and on behalf of ALZA CORPORATION:

Name:	Luis Toca

Title:	Treasurer
Date:

SIGNED for and on behalf of JANSSEN PHARMACEUTICA NV:

Name:

Title:
Date:

SIGNED for and on behalf of FURIEX PHARMACEUTICALS, INC.:

Name:	June Almenoff, M.D., Ph.D.

Title:	President and Chief Medical Officer
Date:

SIGNED for and on behalf of GENUPRO, INC.:

Name:	June Almenoff, M.D., Ph.D.

Title:	President and Chief Medical Officer
Date:

SIGNED for and on behalf of BERLIN-CHEMIE AG (“MENARINI”):

Name:	Francesco Sarlo

Title:	EU QPPV
Date:

Name:	Elio Serrotti

Title:	CDSUM and Deputy EU QPPV
Date:

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SCHEDULE 1: AGREEMENT PRODUCT

Priligy 30 mg film-coated tablets

Priligy 60 mg film-coated tablets

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SCHEDULE 1.26: THIRD PARTY MAH

[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]

[*]	[*]	[*]

[*] Confidential treatment requested.

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SCHEDULE 2: CONTACT LIST

ALZA CORPORATION

Activity	[*]
[*]
Responsible Person (Single Point of Contact for Alliance)
[*]

AE Reports (Incoming) Single Case AE/SAE Reports

[*]

AE Reports (Outgoing) Single Case CIOMS/MedWatch/E2B Distribution

[*]

Individual Case Queries confirmation of receipt; single case queries and follow-up queries
[*]
Health Agency Queries and Related Aggregate Data Review (e.g. Benefit Risk Assessment, CCDS)
[*]
Requests for Database Searches

[*]
Aggregate Report Preparation (including Periodic Safety Update Reports (PSURs) Call For Information

[*]
Development Safety Update Reports (DSURs)/SUSAR LL Reports

[*] Confidential Treatment Requested.

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Activity	[*]
[*]

Aggregate Report Final Distribution Responsibility of J&J

Compliance Contact for regular scheduled compliance outputs	[*]

[*]

Regulatory Matters (submissions to authorities/final clinical reports/communications from agencies/labeling changes/registration status) Updates to Investigator Brochure

EEA Qualified Person For Pharmacovigilance	[*]

Pharmacovigilance Agreement (matters pertaining to this agreement including PVA compliance, contact updates, revisions, notification of PV audits)	[*]

[*] Confidential Treatment Requested.

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MENARINI

Activity	[*]
[*]

All data exchange

[*]
Aggregate Report

EEA Qualified Person for for Pharmacovigilance (EEA QPPV)	[*]

EEA QPPV Deputy and CDSU Manager	[*]
Pharmacovigilance Agreement (matters pertaining to this agreement including general issues, contact updates, revisions)	[*]

[*] Confidential Treatment Requested.

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FURIEX PHARMACEUTICALS, INC.

Activity	Individual / Department Responsible
[*]
AE Reports (Outgoing) Single Case AE/SAE Reports to GMS

[*]
AE Reports (Incoming) Receipt of CIOMS I /MedWatch/E2B
[*]
AE Reports (Single Case Queries)

Single Case Medical Assessment and Review (including AE Coding/Labeling)	[*]

[*]
General Safety Queries and issues on Product, CCDS, benefit-risk assessment (including Risk Management Plan) Database Searches

[*] Confidential Treatment Requested.

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SCHEDULE 12.3(a)

THIRD PARTY CONSENT

[*]

[*] Confidential treatment requested.